Exhibit 10.1
Execution Version
INCREMENTAL FACILITY AMENDMENT AND AMENDMENT NO. 3
THIS INCREMENTAL FACILITY AMENDMENT AND AMENDMENT NO. 3, dated as of April 1, 2024 (this “Agreement”), is made by and among MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC”), MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation (the “Borrower”), the 2024 Incremental Lenders (as defined below), the Revolving Credit Lenders party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below.
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, MVWC, the Lenders, and the Administrative Agent have heretofore entered into that certain Credit Agreement, dated as of August 31, 2018 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 3, 2019, that certain Incremental Facility Amendment, dated as of March 31, 2022, that certain Amendment No. 2 to the Credit Agreement, dated as of April 27, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to Section 2.14(a), the Borrower has requested Incremental Term Loans in an aggregate amount equal to $800 million on the terms set forth herein (such Loans, the “2024 Incremental Term Loans”);
WHEREAS, the Borrower may incur such Incremental Term Loans by entering into an Incremental Facility Amendment (this Incremental Facility Amendment and Amendment No. 3, the “2024 Incremental Facility Amendment”) with Lenders willing to provide such Incremental Term Loans;
WHEREAS, each Lender of 2019 Refinancing Term Loans under the Existing Credit Agreement (each, a “2019 Refinancing Term Lender”) that executes and delivers a consent substantially in the form of Annex A hereto (a “Consent”) to exchange all (or such lesser amount allocated to it by the Administrative Agent) of its 2019 Refinancing Term Loans outstanding for 2024 Incremental Term Loans (the “Cashless Roll”) upon effectiveness of this Agreement and thereafter become a 2024 Incremental Term Lender (as defined in the Amended Credit Agreement), shall be deemed to have consented to this Agreement;
WHEREAS, each Person that executes this Agreement as an 2024 Additional Incremental Term Lender (as defined in the Amended Credit Agreement) will make 2024 Additional Incremental Term Loans (as defined in the Amended Credit Agreement) in the amount set forth on Annex B hereto on the effective date of this Agreement to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of the 2019 Refinancing Term Loans of Lenders that do not elect to the Cashless Roll and general corporate purposes;

WHEREAS, the L/C Commitments of each L/C Issuer as of the Amendment No. 3 Effective Date (as defined in Section 2 of this Agreement) are set forth on Annex C hereto;
WHEREAS, pursuant to Section 2.14(e) of the Existing Credit Agreement, the Existing Credit Agreement may be amended in connection with an Incremental Facility Amendment as necessary or appropriate to effect the provisions of Section 2.14 of the Existing Credit Agreement;
WHEREAS, pursuant to Section 10.01, the Existing Credit Agreement may be amended in writing signed by the Borrower and the Required Lenders;
WHEREAS, immediately after giving effect to the Cashless Roll and the making of 2024 Additional Incremental Term Loans, the Borrower, each Revolving Lender party hereto and each 2024 Incremental Term Lender (collectively constituting the Required Lenders and the Required Revolving Credit Lenders under the Credit Agreement) wish to make certain other modifications to the Existing Credit Agreement (as amended by the 2024 Incremental Facility Amendment); and
WHEREAS, in furtherance thereof, each party hereto hereby consents to the modifications to the Existing Credit Agreement as set forth in Section 1 below;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:
Section 1. Amendments to Existing Credit Agreement. The Existing Credit Agreement is, as of the Amendment No. 3 Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section 2 of this Agreement, hereby amended to: (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the single-underlined text (indicated textually in the same manner as the following example: single-underlined text) as set forth in the Credit Agreement attached as Annex D hereto.
Section 2. Conditions to Effectiveness. This Agreement shall become effective on the first date (the “Amendment No. 3 Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms herein:
(a)     (i) this Agreement shall have been executed and delivered by the Borrower, MVWC, the Administrative Agent, each 2024 Incremental Term Lender and each Revolving Credit Lender party hereto (constituting the Required Revolving Credit Lenders) and (ii) the Consent shall have been executed and delivered by each 2019 Refinancing Term Lender consenting to the Cashless Roll;
(b)     the Administrative Agent and the Lenders shall have received at least three (3) Business Days prior to the Amendment No. 3 Effective Date (or such later date as the Administrative Agent reasonably agrees) all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 3 Effective Date by the Administrative Agent, or the Lenders through the Administrative Agent, that they reasonably determine is required by regulatory
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authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(c)     the Administrative Agent shall have received (i) a certificate of MVWC and the Borrower dated as of the Amendment No. 3 Effective Date, which shall (A) certify the resolutions of the board of directors, members or other body, as applicable, authorizing the execution, delivery and performance by MVWC and the Borrower of this Agreement, (B) identify by name and title and bear the signatures of the officers of MVWC and the Borrower authorized to sign this Agreement (or certify that the signatures of such officers previously delivered to the Administrative Agent remain true and correct) and (C) contain appropriate attachments, including the Organization Documents of MVWC and the Borrower certified, if applicable, by the relevant authority of the jurisdiction of organization of such Person (or certify that the Organization Documents of such Person previously delivered to the Administrative Agent remain true and correct) and (ii) a good standing certificate (if relevant) as of a recent date for MVWC and the Borrower from its jurisdiction of organization;
(d)     (i) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Amendment No. 3 Effective Date with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that (A) references to the “Closing Date” and the “Transactions” in Section 5.15 of the Existing Credit Agreement shall be deemed to mean the “Amendment No. 3 Effective Date” and the transactions contemplated by this Agreement, respectively and (B) the representation and warranty in Section 5.13 of the Credit Agreement shall apply to the written information furnished by or on behalf of a Loan Party to any Agent, Incremental Facility Lead Arranger (as defined below) or Lender in connection with the transactions contemplated by this Agreement, and (ii) no Default shall exist or would result from the effectiveness of this Agreement and the consummation of the transactions contemplated by this Agreement;
(e)     (i) the Administrative Agent shall have received, on behalf of the applicable Persons, all reasonable fees and other amounts due and payable to JPMorgan Chase Bank N.A., BofA Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (together, the “Incremental Facility Lead Arrangers”), the 2024 Incremental Co-Managers and the 2024 Incremental Term Lenders on or prior to the Amendment No. 3 Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 3 Effective Date, reimbursement or payment of all reasonable and documented or invoiced out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower in connection with this Agreement and (ii) prior to or substantially concurrently with effectiveness of this Agreement, the Borrower shall have (x) paid to the Administrative Agent in full all accrued and unpaid interest, fees and other amounts then due and payable in respect of the 2019 Refinancing Term Loans outstanding immediately prior to the Amendment No. 3 Effective Date (including, without limitation, payment of
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principal and all other amounts then owed to each Term Lender under the Existing Credit Agreement that is not a 2024 Incremental Term Lender);
(f)     the Administrative Agent shall have received a written legal opinion from Gibson, Dunn & Crutcher LLP, counsel to MVWC and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent, the Collateral Agent and the Lenders;
(g)     the Administrative Agent shall have received a Committed Loan Notice as required pursuant to Section 2.02 of the Existing Credit Agreement for the 2024 Additional Incremental Term Loans;
(h)     the Administrative Agent shall have received a certificate dated as of the Amendment No. 3 Effective Date and executed by a Responsible Officer of the Borrower as to the matters set forth in Section 2(d) above.
A Benchmark Transition Event has occurred with respect to Canadian Dollars and pursuant to Section 3.09(b) of the Credit Agreement, the Administrative Agent and the Borrower have determined in accordance with the Credit Agreement that CDOR should be replaced with CORRA (including related Benchmark Replacement Conforming Changes, the “CORRA Transition”) as the applicable Benchmark Replacement (implemented as of the Benchmark Replacement Date) for all purposes under the Credit Agreement and any Loan Document and, notwithstanding anything to the contrary above, such changes shall become effective at and after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders, which for the avoidance of doubt shall be on April 8, 2024. The Credit Agreement is hereby amended and modified to give effect to the provisions set forth on Exhibit D with respect to the CORRA Transition on and as of the occurrence of the Benchmark Replacement Date, which is currently expected to be June 28, 2024.
Section 3. Representations and Warranties. On and as of the Amendment No. 3 Effective Date, after giving effect to this Agreement, MVWC, the Borrower and each Subsidiary Guarantor hereby represent and warrant to the Administrative Agent and each Lender that (i) this Agreement has been duly authorized by all necessary corporate or other organizational action and (ii) Annex E hereto sets forth (x) the exact legal name of each Subsidiary Guarantor, as such name appears in its respective certificate of formation or similar formative document and (y) the jurisdiction of formation of each Subsidiary Guarantor. This Agreement has been duly executed and delivered by MVWC, the Borrower and each Subsidiary Guarantor and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 4. Acknowledgment and Confirmation. MVWC, the Borrower and each Subsidiary Guarantor hereby confirm and agree with respect to each Loan Document to which such Loan Party is party to, that (i) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of this Agreement and (ii) all of the Liens and security interests created and arising
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under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Agreement, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and related guarantees.
Section 5. Expenses. Each of the Loan Parties hereby reconfirms its respective obligations pursuant to Section 10.04 of the Credit Agreement to pay all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and the Incremental Facility Lead Arrangers in connection with this Agreement.
Section 6. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 10.01 of the Credit Agreement.
Section 7. Entire Agreement. This Agreement, the Credit Agreement, as amended hereby, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof and thereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Agreement is a Loan Document and an Incremental Facility. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment No. 3 Effective Date, shall continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith. This Agreement is a “Loan Document” and an “Incremental Facility Amendment” in respect of Refinancing Term Loans, in each case as defined and described in the Credit Agreement, and the terms and provisions of the Credit Agreement relating to Loan Documents and Incremental Facility Amendments shall apply hereto.
Section 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.14 AND 10.15 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.
Section 9. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, to the fullest extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and
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of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions
Section 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

MARRIOTT OWNERSHIP RESORTS, INC., as the Borrower
By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

APOLLO MARKETING, INC.
CDP GP, INC.
CDP INVESTORS, L.P.
CERROMAR DEVELOPMENT PARTNERS GP, INC.
CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.
CHAMPAGNE RESORTS INC.
COCONUT PLANTATION PARTNER, INC.
DATA MARKETING ASSOCIATES EAST, INC.
FLEX COLLECTION, LLC
FOH HOLDINGS, LLC
FOH HOSPITALITY, LLC
GRAND ASPEN HOLDINGS, LLC
GRAND ASPEN LODGING, LLC
HAWAII VACATION TITLE SERVICES, INC.
HOSPITALITY TEAM MEMBERS, INC.
HPC DEVELOPER, LLC
HT-HIGHLANDS, INC
HTS-BC, L.L.C.
HTS-BEACH HOUSE PARTNER, L.L.C.
HTS-BEACH HOUSE, INC.
HTS-COCONUT POINT, INC.
HTS-GROUND LAKE TAHOE, INC.
HTS-KEY WEST, INC.
HTS-KW, INC.
HTS-LAKE TAHOE, INC.
HTS-LOAN SERVICING, INC.
HTS-MAIN STREET STATION, INC.
HTS-MAUI, L.L.C.
HTS-SAN ANTONIO, INC.
HTS-SAN ANTONIO, L.L.C.
HTS-SAN ANTONIO, L.P.
HTS-SEDONA, INC.
HTS-SUNSET HARBOR PARTNER, L.L.C.
HTS-WINDWARD POINTE PARTNER, L.L.C.

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer
[Signature Page to Incremental Facility Amendment and Amendment No. 3]

HV GLOBAL GROUP, INC.
HV GLOBAL MANAGEMENT CORPORATION
HV GLOBAL MARKETING CORPORATION
HVO HOLDINGS, LLC
IIC HOLDINGS, INCORPORATED
ILG SHARED OWNERSHIP, INC.
ILG, LLC
INTERVAL HOLDINGS, INC.
INTERVAL INTERNATIONAL, INC.
INTERVAL RESORT & FINANCIAL SERVICES, INC.
INTERVAL SOFTWARE SERVICES, LLC
KAUAI BLUE, INC.
KAUAI LAGOONS HOLDINGS LLC
KEY WESTER LIMITED
LAGUNAMAR CANCUN MEXICO, INC.
MAIC TRAVEL, INC.
MANAGEMENT ACQUISITION HOLDINGS, LLC
MARRIOTT KAUAI OWNERSHIP RESORTS, INC.
MARRIOTT OWNERSHIP RESORTS PROCUREMENT, LLC
MARRIOTT RESORTS HOSPITALITY CORPORATION
MARRIOTT RESORTS SALES COMPANY, INC.
MEMBER DEVELOPMENT, INC.
MH KAPALUA VENTURE, LLC
MORI GOLF (KAUAI), LLC
MORI MEMBER (KAUAI), LLC
MORI RESIDENCES, INC.
MTSC, INC.
MVW SERVICES CORPORATION
MVW SSC, INC.
MVW US HOLDINGS LLC
MVW VACATIONS LLC
PELICAN LANDING TIMESHARE
VENTURES LIMITED PARTNERSHIP

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer
[Signature Page to Incremental Facility Amendment and Amendment No. 3]

RBF, LLC
RCC (GP) HOLDINGS LLC
RCDC 942, L.L.C.
RCDC CHRONICLE LLC
RESORT SALES SERVICES, INC.
S.O.I. ACQUISITION CORP.
SCOTTSDALE RESIDENCE CLUB, INC.
SHERATON FLEX VACATIONS, LLC
SOLEIL COMMUNICATIONS, INC.
ST. REGIS NEW YORK MANAGEMENT, INC.
ST. REGIS RESIDENCE CLUB, NEW YORK INC.
THE LION & CROWN TRAVEL CO., LLC
THE RITZ-CARLTON DEVELOPMENT COMPANY, INC.
THE RITZ-CARLTON SALES COMPANY, INC.
THE RITZ-CARLTON TITLE COMPANY, INC.
VACATION OWNERSHIP LENDING GP, INC.
VACATION OWNERSHIP LENDING, L.P.
VACATION TITLE SERVICES, INC.
VCH COMMUNICATIONS, INC.
VCH CONSULTING, INC.
VCH SYSTEMS, INC.

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

VISTANA ACCEPTANCE CORP.
VISTANA AVENTURAS, INC.
VISTANA CALIFORNIA MANAGEMENT, INC.
VISTANA DEVELOPMENT, INC.
VISTANA HAWAII MANAGEMENT, INC.
VISTANA MANAGEMENT, INC.
VISTANA MB MANAGEMENT, INC.
VISTANA PORTFOLIO SERVICES, INC.
VISTANA PSL, INC.
VISTANA RESIDENTIAL MANAGEMENT, INC.
VISTANA SIGNATURE EXPERIENCES, INC.
VISTANA SIGNATURE NETWORK, INC.
VISTANA VACATION OWNERSHIP, INC.
VISTANA VACATION REALTY, INC.
VISTANA VACATION SERVICES HAWAII, INC.
VOL GP, INC.
VOL INVESTORS, L.P.
VOLT MERGER SUB, LLC
VSE DEVELOPMENT, INC.
VSE EAST, INC.
VSE MEXICO PORTFOLIO SERVICES, INC.
VSE MYRTLE BEACH, LLC
VSE PACIFIC, INC.
VSE TRADEMARK, INC.
VSE VISTANA VILLAGES, INC.
VSE WEST, INC.

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

WESTIN SHERATON VACATION SERVICES, INC.
WHV HOSPITALITY MANAGEMENT, INC.
WHV MOUNTAIN VILLAS, INC.
WHV RESORT GROUP, INC.
WHV RESORT PROPERTIES, INC.
WHV RESORTS VACATION RENTALS, INC.
WINDWARD POINTE II, L.L.C.
WORLDWIDE VACATION & TRAVEL, INC.
WVC RANCHO MIRAGE, INC.

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

AQUA HOSPITALITY LLC
ASTON HOTELS & RESORTS FLORIDA, LLC
MAUI CONDO AND HOME, LLC
RQI HOLDINGS, LLC

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Manager

By:	/s/ Andrea Mue
Name: Andrea Mue
Title: Manager

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

AQUA HOTELS AND RESORTS OPERATOR LLC

By: Aqua Hospitality LLC as Managing Member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Manager

By:	/s/ Andrea Mue
Name: Andrea Mue
Title: Manager

AQUA LUANA OPERATOR LLC

By: Aqua Hospitality LLC as Sole Member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Manager

By:	/s/ Andrea Mue
Name: Andrea Mue
Title: Manager

DIAMOND HEAD MANAGEMENT LLC
HOTEL MANAGEMENT SERVICES LLC
KAI MANAGEMENT SERVICES LLC

By: Aqua Hospitality LLC as Manager

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Manager

By:	/s/ Andrea Mue
Name: Andrea Mue
Title: Manager

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

AQUA HOTELS & RESORTS, LLC

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Manager

AQUA HOTELS AND RESORTS, INC.
AQUA-ASTON HOLDINGS, INC.
REP HOLDINGS, LTD.

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Director and Treasurer

AQUA-ASTON HOSPITALITY, LLC

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Manager and Treasurer

MVW OF HAWAII, INC.

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Director, President and Treasurer

RESORT MANAGEMENT FINANCE SERVICES, INC.

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Treasurer

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

BEACH HOUSE DEVELOPMENT PARTNERSHIP

By: HTS-Beach House Partner, L.L.C. as Partner

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

By: HTS-Beach House, Inc. as Partner

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

MAIC TRAVEL LLC

By: MAIC Travel, Inc. as Sole Member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

MORI WAIKOLOA HOLDING COMPANY, LLC

By: Marriott Ownership Resorts, Inc. as Sole Member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

MVW US SERVICES, LLC

By: MVW SSC, Inc. as Sole Member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

R.C. CHRONICLE BUILDING, L.P.

By: RCC (GP) Holdings LLC as General Partner

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

RCC (LP) HOLDINGS L.P.

By: RCDC Chronicle LLC as General Partner

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

THE COBALT TRAVEL COMPANY, LLC
THE RITZ-CARLTON MANAGEMENT COMPANY, L.L.C.

By: Ritz-Carlton Development Company, Inc. as Sole Member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

WHV RESORTS NORTHSTAR, LLC

By: WHV Resort Group, Inc.

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

ILG MANAGEMENT, LLC

By:	/s/ James H Hunter, IV
Name: James H Hunter, IV
Title: Manager

By:	/s/ Jason P. Marino
Name: Jason P. Marino
Title: Manager

By:	/s/ Lori Gustafson
Name: Lori Gustafson
Title: Manager

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Brad Olmsted
Name: Brad Olmsted
Title: Vice President

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender, 2024 Additional Incremental Lender and L/C Issuer

By:	/s/ Brad Olmsted
Name: Brad Olmsted
Title: Vice President

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

Bank of America, N.A., as a Revolving Credit Lender and L/C Issuer

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Senior Vice President

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

Bank of Hawaii, as a Revolving Credit Lender

By:	/s/ Terri Okada
Name: Terri Okada
Title: Senior Vice President

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

CIBC Bank USA, as a Revolving Credit Lender

By:	/s/ Thomas Reilly
Name: Thomas Reilly
Title: Managing Director

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

CITIZENS BANK, N.A., as a Revolving Credit Lender

By:	/s/ Bryan L. Bains
Name: Bryan L. Bains
Title: Vice President

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Jason Shrader
Name: Jason Shrader
Title: Executive Director

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

FIRST HAWAIIAN BANK, as a Revolving Credit Lender

By:	/s/ Jody Mukaigawa
Name: Jody Mukaigawa
Title: Senior Vice President

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

HSBC Bank USA, N.A., as a Revolving Credit Lender

By:	/s/ Jay Fort
Name: Jay Fort
Title: Director

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

MUFG Bank, Ltd., as a Revolving Credit Lender

By:	/s/ Deborah L. White
Name: Deborah L. White
Title: Director

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

REGIONS BANK, as a Revolving Credit Lender

By:	/s/ Cheryl L. Shelhart
Name: Cheryl L. Shelhart
Title: Director

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

The Bank of New York Mellon, as a Revolving Credit Lender

By:	/s/ Abdullah Dahman
Name: Abdullah Dahman
Title: Director

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

Truist Bank, as a Revolving Credit Lender and L/C Issuer

By:	/s/ Lisa Garling
Name: Lisa Garling
Title: Director

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

U.S. Bank National Association, as a Revolving Credit Lender

By:	/s/ Steven Sawyer
Name: Steven Sawyer
Title: Senior Vice President

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

Wells Fargo Bank, National Association, as a Revolving Credit Lender and L/C Issuer

By:	/s/ Ekta Patel
Name: Ekta Patel
Title: Managing Director

[Signature Page to Incremental Facility Amendment and Amendment No. 3]

Annex A
CONSENT TO CASHLESS ROLL
CONSENT TO CASHLESS ROLL (this “Consent”) in connection with the Incremental Facility Amendment and Amendment No. 3 (“Amendment”) to that certain Credit Agreement, dated as of August 31, 2018 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 3, 2019, the certain Incremental Facility Amendment, dated as of March 31, 2022, that certain Amendment No. 2 to the Credit Agreement, dated as of April 27, 2023 and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC”), MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time (collectively, the “Lenders” and individually, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and as Collateral Agent (in such capacity, the “Administrative Agent”), and the other parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.
Existing 2019 Refinancing Term Loan Lenders / Cashless Settlement
The undersigned 2019 Refinancing Term Loan Lender hereby irrevocably and unconditionally consents to convert 100% of the outstanding principal amount of the 2019 Refinancing Term Loan held by such 2019 Refinancing Term Loan Lender (or such lesser amount allocated to such Lender by the Administrative Agent) into a 2024 Incremental Term Loan in a like principal amount via a cashless roll.
IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.
____________________________________
as a Lender (type name of the legal entity)
By: ____________________________________
Name:
Title:
If a second signature is necessary:
By: ____________________________________
Name:
Title:

Annex B
2024 Additional Incremental Term Commitments

2024 Additional Incremental Lender	2024 Additional Incremental Term Commitments
JPMorgan Chase Bank, N.A.	$560,229,319.82
TOTAL	$560,229,319.82

Annex C
L/C Commitments

L/C Issuer	US Letter of Credit Commitment	Multicurrency Letter of Credit Commitment
JPMorgan Chase Bank, N.A.	$0	$10,150,000
Bank of America, N.A.	$46,000,000	$6,003,000
Credit Suisse AG, New York Branch	$0	$4,147,000
Truist Bank	$0	$4,553,000
Wells Fargo Bank, N.A.	$0	$4,147,000
TOTAL	$46,000,000	$29,000,000

Annex D
Credit Agreement
[See attached]

~~MARKED~~CONFORMED VERSION REFLECTING CHANGES
PURSUANT TO (i) ~~THE~~ AMENDMENT NO. 1 TO CREDIT AGREEMENT, DATED AS OF DECEMBER 3, 2019, (ii) ~~THE~~ INCREMENTAL FACILITY AMENDMENT, DATED AS OF MARCH 31, 2022~~,~~ AND
(iii) ~~TO THE~~ AMENDMENT NO. 2 TO CREDIT AGREEMENT, DATED AS OF APRIL 27, 2023
MARKED VERSION REFLECTING CHANGES PURSUANT TO THE INCREMENTAL FACILITY AMENDMENT AND AMENDMENT NO. 3, DATED AS OF APRIL 1, 2024

~~z~~
CREDIT AGREEMENT
Dated as of August 31, 2018
among
MARRIOTT VACATIONS WORLDWIDE CORPORATION,
MARRIOTT OWNERSHIP RESORTS, INC.,
as the MVW Borrower,
on and after the ILG Joinder Date, INTERVAL ACQUISITION CORP., as the ILG Borrower,1
the Several Lenders from Time to Time Parties Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,
JPMORGAN CHASE BANK, N.A.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SUNTRUST ROBINSON HUMPHREY INC.,
DEUTSCHE BANK SECURITIES INC.,
WELLS FARGO SECURITIES, LLC and
CREDIT SUISSE LOAN FUNDING LLC,
as Joint Lead Arrangers and Bookrunners2,3
and
HSBC BANK USA, N.A., MUFG UNION BANK, N.A.,
FIRST HAWAIIAN BANK, U~~S~~.S. BANK NATIONAL ASSOCIATION,
THE BANK OF NEW YORK MELLON and SYNOVUS BANK,
as Co-Managers~~3~~4,5
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, DEUTSCHE BANK SECURITIES INC.,
SUNTRUST BANK and WELLS FARGO BANK, N.A.,
as Co-Documentation Agents
and
1 The ILG Borrower was merged out of existence in December 30, 2019, with no successor Borrower.
2 With respect to the 2022 Incremental Amendment, the Joint Lead Arrangers and Bookrunners were JPMorgan Chase Bank, N.A., BofA
Securities, Inc., Truist Securities, Inc., Credit Suisse Loan Funding LLC and Wells Fargo Securities, LLC.
3 With respect to the 2024 Incremental Amendment, the Joint Lead Arrangers and Bookrunners were JPMorgan Chase Bank, N.A., BofA
Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC.
~~3~~4 With respect to the 2022 Incremental Amendment, the Co-Managers were CIBC Bank USA, Citizens Bank, N.A., Fifth Third Bank, National
Association, HSBC Bank USA, N.A., MUFG Union Bank, N.A., Regions Bank, Bank of Hawaii, The Bank of New York Mellon, First
Hawaiian Bank and U.S Bank National Association.
5 With respect to the 2024 Incremental Amendment, the Co-Managers were CIBC Bank USA, Citizens Bank, N.A., Fifth Third Bank, National
Association, HSBC Bank USA, N.A., MUFG Union Bank, N.A., Regions Bank, Bank of Hawaii, The Bank of New York Mellon, First
Hawaiian Bank and U.S Bank National Association.

~~MARKED~~CONFORMED VERSION REFLECTING CHANGES
PURSUANT TO (i) ~~THE~~ AMENDMENT NO. 1 TO CREDIT AGREEMENT, DATED AS OF DECEMBER 3, 2019, (ii) ~~THE~~ INCREMENTAL FACILITY AMENDMENT, DATED AS OF MARCH 31, 2022~~,~~ AND
(iii) ~~TO THE~~ AMENDMENT NO. 2 TO CREDIT AGREEMENT, DATED AS OF APRIL 27, 2023
MARKED VERSION REFLECTING CHANGES PURSUANT TO THE INCREMENTAL FACILITY AMENDMENT AND AMENDMENT NO. 3, DATED AS OF APRIL 1, 2024

BANK OF AMERICA, N.A,
as Syndication Agent

Table of Contents
Page
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01	Defined Terms		2
SECTION 1.02	Other Interpretive Provisions	~~71~~	74
SECTION 1.03	Accounting Terms	~~72~~	74
SECTION 1.04	Rounding	~~72~~	75
SECTION 1.05	References to Agreements, Laws, Etc.	~~72~~	75
SECTION 1.06	Times of Day	~~73~~	75
SECTION 1.07	Timing of Payment or Performance	~~73~~	75
SECTION 1.08	Exchange Rates; Currency Equivalents Generally	~~73~~	75
SECTION 1.09	Letter of Credit Amounts	~~74~~	77
SECTION 1.10	Limited Condition Transactions	~~74~~	77
SECTION 1.11	Leverage Ratios	~~75~~	78
SECTION 1.12	Cashless Rolls	~~75~~	78
SECTION 1.13	Certain Calculations and Tests	~~76~~	78
SECTION 1.14	Interest Rates; Benchmark Notification	~~76~~	78
ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01	The Loans	~~76~~	79
SECTION 2.02	Borrowings, Conversions and Continuation of Loans.	~~77~~	80
SECTION 2.03	Letters of Credit	~~79~~	82
SECTION 2.04	[Reserved]	~~86~~	89
SECTION 2.05	Prepayments	~~86~~	89
SECTION 2.06	Termination or Reduction of Commitments	~~92~~	95
SECTION 2.07	Repayment of Loans	~~93~~	96
SECTION 2.08	Interest	~~93~~	96
SECTION 2.09	Fees	~~93~~	97
SECTION 2.10	Computation of Interest and Fees	~~94~~	97
SECTION 2.11	Evidence of Indebtedness	~~94~~	97
SECTION 2.12	Payments Generally	~~94~~	98
SECTION 2.13	Sharing of Payments	~~96~~	99
SECTION 2.14	Incremental Credit Extensions	~~97~~	100
SECTION 2.15	Extensions of Term Loans and Revolving Credit Commitments	~~99~~	102
SECTION 2.16	Defaulting Lenders	~~101~~	104
SECTION 2.17	Permitted Debt Exchanges	~~102~~	106
ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01	Taxes	~~105~~	108
SECTION 3.02	[Reserved]	~~108~~	111
SECTION 3.03	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency
	Rate Loans and Term Benchmark Loans	~~108~~	111
SECTION 3.04	Funding Losses	~~109~~	112
SECTION 3.05	Matters Applicable to All Requests for Compensation	~~110~~	113
-i-

SECTION 3.06	Replacement of Lenders under Certain Circumstances	~~111~~	114
SECTION 3.07	Illegality	~~112~~	115
SECTION 3.08	Survival	~~112~~	115
SECTION 3.09	Alternative Rate of Interest	~~112~~	115
ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

SECTION 4.01	Conditions to Initial Credit Extension	~~115~~	118
SECTION 4.02	Conditions to All Credit Extensions	~~117~~	120
ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01	Existence, Qualification and Power; Compliance with Laws	~~117~~	121
SECTION 5.02	Authorization; No Contravention	~~118~~	121
SECTION 5.03	Governmental Authorization; Other Consents	~~118~~	121
SECTION 5.04	Binding Effect	~~118~~	121
SECTION 5.05	Financial Statements; No Material Adverse Effect	~~118~~	121
SECTION 5.06	Litigation	~~119~~	122
SECTION 5.07	Ownership of Property; Liens	~~119~~	122
SECTION 5.08	Environmental Compliance	~~119~~	122
SECTION 5.09	Taxes	~~119~~	123
SECTION 5.10	Compliance with ERISA	~~120~~	123
SECTION 5.11	Subsidiaries; Equity Interests	~~120~~	123
SECTION 5.12	Margin Regulations; Investment Company Act	~~120~~	123
SECTION 5.13	Disclosure	~~120~~	123
SECTION 5.14	Intellectual Property; Licenses, Etc.	~~120~~	124
SECTION 5.15	Solvency	~~121~~	124
SECTION 5.16	Collateral Documents	~~121~~	124
SECTION 5.17	Use of Proceeds	~~121~~	124
SECTION 5.18	Patriot Act	~~121~~	124
SECTION 5.19	Sanctioned Persons	~~121~~	124
SECTION 5.20	FCPA	~~121~~	125
SECTION 5.21	No EEA Financial Institution	~~121~~	125
ARTICLE VI

AFFIRMATIVE COVENANTS

SECTION 6.01	Financial Statements	~~122~~	125
SECTION 6.02	Certificates; Other Information	~~122~~	126
SECTION 6.03	Notices	~~124~~	127
SECTION 6.04	Maintenance of Existence	~~124~~	127
SECTION 6.05	Maintenance of Properties	~~124~~	127
SECTION 6.06	Maintenance of Insurance	~~124~~	128
SECTION 6.07	Compliance with Laws	~~124~~	128
SECTION 6.08	Books and Records	~~124~~	128
SECTION 6.09	Inspection Rights	~~125~~	128
SECTION 6.10	Covenant to Guarantee Obligations and Give Security	~~125~~	128
SECTION 6.11	Use of Proceeds	~~126~~	129
SECTION 6.12	Further Assurances and Post-Closing Covenants	~~126~~	129
-ii-

SECTION 6.13	Designation of Subsidiaries	~~126~~	130
SECTION 6.14	Payment of Taxes	~~126~~	130
SECTION 6.15	Maintenance of Ratings	~~127~~	130
SECTION 6.16	Nature of Business	~~127~~	130
ARTICLE VII

NEGATIVE COVENANTS

SECTION 7.01	Liens	~~127~~	130
SECTION 7.02	Investments	~~131~~	134
SECTION 7.03	Indebtedness	~~134~~	138
SECTION 7.04	Fundamental Changes	~~138~~	142
SECTION 7.05	Dispositions	~~140~~	144
SECTION 7.06	Restricted Payments	~~142~~	146
SECTION 7.07	Transactions with Affiliates	~~145~~	149
SECTION 7.08	Prepayments, Etc., of Indebtedness	~~147~~	151
SECTION 7.09	First Lien Leverage Ratio	~~148~~	152
SECTION 7.10	Restrictions on Subsidiaries’ Distributions	~~148~~	152
ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01	Events of Default	~~149~~	153
SECTION 8.02	Remedies Upon Event of Default	~~151~~	155
SECTION 8.03	Exclusion of Immaterial Subsidiaries	~~151~~	155
SECTION 8.04	Application of Funds	~~152~~	156
SECTION 8.05	Right to Cure	~~153~~	157
ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 9.01	Appointment and Authorization of Agents	~~153~~	157
SECTION 9.02	Delegation of Duties	~~154~~	158
SECTION 9.03	Liability of Agents	~~155~~	159
SECTION 9.04	Reliance by Agents	~~155~~	159
SECTION 9.05	Notice of Default	~~156~~	160
SECTION 9.06	Credit Decision; Disclosure of Information by Agents	~~156~~	160
SECTION 9.07	Indemnification of Agents	~~156~~	161
SECTION 9.08	Agents in their Individual Capacities	~~157~~	161
SECTION 9.09	Successor Agents	~~157~~	161
SECTION 9.10	Administrative Agent May File Proofs of Claim	~~158~~	162
SECTION 9.11	Collateral and Guaranty Matters	~~159~~	163
SECTION 9.12	Other Agents; Arrangers and Managers	~~160~~	165
SECTION 9.13	Appointment of Supplemental Administrative Agents	~~161~~	165
SECTION 9.14	Withholding Tax	~~161~~	165
SECTION 9.15	Cash Management Obligations; Secured Hedge Agreements~~162~~; Specified Bilateral Letters of Credit		166
SECTION 9.16	Certain ERISA Matters	~~162~~	166
SECTION 9.17	Acknowledgments of Lenders and Issuing Banks.		167
-iii-

ARTICLE X

MISCELLANEOUS

SECTION 10.01	Amendments, Etc.	~~163~~	168
SECTION 10.02	Notices and Other Communications; Facsimile Copies	~~165~~	170
SECTION 10.03	No Waiver; Cumulative Remedies	~~167~~	172
SECTION 10.04	Attorney Costs and Expenses	~~167~~	172
SECTION 10.05	Indemnification by the Borrowers	~~167~~	172
SECTION 10.06	Payments Set Aside	~~169~~	174
SECTION 10.07	Successors and Assigns	~~169~~	174
SECTION 10.08	Confidentiality	~~173~~	178
SECTION 10.09	Setoff	~~174~~	179
SECTION 10.10	Counterparts	~~174~~	179
SECTION 10.11	Integration	~~174~~	179
SECTION 10.12	Survival of Representations and Warranties	~~175~~	180
SECTION 10.13	Severability	~~175~~	180
SECTION 10.14	GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS	~~175~~	180
SECTION 10.15	WAIVER OF RIGHT TO TRIAL BY JURY	~~176~~	180
SECTION 10.16	Binding Effect	~~176~~	181
SECTION 10.17	Borrower Representative	~~176~~	181
SECTION 10.18	Lender Action	~~176~~	181
SECTION 10.19	USA PATRIOT Act	~~176~~	181
SECTION 10.20	Acceptable Intercreditor Agreements	~~176~~	181
SECTION 10.21	Obligations Absolute	~~177~~	182
SECTION 10.22	No Advisory or Fiduciary Responsibility	~~177~~	182
SECTION 10.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~177~~	182

SCHEDULES
1.01A    —    Guarantors
1.01B    —    Excluded Subsidiaries
1.01C    —    Existing Hedge Banks
1.01D    —    Unrestricted Subsidiaries
2.01    —    Commitments
2.03(a)(i)    —    US Existing Letters of Credit
2.03(a)(ii)    —    Multicurrency Existing Letters of Credit
5.06    —    Litigation
5.08        Environmental Compliance
5.11    —    Subsidiaries and Other Equity Investments
6.12    —     Post-Closing Covenants
7.01(b)    —    Existing Liens
7.02    —    Existing Investments
7.03(c)    —    Surviving Indebtedness
7.07    —    Transactions with Affiliates
7.10    —    Restrictions on Subsidiaries’ Distributions
10.02    —    Administrative Agent’s Office, Principal Office, Certain Addresses for Notices
EXHIBITS
Form of
A    —    Assignment and Assumption
B    —    Committed Loan Notice
C    —    Compliance Certificate

-iv-

D    —    [Reserved]
E    —    Guaranty
F-1    —    Revolving Credit Note
F-2    —    Term Note
G    —    Security Agreement
H    —    Discounted Prepayment Option Notice
I    —    Lender Participation Notice
J    —    Discounted Voluntary Prepayment Notice
K    —    United States Tax Compliance Certificates
L    —    Officer’s Certificate
M    —    Marriott Comfort Letter
N    —    Ritz-Carlton Comfort Letter
O    —    Hyatt Comfort Letters
P    —    Starwood Comfort Letters
Q    —    ILG Joinder Agreement

-v-

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of August 31, 2018, among MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC”), MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation (the “MVW Borrower” or the “Borrower Representative”), on and after the ILG Joinder Date, INTERVAL ACQUISITION CORP., a Delaware corporation (the “ILG Borrower” and together with the MVW Borrower, the “Borrowers” and each individually, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the “Lenders” and each individually, a “Lender”) and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent and Collateral Agent.
PRELIMINARY STATEMENTS
1.The Borrowers intend to repay the principal, accrued and unpaid interest, fees, premium, if any, and other amounts, under (i) that certain Credit Agreement, dated as of August 16, 2017 by and among MVWC, the MVW Borrower, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, supplemented or otherwise modified through the date hereof, the “Existing Credit Facility”) and (ii) that certain Amended and Restated Credit Agreement, dated as of June 21, 2012 by and among Interval Acquisition Corp., a Delaware corporation, ILG, Inc., a Delaware corporation (the “Target”), the subsidiary guarantors identified therein, the lenders party thereto and Wells Fargo Bank, National Association (as amended, supplemented or otherwise modified through the date hereof, the “Existing Target Credit Facility”), and in each case have all security interests and guarantees terminated (the “Refinancing”).
2.Pursuant to the terms of the Acquisition Agreement (as this and other capitalized terms used in these Preliminary Statements are defined in Section 1.01 below), MVWC will directly or indirectly acquire (the “Acquisition”) all of the outstanding shares of common stock of the Target. The Acquisition will be effected through the formation of (i) two direct Wholly-Owned Subsidiaries of MVWC: Volt Merger Sub, Inc., a Delaware corporation (“Volt Corporate Merger Sub”), and Volt Merger Sub, LLC, a Delaware limited liability company (“Volt LLC Merger Sub”), (ii) a Wholly-Owned Subsidiary of the Target: Ignite Holdco, Inc., a Delaware corporation (“Ignite Holdco”), and (iii) a Wholly-Owned Subsidiary of Ignite Holdco: Ignite Holdco Subsidiary, Inc., a Delaware corporation (“Ignite Merger Sub”), and the following series of transactions: first, Ignite Merger Sub shall be merged with and into the Target (the “Ignite Merger”), with the Target surviving the Ignite Merger as a Wholly-Owned Subsidiary of Ignite Holdco; second, the Target shall be converted from a Delaware corporation into a Delaware limited liability company; third, Volt Corporate Merger Sub shall be merged with and into Ignite Holdco (the “Initial Ignite Holdco Merger”), with Ignite Holdco surviving the Initial Ignite Holdco Merger as a Wholly-Owned Subsidiary of MVWC; and fourth, Ignite Holdco shall be merged with and into Volt LLC Merger Sub (the “Final Ignite Holdco Merger”), with Volt LLC Merger Sub surviving the Final Ignite Holdco Merger as a Wholly-Owned Subsidiary of MVWC.
3.The Borrowers have requested that the Lenders extend credit to the Borrowers in the form of (a) Initial Term Loans in an initial aggregate principal amount of $900,000,000 (the “Initial Term Facility”), (b) US Revolving Credit Commitments in an initial aggregate principal amount of $480,000,000 to be available in Dollars (the “Initial US Revolving Facility”) and (c) Multicurrency Revolving Credit Commitments in an initial aggregate principal amount of $120,000,000 to be available in Dollars or any Alternative Currency (the “Initial Multicurrency Facilities” and together with the Initial US Revolving Facility, the “Initial Revolving Facilities”). The Initial Revolving Facilities may include one or more Letters of Credit from time to time.
4.The proceeds of the Initial Term Loans and of the Initial Revolving Borrowing will be used, subject to the terms and conditions set forth herein, to consummate, the Refinancing, the Acquisition and the other Transactions and for working capital and other general corporate purposes. The proceeds of Revolving Credit Loans made after the Closing Date and Letters of Credit will be used for working capital and other general corporate purposes of the Borrowers and their respective Subsidiaries, including Capital Expenditures and the financing of Permitted Acquisitions.

5.The applicable Lenders have indicated their willingness to lend, and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
Definitions and Accounting Terms
SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2019 Refinancing Term Loan” has the meaning provided in the Amendment No. 1. All 2019 Refinancing Term Loans shall be repaid in full or exchanged for 2024 Incremental Term Loans on the 2024 Incremental Amendment Effective Date pursuant to the 2024 Incremental Amendment and Section 2.01(a)(ii).
“2022 Incremental Amendment” means the Incremental Facility Amendment, dated as of the 2022 Incremental Amendment Effective Date, among MVWC, the Borrower Representative, the 2022 Incremental Lenders party thereto and the Administrative Agent.
“2022 Incremental Amendment Effective Date” means March 31, 2022.
“2022 Incremental Arrangers” means the 2022 Incremental Joint Lead Arrangers and the 2022 Incremental Co-Managers.
“2022 Incremental Co-Managers” means CIBC Bank USA, Citizens Bank, N.A., Fifth Third Bank, National Association, HSBC Bank USA, N.A., MUFG Union Bank, N.A., Regions Bank, Bank of Hawaii, The Bank of New York Mellon, First Hawaiian Bank and U.S Bank National Association in their capacities as Co-Managers in connection with the 2022 Incremental Amendment.
“2022 Incremental Joint Lead Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the 2022 Incremental Amendment Effective Date), Truist Securities, Inc., Credit Suisse Loan Funding LLC and Wells Fargo Securities, LLC in their capacities as Lead Arrangers and Joint Bookrunners in connection with the 2022 Incremental Amendment.
“2022 Incremental Lender” means a Lender holding 2022 Incremental Revolving Credit Commitments or 2022 Incremental Revolving Credit Loans.
“2022 Incremental Revolving Credit Commitments” means the commitment of a Lender to make a 2022 Incremental Revolving Credit Loan to the Borrower pursuant to Section 2.01(b). The aggregate amount of the 2022 Incremental Revolving Credit Commitments as of the 2022 Incremental Amendment Effective Date is $750,000,000.
“2022 Incremental Revolving Credit Loans” means the Loans made by 2022 Incremental Lenders pursuant to Section 2.01(b) utilizing the 2022 Incremental Revolving Credit Commitments.
“2024 Additional Incremental Lender” means a Person with a 2024 Additional Incremental Term Commitment to make 2024 Additional Incremental Loans to the Borrower on the 2024 Incremental Amendment Effective Date.

“2024 Additional Incremental Term Commitment” means, with respect to a 2024 Additional Incremental Term Lender, the commitment of such 2024 Additional Incremental Term Lender to make a 2024 Additional Incremental Loan hereunder on the 2024 Incremental Effective Date, in the amount set forth on Annex B to the 2024 Incremental Amendment. The amount of the 2024 Additional Incremental Term Commitments on the 2024 Incremental Amendment Effective Date is $560,229,319.82.
“2024 Additional Incremental Term Loan” means a Loan that is made pursuant to Section 2.01(a)(ii) on the 2024 Incremental Amendment Effective Date.
“2024 Incremental Amendment” means the Incremental Facility Amendment and Amendment No. 3, dated as of the 2024 Incremental Amendment Effective Date, among MVWC, the Borrower Representative, the 2024 Incremental Term Lenders party thereto, the Revolving Credit Lenders and the Administrative Agent.
“2024 Incremental Amendment Effective Date” means April 1, 2024.
“2024 Incremental Arrangers” means the 2024 Incremental Joint Lead Arrangers and the 2024 Incremental Co-Managers.
“2024 Incremental Co-Managers” means CIBC Bank USA, Citizens Bank, N.A., Fifth Third Bank, National Association, HSBC Bank USA, N.A., MUFG Bank, Ltd., Regions Bank, Bank of Hawaii, The Bank of New York Mellon, First Hawaiian Bank and U.S. Bank National Association in their capacities as Co-Managers in connection with the 2024 Incremental Amendment.
“2024 Incremental Joint Lead Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the 2022 Incremental Amendment Effective Date), Truist Securities, Inc. and Wells Fargo Securities, LLC in their capacities as Lead Arrangers and Joint Bookrunners in connection with the 2024 Incremental Amendment.
“2024 Incremental Term Lender” means a Lender holding 2024 Additional Incremental Term Commitments or 2024 Incremental Term Loans.
“2024 Incremental Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date”.
“2024 Incremental Term Loans” means the Loans made by 2024 Incremental Term Lenders pursuant to Section 2.01(a)(ii), which includes 2024 Additional Incremental Term Loans and those deemed made pursuant to Section 2.01(a)(ii).
“2024 Rollover Incremental Term Lender” means each Term Lender with a 2019 Refinancing Term Loan extended on the 2024 Incremental Amendment Effective Date that has consented to exchange such 2019 Refinancing Term Loan into a 2024 Incremental Term Loan, and that has been allocated such 2024 Incremental Term Loan by the Administrative Agent.
“Acceptable Discount” has the meaning specified in Section 2.05(d)(iii).
“Acceptable Intercreditor Agreement” means a customary intercreditor agreement, subordination agreement, collateral trust agreement or other intercreditor arrangement (which may, if applicable, consist of a payment waterfall) in form and substance reasonably acceptable to the Administrative Agent and the Borrower Representative, which shall be deemed reasonably acceptable to the Lenders if posted to the Platform and (i) accepted by the Required Lenders and/or (ii) not otherwise objected to by the Required Lenders within five (5) Business Days of being posted.

“Acceptance Date” has the meaning specified in Section 2.05(d)(ii).
“Accounting Changes” has the meaning specified in Section 1.03(d).
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.
“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Acquisition” has the meaning specified in the recitals hereto.
“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of April 30, 2018, by and among MVWC, the Target, Ignite Holdco, Ignite Merger Sub, Volt Corporate Merger Sub and Volt LLC Merger Sub (together with all exhibits, annexes, schedules and other disclosure letters thereto, collectively, as modified, amended, supplemented, consented to or waived).
“Additional Lender” has the meaning specified in Section 2.14(e).
“Additional Revolving Credit Commitment” has the meaning specified in Section 2.14(a).
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling, plus (b) 0.0326%, (ii) with respect to any RFR Borrowing denominated in Singapore Dollars, an interest rate per annum equal to the Daily Simple RFR for Singapore Dollars ~~and~~, (iii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10% and (iv) with respect to any RFR Borrowing denominated in Canadian dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Canadian dollars, plus (b) 0.29547%; provided that if the Adjusted Daily Simple RFR ~~Rate~~ as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to the EURIBOR Rate for such Interest Period; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term CORRA Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) Term CORRA for such Interest Period plus (b) 0.29547% for a one month interest period or 0.32138% for a three month interest period; provided that if the Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to, (i) with respect to ~~2019 Refinancing~~2024 Incremental Term Loans, ~~(a)~~ the Term SOFR Rate for such Interest Period~~, plus (b) 0.10% for an Interest Period of one-month’s duration, 0.15% for an Interest Period of three-months’ duration or 0.25% for an Interest Period of six-months’ duration,~~ and (ii) with respect to Revolving Credit Loans, (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to the TIBOR Rate for such Interest Period; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means, subject to Section 9.13, JPMorgan, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account as the Administrative Agent may from time to time notify the Borrower Representative and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Affiliated Lender” means MVWC, the Borrowers and their respective Subsidiaries.
“After Year-End Transaction” has the meaning specified in Section 2.05(b)(i).
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the partners, officers, directors, employees, agents, trustees, administrators, managers, advisors, other representatives and attorneys-in-fact and successors and permitted assigns of such Persons and Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Multicurrency Revolving Credit Commitments” means the Multicurrency Revolving Credit Commitments of all the Revolving Credit Lenders. The amount of the Aggregate Multicurrency Revolving Credit Commitments on the Closing Date was $120,000,000. The amount of the Aggregate Multicurrency Revolving Credit Commitments on the 2022 Incremental Amendment Effective Date is $120,000,000.
“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Revolving Credit Lenders. The amount of the Aggregate Revolving Credit Commitments on the Closing Date was $600,000,000. The amount of the Aggregate Revolving Credit Commitments on the 2022 Incremental Amendment Effective Date is $750,000,000.
“Aggregate US Revolving Credit Commitments” means the US Revolving Credit Commitments of all the Revolving Credit Lenders. The amount of the Aggregate US Revolving Credit Commitments on the Closing Date was $480,000,000. The amount of the Aggregate US Revolving Credit Commitments on the 2022 Incremental Amendment Effective Date is $630,000,000.
“Agreed Currencies” means Dollars and each Alternative Currency.
“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 1.08(f).
“All-In-Rate” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower Representative in a manner consistent with generally accepted financial practices, taking into account (a) interest rates and interest rate margins (with such interest rate and interest rate margins to be determined by reference to the Term Benchmark), (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year life to maturity) paid by the Borrowers to the Lenders in connection with the Initial Term Loans or any applicable Class of Incremental Term Loans ~~Class~~(including the 2024 Incremental Term Loans), but excluding (i) any arrangement, commitment, structuring, underwriting, and any similar fees paid to any arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness, ticking, unused line fees, consent fees paid to consenting lenders and/or amendment fees and (ii) any other fee that is not paid directly by one or more Borrowers generally to all relevant lenders ratably in the primary syndication of such Indebtedness; provided, however, that (A) to the extent that the applicable Screen Rate (with an Interest Period of three months) or Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Term Loans in respect of which the All-In-Rate is being calculated on the date on which the All-In-Rate is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the All-In-Rate, (B) to the extent that the applicable Screen Rate (for a period of three months) or Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the All-In-Rate is determined, the floor will be disregarded in calculating the All-In-Rate and (C) any step-downs in interest rate margins shall be disregarded in calculating the All-In-Rate.
“Alternative Currency” means, (i) with respect to Multicurrency Revolving Credit Loans, Australian Dollars, Canadian Dollars, Euros, Japanese Yen, Pounds Sterling and Singapore Dollars, and (ii) with respect to Multicurrency Letters of Credit, Bahraini Dinar, Euros, Hong Kong Dollars, South African Rand, Singapore Dollars, United Arab Emirates Dirham, and in each case including any additional currencies determined after the Closing Date by mutual agreement of the Borrower Representative, the Multicurrency Revolving Credit Lenders and the Administrative Agent; provided each such currency is a lawful currency that is freely convertible into Dollars and is freely traded and readily available in the London interbank eurocurrency market.
“Alternative Currency Equivalent” means, with respect to an amount denominated in any Alternative Currency, such amount, and with respect to an amount denominated in Dollars or another Alternative Currency, the equivalent in such Alternative Currency of such amount determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Alternative Currency Equivalent for purposes of determining the aggregate available Multicurrency Revolving Credit Commitments on any date of any Credit Extension, the Administrative Agent shall use the Exchange Rate in effect at the date on which the Borrower Representative requests the Credit Extension for such date pursuant to the provisions of this Agreement.
“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of December 3, 2019, among the Borrowers, MVWC, the Administrative Agent and certain Lenders party thereto.
“Amendment No. 1 Effective Date” means the “Amendment No. 1 Effective Date” under and as defined in Amendment No. 1.
“Anti-Corruption Laws” has the meaning specified in Section 5.20.
“Applicable Asset Sale Proceeds” has the meaning specified in Section 2.05(b)(ii).
“Applicable Discount” has the meaning specified in Section 2.05(d)(iii).
“Applicable ECF Proceeds” has the meaning specified in Section 2.05(b)(i).

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Eurocurrency Rate Loans, Base Rate Loans, Term Benchmark Loans, RFR Loans, L/C Advances or Letters of Credit, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.
“Applicable Percentage” means, at any time (a) with respect to any Lender with a Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment of such Class at such time and the denominator of which is the aggregate amount of all Commitments of such Class of all Lenders (and with respect to any Letters of Credit issued or participations purchased therein by any Revolving Credit Lender, as the context requires, the percentage equal to a fraction the numerator of which is the amount of such Revolving Credit Lender's relevant Revolving Credit Commitment at such time and the denominator of which is the applicable Revolving Credit Commitments of all relevant Revolving Credit Lenders) (provided that (i) in the case of Section 2.16 when a Defaulting Lender shall exist, “Applicable Percentage” with respect to any Revolving Credit Facility shall be determined by disregarding any Defaulting Lender’s Revolving Credit Commitment under such Revolving Credit Facility and (ii) if the Revolving Credit Commitments under any Revolving Credit Facility have terminated or expired, the Applicable Percentages of the Lenders under such Revolving Credit Facility shall be determined based upon the Revolving Credit Commitments most recently in effect) and (b) with respect to the Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.
“Applicable Period” shall have the meaning provided in the definition of the term “Pricing Grid”.
“Applicable Rate” means (a) for the ~~2019 Refinancing~~2024 Incremental Term Loans at any date, a rate per annum equal to ~~1.75~~2.25% for Term Benchmark Loans and ~~0.75~~1.25% for Base Rate Loans and (b) for the Revolving Credit Loans at any day, the rate per annum for such Revolving Credit Loan set forth under the relevant column heading in the Pricing Grid based upon the Borrowers’ Level at such date.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the relevant Revolving Credit Lenders.
“Approved Currency” means Dollars and any Alternative Currency.
“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents”.
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Arrangers” means, collectively, the Lead Arrangers and the Co-Managers, ~~and~~ with respect to the 2022 Incremental Amendment, the 2022 Incremental Arrangers, and with respect to the 2024 Incremental Amendment, the 2024 Incremental Arrangers.
“Asset Sale Percentage” means, as of any date of determination (a) if the First Lien Leverage Ratio is greater than 1.50:1.00, 100%, (b) if the First Lien Leverage Ratio is less than or equal to 1.50:1.00 and greater than 1.00:1.00, 50%, and (c) if the First Lien Leverage Ratio is less than or equal to 1.00:1.00, 0%.
“Assignees” has the meaning specified in Section 10.07(b).
“Assignment and Assumption” means (a) an Assignment and Assumption substantially in the form of Exhibit A and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a)(viii) or, in each case, any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means, (i) with respect to MVWC and its Subsidiaries, the audited consolidated balance sheets and related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows, for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015 and (ii) with respect to the Target and its Subsidiaries, the audited consolidated balance sheets and related consolidated statements of income, comprehensive income, equity and cash flows, for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015.
“Australian Dollars” or “AUD” means the lawful currency of Australia.
“Auto-Extend Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means, with respect to any Revolving Credit Facility, the period from the Closing Date to but excluding the earlier of the Maturity Date for such Revolving Credit Facility and the date of termination of the Revolving Credit Commitments under such Revolving Credit Facility in accordance with the provisions of this Agreement.
“Available Amount” means, at any time (the “Available Amount Reference Time”), without duplication, an amount (which shall not be less than zero) equal to the sum of:
(a)    the greater of (x) $~~300,000,000~~305,000,000 and (y) 40.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period, plus:
(b)    50% of Consolidated Net Income for the period from the first day of the fiscal quarter of MVWC during which the Closing Date occurred to and including the last day of the most recently ended fiscal quarter of MVWC prior to the Available Amount Reference Time (the amount under this clause (b), the “Growth Amount”); provided that the Growth Amount shall not be less than zero; plus
(c)    the amount of any capital contributions (including mergers or consolidations that have a similar effect, with the amount of any non-cash contributions made in connection therewith being determined based on the fair market value (as reasonably determined by the Borrower Representative) thereof) or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than any Cure Amount or any other capital contributions or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, Section 7.03, Section 7.06 or Section 7.08) received by or made to a Borrower (or MVWC) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus
(d)    the aggregate amount of Retained Declined Proceeds during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus
(e)    to the extent not (i) already included in the calculation of Consolidated Net Income of MVWC and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clauses (f), (g), (h) or (i) of this definition or any other provision of Section 7.02, the aggregate amount of all cash dividends and other cash distributions received by MVWC or any Restricted Subsidiary from any Unrestricted Subsidiary, JV Entity or minority Investment during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time with respect to Investments made under Section 7.02(n); plus
(f)    to the extent not (i) already included in the calculation of Consolidated Net Income of MVWC and the Restricted Subsidiaries, (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clauses (e), (g), (h) or (i) of this definition or any other provision of Section 7.02, or (iii) used to prepay Term Loans in accordance with Section 2.05(b)(ii), the aggregate amount of all cash proceeds received by MVWC or any Restricted Subsidiary in connection with (x) the sale, transfer or other disposition of its direct or indirect ownership interest (including Equity Interests) in any Unrestricted Subsidiary, JV Entity or minority Investment or (y) the sale, transfer or other disposition of any assets of any Unrestricted Subsidiary, JV Entity or minority Investment, in each case, from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus
(g)    to the extent not (i) already included in the calculation of Consolidated Net Income of MVWC and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clauses (e), (f), (h) or (i) of this definition or any other provision of Section 7.02, the aggregate amount of all cash or Cash Equivalent interest, returns of principal, cash repayments and similar payments received by MVWC or any Restricted Subsidiary from any Unrestricted Subsidiary, JV Entity or minority Investment, from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time in respect of Loans or advances made by MVWC or any Restricted Subsidiary to such Unrestricted Subsidiary, JV Entity or minority Investment; plus
(h)    to the extent not (i) already included in the calculation of Consolidated Net Income of MVWC and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clauses (e), (f), (g) or (i) of this definition or any other provision of Section 7.02, (1) an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, sale proceeds, repayments, income and similar amounts) actually received by MVWC or any Restricted Subsidiary in respect of any Investments pursuant to Section 7.02; provided, that with respect to Investments made under Section 7.02(n), in no case shall such amount exceed the amount of such Investment made using the Available Amount pursuant to Section 7.02(n) and (2) the fair market value of any Unrestricted Subsidiary which is re-designated as a Restricted Subsidiary or merged, liquidated, consolidated or amalgamated into MVWC or any Restricted Subsidiary, in each case, from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; minus
(i)    the aggregate amount of (i) any Investments made pursuant to Section 7.02(n) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment), (ii) the initial principal amount of any Indebtedness incurred prior to such time pursuant to Section 7.03(v) (net of any forgiveness of principal of such Indebtedness by the lender thereof), (iii) any Restricted Payment made pursuant to Section 7.06(k) and (iv) any payments made pursuant to Section 7.08(a)(iii)(B), in each case, during the period commencing on the Closing Date through and including the Available Amount Reference Time (and, for purposes of this clause (i), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).
“Available Amount Reference Time” has the meaning specified in the definition of “Available Amount”.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.09.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
(a)    0.00% per annum;
(b)    the Prime Rate on such day;
(c)    ½ of 1.00% per annum above the NYFRB Rate in effect on such day; and
(d)    the Adjusted Term SOFR Rate with a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).
Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively.
“Base Rate Loan” means a Loan denominated in Dollars that bears interest at a rate based on the Base Rate.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan in any Agreed Currency, the Relevant Rate for such Agreed Currency or (iii) Eurocurrency Rate Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.09.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in Dollars or an Alternative Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1) in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple RFR for Canadian Dollars; or
~~“Benchmark Replacement” means, for any Available Tenor of the applicable Benchmark,~~ (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower ~~Representative~~ as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for ~~Dollar-denominated~~ syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment; ~~provided that if~~
provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, in the case of any Loan denominated in Canadian Dollars, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.
If the Benchmark Replacement as determined pursuant to ~~the~~clause (1) or (2) above would be less than the ~~applicable~~ Floor ~~for the applicable Loans~~, the Benchmark Replacement ~~for such Loans~~ will be deemed to be the ~~applicable~~ Floor ~~for such Loans~~ for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” the definition of “RFR Business Day”, the definition of “Interest Payment Date”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower Representative, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent in its reasonable discretion determines (x) that adoption of any portion of such market practice is not administratively feasible or (y) that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~.~~; or
(3)    in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Borrower pursuant to Section 3.09(c).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.09 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.09.
“BBSY Screen Rate” has the meaning specified in the definition of “Eurocurrency Base Rate”.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bona Fide Lending Affiliate” means, with respect to any Competitor, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than a Person separately identified to the Arrangers in writing on or prior to the date hereof) that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with such Competitor or Affiliate thereof, as applicable, but only to the extent that no personnel involved in the day-to-day management of such Competitor or Affiliate thereof, as applicable, (x) makes (or has the right to make or participate with others in making) investment decisions on behalf of such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (y) has access to any information (other than information that is publicly available) relating to MVWC, the Borrowers or any entity that forms a part of any of their respective businesses (including any of their respective Subsidiaries or parent entities).
“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph to this Agreement.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Representative” has the meaning specified in the introductory paragraph to this Agreement.
“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, as to which a single Interest Period is in effect.
“Borrowing Minimum” means (a) with respect to Eurocurrency Rate Loans, Term Benchmark Loans and RFR Loans, $1,000,000 and (b) with respect to Base Rate Loans, $100,000.
“Borrowing Multiple” means $100,000.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the state where the Administrative Agent’s office is located are authorized or required by law to remain closed, or are in fact closed; provided that when used in connection with a Eurocurrency Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market; further provided that (a) in relation to Loans denominated in Pounds Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (c) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day ~~and~~, (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day and (e) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CORRA or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Canada.
“Canadian Dollars” means the lawful money of Canada.
“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the ~~higher of (i) the~~ rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) ~~and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any~~

~~successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum~~; provided, that if any the above rates shall be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index ~~or the CDOR~~ shall be effective from and including the effective date of such change in the PRIMCAN Index ~~or CDOR, respectively~~.
“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Research and Development Costs and Capitalized Software Expenditures) by MVWC and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheets of MVWC and its Restricted Subsidiaries and (b) Capitalized Lease Obligations incurred by MVWC and its Restricted Subsidiaries during such period.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized or financing leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided that all obligations of MVWC and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the Closing Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following the Closing Date (or any change in the implementation in GAAP for future periods that are contemplated as of the Closing Date) that would otherwise require such obligation to be recharacterized as a Capitalized Lease.
“Capitalized Research and Development Costs” means research and development costs that are required to be, in accordance with GAAP, capitalized.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
“Cash Collateral Account” means a deposit account at a commercial bank selected by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any L/C Issuer and the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of Revolving Credit Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances denominated in the case of collateral for L/C Obligations, in the Approved Currency in which the applicable Letter of Credit was issued, or, if the applicable L/C Issuer benefitting from such collateral agrees in its reasonable discretion, other credit support (including by backstopping with other letters of credit), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent, (b) the applicable L/C Issuer and (c) the Borrower Representative (which documents are hereby consented to by the Lenders). “Cash Collateral” and “Cash Collateralized” shall have a meaning correlative to the foregoing, and “Cash Collateral” shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by MVWC or any Restricted Subsidiary:
(1)     (a) Dollars, Canadian Dollars, Euros, or any national currency of any member state of the European Union or (b) any other foreign currency held by MVWC and the Restricted Subsidiaries in the ordinary course of business;
(2)     securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;
(3)     certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;
(4)     repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)     commercial paper rated at least “P-2” by Moody’s or at least “A-2” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with an Investment Grade Rating from S&P or Moody’s, with maturities of 24 months or less from the date of acquisition;
(6)     marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower Representative) and in each case maturing within 24 months after the date of creation or acquisition thereof;
(7)     readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(8)     readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(9)     Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;
(10)     with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;
(11)     bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);
(12) Cash Equivalents of the types described in clauses (1) through (11) above denominated in Dollars; and
(13) investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (1) through (12) above.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, netting services, cash pooling arrangements, credit or debit card, purchasing card, electronic funds transfer, foreign exchange facilities and other cash management arrangements.
“Cash Management Bank” means any Person that, is a Lender, Arranger, an Agent or an Affiliate of a Lender, Arranger, or an Agent (x) on the Closing Date, with respect to Cash Management Agreements existing on the Closing Date or (y) at the time it enters into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement.
“Cash Management Obligations” means the obligations owed by MVWC, the Borrowers or any of their Subsidiaries to any Cash Management Bank under any Cash Management Agreement entered into by and between MVWC, the Borrowers or any of their Subsidiaries and any Cash Management Bank.
“Casualty Event” means any event that gives rise to the receipt by MVWC or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.
~~“CDOR Rate” means, with respect to each day during an Interest Period pertaining to a Loan denominated in Canadian Dollars, the interest rate per annum which is based on the sum of (a) the annual rate based on the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for Canadian Dollar bankers’ acceptances appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) (the “CDOR Screen Rate”) at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided, that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate component set forth in clause (a) above shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian Dollars for the applicable interest period as of 10:00 a.m. (Toronto time) on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a business day, then as quoted by the Administrative Agent on the immediately preceding Business Day; provided that, in no event shall the CDOR Rate be less than 0.00%.~~
~~“CDOR Screen Rate” has the meaning specified in the definition of “CDOR Rate”.~~
“Central Bank Rate” means, the greater of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, the lowest of the following three rates: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time, (d) Canadian Dollars, the Canadian Prime Rate and (~~d~~e) Singapore Dollars, Australian Dollars and any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent and the Borrower Representative, and other than with respect to Singapore Dollars, upon the inclusion of such Alternative Currency as an option for Borrowings hereunder, in each case of clauses (a) through (~~d~~e); plus the applicable Central Bank Rate Adjustment and (ii) the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for ~~Sterling~~ Borrowings in Pounds Sterling for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period, (c) Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Yen in effect on the last Business Day in such period, (d) Canadian Dollars, zero and (e) Singapore Dollars, Australian Dollars and any other Alternative Currency determined after the ~~Effective~~Closing Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in consultation with the Borrower Representative, and other than with respect to Singapore Dollars, upon the inclusion of such Alternative Currency as an option for Borrowings hereunder. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding the reference to the applicable Central Bank Rate Adjustment in the last clause of the definition of such term and (y) each of the EURIBOR Rate and the TIBOR Rate on any day shall be based on the EURIBOR Screen Rate or the TIBOR Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Sections 13(d)(3) of the Exchange Act), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than thirty-five percent (35%) of the total voting power of all shares of the capital stock of MVWC entitled to vote generally in elections of directors, (ii) MVWC ceases to own, directly or indirectly through one or more wholly-owned Restricted Subsidiaries, 100% of the Equity Interests of the Borrowers, (iii) a “change of control” (or similar event) shall occur under the Senior Unsecured Notes or (iv) all or substantially all of a Borrower’s (taken as a whole) assets are sold or transferred, other than pursuant to a transaction permitted by Section 7.04.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders hold a particular Class of Commitments or Loans, (b) when used with respect to Commitments, refers to whether such Commitments are US Revolving Credit Commitments (including 2022 Incremental Revolving Credit Commitments denominated in Dollars), Multicurrency Revolving Credit Commitments (including 2022 Incremental Revolving Credit Commitments denominated in Alternative Currencies), Initial Term Commitments, Extended Revolving Credit Commitments that are designated as an additional Class of Commitments, Additional Revolving Credit Commitments that are designated as an additional Class of Commitments or commitments in respect of any Incremental Term Loans that are designated as an additional Class of Term Loans (including the 2024 Incremental Term Commitments) and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are US Revolving Credit Loans, Multicurrency Revolving Credit Loans, Initial Term Loans, Extended Term Loans that are designated as an additional Class of Term Loans, Incremental Term Loans (including the 2024 Incremental Term Loans) that are designated as an additional Class of Term Loans and any Loans made pursuant to any other Class of Commitments.
“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR (or a successor administrator).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all the “Collateral” (or similar term) as defined in the Collateral Documents and all other property of whatever kind and nature pledged, charged or in which a Lien is granted or purported to be granted under any Collateral Document; provided that, “Collateral” shall not include any Excluded Property.
“Collateral Agent” means JPMorgan, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)     the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a) or thereafter pursuant to Section 6.10 or Section 6.12 duly executed by each Loan Party that is a party thereto;
(b)     all Obligations shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by (i) MVWC and each Restricted Subsidiary (other than any Excluded Subsidiary) including as of the Closing Date those that are listed on Schedule 1.01A hereto and (ii) with respect to (x) all Obligations (other than its own Obligations) and (y) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, each Borrower (each, a “Guarantor”);
(c)     (i) the Obligations and the Guarantees shall have been secured pursuant to the Security Agreement or other applicable Collateral Document by a first-priority security interest in (1) all the Equity Interests of the Borrowers, (2) all Equity Interests (other than Excluded Equity) held directly by MVWC, the Borrowers and the Subsidiary Guarantors and (3) 65% of the issued and outstanding voting and 100% of the issued and outstanding non-voting Equity Interests of Material First Tier Foreign Subsidiaries, in each case, subject to no Liens other than Permitted Liens and the Collateral Agent shall have received, to the extent the relevant Equity Interests are certificated, certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank and (ii) all Indebtedness owing to any Loan Party that is evidenced by a promissory note or other instrument with an individual outstanding principal amount in excess of $10,000,000 shall have been delivered to the Collateral Agent pursuant to the Security Agreement or other applicable Collateral Documents (provided that any promissory notes issued to employees, officers and directors of any of MVWC and its Restricted Subsidiaries shall not be required to be delivered) together with undated instruments of transfer with respect thereto endorsed in blank, and all intercompany loans shall have been pledged to the Collateral Agent pursuant to the Security Agreement or other applicable Collateral Documents;
(d)     except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest in substantially all tangible and intangible assets of MVWC, the Borrowers and each other Guarantor (including accounts receivable, inventory, equipment, investment property, United States intellectual property, intercompany receivables, other general intangibles (including contract rights) and proceeds of the foregoing), in each case, to the extent, and with the priority, required by the Collateral Documents;
(e)     none of the Collateral shall be subject to any Liens other than Permitted Liens; and
(f)     except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, required by the Collateral Documents or applicable Law to create the Liens on the Collateral intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as the Administrative Agent and the Borrower Representative agree in writing that the cost, burden or other consequences (including adverse tax consequences) of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
The Administrative Agent may grant extensions of time for the perfection of security interests in particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) required by the Collateral and Guarantee Requirement where it reasonably determines, in consultation with the Borrower Representative, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(A)     Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower Representative;
(B)     the Collateral and Guarantee Requirement shall not apply to any Excluded Property;
(C)     no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any deposit account or securities account;

(D)     no actions in any jurisdiction outside of the United States or required by the Laws of any jurisdiction outside of the United States, shall be required in order to create any security interests in assets located, titled, registered or filed outside of the United States, or to perfect such security interests (it being understood that there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the Laws of any jurisdiction outside of the United States); and
(E)     no stock certificates of Immaterial Subsidiaries and Persons that are not Subsidiaries shall be required to be delivered to the Collateral Agent.
“Collateral Documents” means, collectively, the Security Agreement, each of the collateral assignments, Security Agreement Supplements, security agreements, intellectual property security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.10 or Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.
“Co-Managers” means HSBC Bank USA, N.A., MUFG ~~Union~~ Bank, ~~N.A~~Ltd., First Hawaiian Bank, U~~S~~.S. Bank National Association The Bank of New York Mellon, and Synovus Bank.
“Commitment” means an Initial Term Commitment, a Revolving Credit Commitment, an Extended Revolving Credit Commitment, an Incremental Revolving Credit Commitment, a Refinancing Revolving Credit Commitment, a commitment in respect of any Incremental Term Loans (including the 2024 Additional Incremental Term Commitments), or a commitment in respect of any Extended Term Loans or any combination thereof, as the context may require.
“Commitment Fee” has the meaning provided in Section 2.09(a).
“Commitment Fee Rate” means at any date, the rate per annum set forth under the relevant column heading in the Pricing Grid based upon the Borrowers’ Level at such date.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans or Term Benchmark Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Competitor” means a competitor of MVWC or any of its Subsidiaries.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person, its Restricted Subsidiaries and Consolidated Joint Ventures for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
(a)     increased (without duplication) by the following:
(i)     provision for taxes based on income or profits or capital, including state franchise, excise and similar taxes, property taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus
(ii)     (w) Consolidated Interest Expense of such Person for such period, (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus
(iii)     Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(iv)     any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization or the incurrence of Indebtedness (including a refinancing thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges (including rating agency fees and related expenses) related to the offering or incurrence of the Loans and any other credit facilities or the offering or incurrence of the Senior Unsecured Notes and any other debt securities and any Securitization Fees and (B) any amendment or other modification of this Agreement, the indenture governing the Senior Unsecured Notes, any Securitization Facility and any other credit facilities or any other debt securities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
(v)     (i) the amount of any restructuring charge, accrual or reserve (and adjustments to existing reserves), integration cost or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, including those related to any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), systems development and establishment costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to exiting lines of business and consulting fees incurred with any of the foregoing and (ii) fees, costs and expenses associated with acquisition related litigation and settlements thereof; plus
(vi)     any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower Representative may elect not to add back such non-cash charge in the current period and (B) to the extent the Borrower Representative elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent) or other items classified by MVWC as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii)     without duplication of any amounts added back pursuant to clause (xiii) below, the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus
(viii)     the amount of (A) pro forma “run rate” cost savings, operating expense reductions and other synergies (in each case, net of amounts actually realized) related to the Transactions that are reasonably identifiable, factually supportable and projected by the Borrower Representative in good faith to result from actions (x) that have been taken, (y) with respect to which substantial steps have been taken or that are expected to be taken (in the good faith determination of the Borrower Representative) within 24 months after the Closing Date or (B) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, and other synergies (in each case net of amounts actually realized) related to acquisitions, dispositions and other Specified Transactions, or related to restructuring initiatives, cost savings initiatives, and other initiatives that are reasonably identifiable, factually supportable and projected by the Borrower Representative in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or are that are expected to be taken (in the good faith determination of the Borrower Representative) within 24 months after the date of consummation of such acquisition, disposition or other Specified Transaction or the initiation of such restructuring initiative, cost savings initiative or other initiatives; provided that the aggregate amount added back in the calculation of Consolidated EBITDA for any such period pursuant to this clause (viii)(B) shall not exceed 15% of Consolidated EBITDA (calculated prior to giving effect to any add-backs pursuant to this clause (viii)(B)); plus
(ix)     (x) any costs or expense incurred by MVWC or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash costs or expenses and/or otherwise funded with cash proceeds contributed to the capital of MVWC or Net Cash Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of MVWC and distributed as Equity Interests (other than Disqualified Equity Interests) to a Borrower and (y) the amount of expenses relating to payments made to option holders of MVWC in connection with, or as a result of, any distribution being made to equityholders of MVWC, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, to the extent permitted under this Agreement; plus
(x)     with respect to any JV Entity, an amount equal to the proportion of those items described in clauses (i) and (iii) above relating to such JV Entity’s corresponding to MVWC and its Restricted Subsidiaries’ proportionate share of such JV Entity’s Consolidated Net Income (determined as if such JV Entity were a Restricted Subsidiary) to the extent the same was deducted (and not added back) in calculating Consolidated Net Income; plus
(xi)     earnout and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; plus
(xii)     cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus
(xiii)     any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(xiv)     realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheets of MVWC and its Restricted Subsidiaries; plus
(xv)     net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus
(xvi)     the amount of loss or discount on sales of Securitization Assets and related assets in connection with a Qualified Securitization Transaction; plus
(xvii)     the amount of any charges, expenses, costs or other payments in respect of (x) facilities no longer used or useful in the conduct of the business of MVWC and its Restricted Subsidiaries, (y) abandoned, closed, disposed or discontinued operations and (z) any losses on disposal of abandoned, closed or discontinued operations; plus (xviii) any non-cash losses realized in such period in connection with adjustments to any Plan due to changes in actuarial assumptions, valuation or studies; plus
(xix)     any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus
(xx)     adjustments and addbacks set forth in any quality of earnings analysis prepared by independent registered public accountants of recognized national standing or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent in connection with any Permitted Acquisition or similar permitted Investment; plus
(xxi)     (A) any costs or expenses associated with the Transactions or (B) any costs or expenses associated with any equity offering, investment or occurrence of Indebtedness permitted hereunder (whether or not consummated or incurred, as applicable); plus
(xxii)     losses from dispositions of real estate that are not to traditional consumer purchasers; and
(b)     decreased (without duplication) by the following:
(i)     non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus
(ii)     realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of MVWC and its Restricted Subsidiaries; plus
(iii)     any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(iv)     any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests (other than a Consolidated Joint Venture) pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus
(v)     gains from dispositions of real estate that are not to traditional consumer purchasers; plus
(vi)     any gains on disposal of abandoned, closed or discontinued operations; plus
(vii)     any gains with respect to any JV Entity, in an amount equal to the proportion of those items described in clauses (a)(i) and (iii) above relating to such JV Entity’s corresponding to MVWC and its Restricted Subsidiaries’ proportionate share of such JV Entity’s Consolidated Net Income (determined as if such JV Entity were a Restricted Subsidiary) to the extent the same was added (and not deducted) in calculating Consolidated Net Income; plus
(viii)     the amount of gains on sales of Securitization Assets and related assets in connection with a Qualified Securitization Transaction;
(c)     increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and
(d)     increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment.
There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by MVWC or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by MVWC or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining Consolidated EBITDA for any period, there shall be excluded the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by MVWC or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition). Notwithstanding the foregoing, but subject to any adjustment set forth above with respect to any transactions occurring after the Closing Date, Consolidated EBITDA shall be $182,650,000, $154,452,000, $171,448,000 and $248,708,000 for the fiscal quarters ended September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018, respectively, as may be adjusted on a Pro Forma Basis. Any adjustments in the calculation of Consolidated Net Income shall be without duplication of any adjustment to Consolidated EBITDA, and any adjustments to Consolidated EBITDA shall be without duplication of any adjustments to Consolidated Net Income.
Unless otherwise specified, all references herein to a “Consolidated EBITDA” shall refer to the Consolidated EBITDA of MVWC, its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis.

“Consolidated First Lien Debt” means, as to MVWC and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of Consolidated ~~Total~~Secured Debt outstanding on such date that ~~is secured by a Lien on the property or assets of MVWC and its Restricted Subsidiaries that~~ does not rank junior to the Liens on the ~~property or assets of MVWC and its Restricted Subsidiaries~~Collateral securing the Obligations.
“Consolidated Interest Expense” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the amount payable as cash interest expense (including that attributable to capital leases, but excluding that attributable to indebtedness in respect of any Qualified Securitization Transaction), net of cash interest income of such Person and its Restricted Subsidiaries, with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including all commissions, discounts and other cash fees and charges owed with respect to letter of credit and bankers’ acceptance financing and net cash costs (less net cash payments) under interest rate Swap Contracts with respect to Indebtedness, but excluding, for the avoidance of doubt, (a) any non-cash interest expense and any capitalized interest, whether paid or accrued, (b) the amortization of original issue discount resulting from the issuance of indebtedness at less than par, (c) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (d) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (e) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (f) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (g) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to ASC 815, Derivatives and Hedging, (h) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (i) any payments with respect to make whole premiums or other breakage costs of any Indebtedness, (j) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP and (k) expensing of bridge, arrangement, structuring, commitment, consent or other financing fees.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Unless otherwise specified, all references herein to a “Consolidated Interest Expense” shall refer to the Consolidated Interest Expense of MVWC its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis.
“Consolidated Joint Venture” means a corporation, partnership, limited liability company or other business entity selected by the Borrower Representative in its discretion (x) of which 50% or less of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by MVWC, and (y) that is consolidated with MVWC and its Subsidiaries in accordance with GAAP in an amount not to exceed the greater of (x) $~~37,500,000~~40,000,000 and (y) 5.0% of Consolidated EBITDA.
“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP and including the net income (loss) of Consolidated Joint Ventures; provided, however, that there will not be included in such Consolidated Net Income:
(1)     any net income (loss) of any Person if such Person is not a Restricted Subsidiary other than the net income (loss) of Consolidated Joint Ventures, except that MVWC’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is not (x) a joint venture with outstanding third party Indebtedness for borrowed money or (y) an Unrestricted Subsidiary, that (as reasonably determined by a Responsible Officer of the Borrower Representative) could have been distributed by such Person during such period to MVWC or a Restricted Subsidiary) as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below;
(2)     solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to MVWC, the Borrowers or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Loan Documents or the documents governing the Senior Unsecured Notes), except that MVWC’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to MVWC or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained above in this clause (2));
(3)     any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;
(4)    any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of MVWC or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the board of directors of MVWC);
(5)     any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses), or any charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;
(6)     the cumulative effect of a change in accounting principles;
(7)     any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;
(8)     all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;
(9)     any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;
(10)     any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(11)     any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of MVWC or any Restricted Subsidiary owing to MVWC or any Restricted Subsidiary;

(12)     any reasonably identifiable recapitalization accounting or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to a Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);
(13)     any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation;
(14)     any effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;
(15)     accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP;
(16)     any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;
(17)     any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item;
(18)     any unrealized or realized gain or loss due solely to fluctuations in currency values, determined in accordance with GAAP;
(19)     the net interest income, if any, generated during any Specified Turbo Period by the Time Share Receivables subject to any Qualified Securitization Transaction, as the case may be, giving rise to such Specified Turbo Period; and
(20)     effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks.
In addition, to the extent not already excluded (or included, as applicable) from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, and without duplication, Consolidated Net Income shall (1) be increased by business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated Net Income for such fiscal quarters)) and (2) not include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder or other contractual reimbursement obligations of a third party, (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Borrower Representative has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption, (iii) the cumulative effect of a change in accounting principles during such period, (iv) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, (v) any non-cash charges resulting from mark to market accounting relating to Equity Interests, (vi) any unrealized net gain or loss resulting from currency translation or unrealized transaction gains or losses impacting net income (including currency remeasurements of Indebtedness) and any unrealized foreign currency translation or transaction gains or losses shall be excluded, including those resulting from intercompany Indebtedness and any unrealized net gains and losses resulting from obligations in respect of any Swap Contracts in accordance with GAAP or any other derivative instrument pursuant the application of FASB Accounting Standards Codification (“ASC”) Topic 815, Derivatives and Hedging and (vii) any non-cash impairment charges resulting from the application of ASC Topic 350, Intangibles – Goodwill and Other and the amortization of intangibles including those arising pursuant to ASC Topic 805, Business Combinations, and, provided, further, that solely for purposes of calculating Excess Cash Flow and the Available Amount, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person, in each case, shall be excluded in calculating Consolidated Net Income.
Unless otherwise specified, all references herein to a “Consolidated Net Income” shall refer to the Consolidated Net Income of MVWC its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis.
“Consolidated Secured Debt” means, as to MVWC and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the ~~property or assets of MVWC or any Restricted Subsidiaries~~Collateral.
“Consolidated Total Assets” means, ~~as to MVWC and its Restricted Subsidiaries on a consolidated basis~~ at any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of ~~the applicable Person~~MVWC and its Restricted Subsidiaries at such date.
“Consolidated Total Debt” means, as to MVWC and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of all third party Indebtedness for borrowed money, Capitalized Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, undrawn letters of credit, banker’s acceptances, surety bonds and/or bank guarantees); provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount, (ii) excluding any obligation, liability or indebtedness of any such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of Unrestricted Cash Amount and (iii) based on the initial stated principal amount of any Indebtedness that is issued at a discount to its initial stated principal amount without giving effect to any such discounts; provided that Consolidated Total Debt shall not include (x) Letters of Credit (or other letters of credit, bankers’ acceptances, surety bonds and bank guarantees), except to the extent of Unreimbursed Amounts (or unreimbursed amounts) thereunder, (y) obligations under Swap Contracts entered into and (z) Indebtedness in respect of any Qualified Securitization Transaction.
“Consolidated Working Capital” means, at any date, the excess of (a) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of MVWC and its Restricted Subsidiaries on a consolidated basis at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of MVWC and its Restricted Subsidiaries on a consolidated basis on such date, but excluding, without duplication, (i) the current portion of any Funded Debt or other long-term liabilities, (ii) all Indebtedness consisting of Revolving Credit Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes, (v) the current portion of any Capitalized Lease Obligations, (vi) deferred revenue arising from cash receipts that are earmarked for specific projects, (vii) the current portion of deferred acquisition costs and (viii) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).
“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate”.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.
“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.
“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.
“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Cure Amount” has the meaning specified in Section 8.05(a).
“Cure Right” has the meaning specified in Section 8.05(a).
“Customary Term A Loans” means any term loans that contain provisions customary for “term A loans” as reasonably determined by the Borrower Representative in consultation with the Administrative Agent, and that are syndicated primarily to Persons regulated as banks in the primary syndication thereof and that do not mature prior to the Maturity Date of the Revolving Credit Facility.
“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) Singapore Dollars,

SORA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day ~~and~~, (iii) Dollars, Daily Simple SOFR and (iv) Canadian dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on such SOFR Rate ~~Date~~Day, the SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Rate ~~Date~~Day will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website, so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such SOFR Rate Day. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default (other than any event or condition that, with the giving of any notice, the passage of time, or both, would become an Event of Default solely as a result of Section 8.01(e)).
“Default Rate” means an interest rate equal to (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Eurocurrency Rate Loans and Term Benchmark Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, may not be converted to, or continued as, Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans that are Term Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) fund any portion of its participations in Letters of Credit required to be funded by it or (iii) pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit), unless, in the case of clause (i) above, such Lender notifies the Administrative Agent, such L/C Issuer in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower Representative or the Administrative Agent, the L/C Issuer or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, any L/C Issuer or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s, L/C Issuer’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, in any such case (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity and/or (iii) become the subject of a Bail-In Action; provided that, in the case of clause (d), a Lender shall not be a Defaulting Lender solely by virtue of (1) an Undisclosed Administration or (2) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such Undisclosed Administration or ownership interest, in each case, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower Representative, the L/C Issuer and each other Lender promptly following such determination.
“Deferred Compensation Plan Assets” means assets acquired by MVWC or its Subsidiaries specifically for the purpose of satisfying the obligations of MVWC and its Subsidiaries under any deferred compensation plan, together with earnings or gains on such assets, all of which will be held in a Deferred Compensation Plan Trust.
“Deferred Compensation Plan Trust” means any trust established by MVWC as grantor to support MVWC’s ability to make payments to participants in accordance with the terms of a deferred compensation plan.
“Destination Club Competitor Brand” means (i) a branded timeshare, fractional or vacation ownership resort chain with both (x) one thousand (1,000) or more timeshare units or villas and (y) five (5) or more timeshare, fractional or vacation ownership resorts; or (ii) a timeshare, fractional or vacation ownership exchange program with both (x) ten thousand (10,000) or more timeshare weeks (or weeks-equivalents, if denominated in points) affiliated with the exchange program and (y) such affiliated weeks represent three (3) or more timeshare, fractional or vacation ownership resorts.
“Direct Competitor” means any Person, or any Person that Controls or is under common Control with or that is controlled by a Person, that (i) owns, directly or indirectly a Lodging Competitor Brand or a Destination Club Competitor Brand or (ii) is a master franchisee, master franchisor or sub-franchisor for a Lodging Competitor Brand or a Destination Club Competitor Brand (for the purposes hereof, the terms master franchisee, master franchisor, and sub-franchisor each mean a Person that has been granted the right by a franchisor to offer and sell subfranchises for such Person’s own account); provided that any prospective Assignee that is a commercial bank shall not constitute a Direct Competitor if it acquired its interest in a Person that is a Direct Competitor as a consequence of having been a lender to a Person that is a Direct Competitor.
“Discount Range” has the meaning specified in Section 2.05(d)(ii).
“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(d)(ii).
“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(d)(i).
“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(d)(v).
“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition”, “Disposed” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale Leaseback and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition”, “Disposed” and “Dispose” shall not be deemed to include any issuance by M~~W~~VWC of any of its Equity Interests to another Person.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and/or cash in lieu of fractional shares of such Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Equity Interests are issued; provided that (x) an Equity Interest in any Person that would constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale”, a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit (or the cash collateralization or backstop thereof in a manner permitted hereunder) and (y) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of MVWC (or any direct or indirect parent thereof), the Borrowers or any of the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by MVWC (or any direct or indirect parent company thereof), the Borrowers or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.
“Disqualified Lenders” means (i) such Persons (or related funds of such Persons) that have been specified by name in writing to the Administrative Agent prior to the Closing Date, (ii) Direct Competitors of MVWC and its Subsidiaries, (iii) Competitors that have been specified by name in writing to the Administrative Agent from time to time and (iv) in the case of clauses (i), (ii) and (iii), any of their Affiliates (other than, in the case of clauses (ii) and (iii), Affiliates that are Bona Fide Lending Affiliates) that are (A) specified by name in writing to the Administrative Agent from time to time or (B) reasonably identifiable as Affiliates solely on the basis of such Affiliate’s name; it being understood that any subsequent designation of a Disqualified Lender shall not apply retroactively to disqualify any person (x) that has been assigned any Loans, Commitments or participations or (y) that is a party to a pending trade with respect to any Loans, Commitments or participations~~.~~; it being further understood and agreed that (i) all updates to Disqualified Lenders must be sent to JPMDQ_Contact@jpmorgan.com in order to be deemed received and (ii) any update to Disqualified Lenders that is in accordance with the terms hereof shall be effective three Business Days after receipt by the Administrative Agent.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency or any other currency, the equivalent in Dollars of such amount, determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Dollar Equivalent for purposes of determining the aggregate available Multicurrency Revolving Credit Commitments on any date of any Credit Extension, the Administrative Agent or a relevant L/C Issuer, as applicable, pursuant to Section 1.08 shall use the Exchange Rate in effect at the date on which any Borrower requests the Credit Extension for such date or as otherwise provided pursuant to the provisions of such Section.
“Domestic Foreign Holding Company” means any Domestic Subsidiary of MVWC that owns no material assets (held directly or indirectly through one or more disregarded entities) other than capital stock (or capital stock and/or debt) of (i) one or more Foreign Subsidiaries that are CFCs or (ii) Domestic Foreign Holding Companies.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
“Environment” means air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any and all applicable Laws relating to pollution, the protection of the Environment or to the generation, transport, storage, use, treatment, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health and safety.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment, including, in each case, any such liability which any Loan Party has retained or assumed either contractually or by operation of Law.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (~~in~~excluding ~~through~~debt securities convertible into equity interests of such Person; provided that, for the avoidance of doubt, such convertible securities shall remain “Indebtedness” until such time as they are converted into equity).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); or (i) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to any Loan Party.
“Escrow” means an escrow, trust, collateral or similar account or arrangement holding proceeds of Indebtedness solely for the benefit of an unaffiliated third party.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower Representative.
“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.
“Eurocurrency Base Rate”~~: (a) [reserved], (b)~~ with respect to any Eurocurrency Rate Loan denominated in Australian Dollars for any Interest Period, a rate per annum equal to the average bid reference rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for Australian Dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “BBSY Screen Rate”) as of the Specified Time on the Quotation Date for such Interest Period~~, (c) [reserved], (d) with respect to any Eurocurrency Rate Loan denominated in Canadian Dollars for any Interest Period, a rate per annum equal to the CDOR Rate and (e) [reserved]; provided that if the applicable Screen Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the applicable Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the relevant currency (the “Impacted Currency”), then the Eurocurrency Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).~~.

“Eurocurrency Rate” means, for with respect to each day during each Interest Period pertaining to a Eurocurrency Rate Loan, a rate per annum determined for such day in accordance with the following formula:
Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Requirements
Notwithstanding anything contained herein to the contrary, in the event that the Administrative Agent and the Borrower Representative shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that there exists, at such time, a broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of the applicable Screen Rate, and the Administrative Agent shall have given notice of such determination to each Lender (it being understood that the Administrative Agent shall have no obligation to make such determination and/or to give such notice), then the Administrative Agent and the Borrowers shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but only to the extent the applicable Screen Rate for the applicable Interest Period is not available or published at such time on a current basis), (x) no Loans may be made as, continued as or converted to, Eurocurrency Rate Loans, and (y) any Committed Loan Notice given by the Borrower Representative with respect to Eurocurrency Rate Loans shall be deemed to be rescinded by the Borrower Representative. Notwithstanding any provision to the contrary in this Agreement, if the Eurocurrency Rate at any date of determination is less than zero then such rate shall be deemed to be 0.00% per annum.
“Eurocurrency Rate Loan” means a Loan denominated in Australian Dollars that bears interest at a rate based on the Eurocurrency Rate~~, which, for the avoidance of doubt shall not include Loans denominated in Euros, Yen, Pounds Sterling, Singapore Dollars or Dollars~~.
“Eurocurrency Reserve Requirements” means for any day as applied to a Eurocurrency Rate Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the FRB or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding maintained by a member bank of the Federal Reserve System.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to the excess of:
(a)     the sum, without duplication, of:
(i)     Consolidated Net Income for such Excess Cash Flow Period;
(ii)     an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income but excluding any non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future Excess Cash Flow Period or amortization of a prepaid cash gain that was paid in a prior Excess Cash Flow Period, in each case, for such Excess Cash Flow Period;
(iii)     decreases in Consolidated Working Capital for such Excess Cash Flow Period (other than any such decreases arising from acquisitions by MVWC and its Restricted Subsidiaries completed during such Excess Cash Flow Period or the application of purchase accounting)

(iv)     an amount equal to the aggregate net non-cash loss on Dispositions by MVWC and its Restricted Subsidiaries during such Excess Cash Flow Period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and
(v)     cash receipts in respect of Swap Contracts during such Excess Cash Flow Period to the extent not otherwise included in Consolidated Net Income; over
(b) the sum, without duplication, of:
(i)     an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges to the extent included in arriving at such Consolidated Net Income (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior Excess Cash Flow Period);
(ii)     without duplication of amounts subtracted pursuant to clause (x) below in prior Excess Cash Flow Periods, the amount of Capital Expenditures or acquisitions made in cash during such Excess Cash Flow Period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of an incurrence or issuance of long term Indebtedness of MVWC or its Restricted Subsidiaries (other than revolving Indebtedness);
(iii)     the aggregate amount of all principal payments of Indebtedness of MVWC and its Restricted Subsidiaries (including (A) the principal component of Capitalized Lease Obligations and (B) the amount of repayments of Term Loans pursuant to Section 2.07(a) and any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments under any Revolving Credit Facility and (Z) all prepayments in respect of any other revolving credit facility, except, in the case of clause (Z), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such Excess Cash Flow Period in cash, except to the extent financed with the proceeds of an incurrence or issuance of other long term Indebtedness of MVWC or its Restricted Subsidiaries (other than revolving Indebtedness);
(iv)     an amount equal to the aggregate net non-cash gain on Dispositions by MVWC and its Restricted Subsidiaries during such Excess Cash Flow Period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;
(v)     increases in Consolidated Working Capital for such Excess Cash Flow Period (other than any such increases arising from acquisitions by MVWC and its Restricted Subsidiaries completed during such Excess Cash Flow Period or the application of purchase accounting);
(vi)     cash payments by MVWC and its Restricted Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of MVWC and its Restricted Subsidiaries other than long term Indebtedness (including such Indebtedness specified in clause (b)(iii) above);
(vii)     without duplication of amounts deducted pursuant to clause (xi) below in prior Excess Cash Flow Periods, the amount of Investments and acquisitions made during such Excess Cash Flow Period in each case in cash pursuant to Section 7.02 (other than Section 7.02(a), (d), (f) or (n)) except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of MVWC or its Restricted Subsidiaries (other than revolving Indebtedness);

(viii)     the amount of Restricted Payments paid in cash during such Excess Cash Flow Period pursuant to Section 7.06 (other than Section 7.06(b) and (c)) except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of MVWC or its Restricted Subsidiaries (other than revolving Indebtedness);
(ix)     the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by MVWC and its Restricted Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of MVWC or its Restricted Subsidiaries (other than revolving Indebtedness);
(x)     the aggregate amount of expenditures actually made by MVWC and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such Excess Cash Flow Period and were not financed with the proceeds of an incurrence or issuance of long-term Indebtedness of MVWC or its Restricted Subsidiaries (other than revolving Indebtedness);
(xi)     without duplication of amounts deducted from Excess Cash Flow in prior Excess Cash Flow Periods, the aggregate consideration required to be paid in cash by MVWC or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such Excess Cash Flow Period relating to Permitted Acquisitions, Capital Expenditures or acquisitions to be consummated or made during the Excess Cash Flow Period of four consecutive fiscal quarters of MVWC following the end of such Excess Cash Flow Period except to the extent intended to be financed with the proceeds of an incurrence or issuance of other long-term Indebtedness of MVWC or its Restricted Subsidiaries (other than revolving Indebtedness); provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions during such Excess Cash Flow Period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such Excess Cash Flow Period of four consecutive fiscal quarters;
(xii) the amount of cash taxes and Tax Distributions (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such Excess Cash Flow Period; and
(xiii) cash expenditures in respect of Swap Contracts during such Excess Cash Flow Period to the extent not deducted in arriving at such Consolidated Net Income.
“Excess Cash Flow Percentage” means, as of any date of determination (a) if the First Lien Leverage Ratio is greater than 1.50:1.00, 50%, (b) if the First Lien Leverage Ratio is less than or equal to 1.50:1.00 and greater than 1.00:1.00, 25%, and (c) if the First Lien Leverage Ratio is less than or equal to 1.00:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.05(b)(i) for any fiscal year, the First Lien Leverage Ratio shall be determined on a Pro Forma Basis on the scheduled date of prepayment (after giving effect to any prepayment to be made on such date pursuant to Section 2.05(b)(i)).
“Excess Cash Flow Period” means each fiscal year of MVWC (commencing with the first full fiscal year ending after the Closing Date).
“Excess Cash Flow Threshold” means $15,000,000.
“Exchange Act” means the Securities Exchange Act of 1934.

“Exchanged Term Loans” means each 2019 Refinancing Term Loan (or portion thereof) held by a Rollover 2024 Incremental Term Lender on the 2024 Incremental Amendment Effective Date immediately prior to the extension of credit hereunder on the 2024 Incremental Amendment Effective Date and as to which the Rollover 2024 Incremental Term Lender thereof has consented to exchange into a 2024 Incremental Term Loan and the Administrative Agent has allocated into a 2024 Incremental Term Loan.
“Exchange Rate” means the rate at which any currency (the “Original Currency”) may be exchanged into Dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (New York time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s quoted spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m. (local time), on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later.
“Excluded Equity” means Equity Interests (i) of any Unrestricted Subsidiary, (ii) of a Foreign Subsidiary or a Subsidiary that is a Domestic Foreign Holding Company, in each case, other than 65% of the issued and outstanding voting (and 100% of the non-voting) Equity Interests of a Material First Tier Foreign Subsidiary or Domestic Foreign Holding Company; provided that, for the avoidance of doubt, Excluded Equity shall not include any non-voting Equity Interests of any such Foreign Subsidiary or Domestic Foreign Holding Company, (iii) of a Subsidiary of any Person described in clause (ii), (iv) of any Immaterial Subsidiary that is not a Guarantor, (v) of any Subsidiary with respect to which the Administrative Agent and the Borrower Representative have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (vi) Equity Interests in any Person other than a Borrower and wholly-owned Domestic Subsidiaries to the extent not permitted to be pledged by the terms of such Person’s Organization Documents, shareholder agreement or joint venture documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law and other than proceeds thereof; (vii) of any captive insurance companies, not-for-profit Subsidiaries, special purpose entities (including any Special Purpose Subsidiary), (viii) that constitute margin stock (within the meaning of Regulation U), (ix) of any Subsidiary of a Borrower or any Subsidiary Guarantor, the pledge of which is prohibited by applicable Laws after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law and (x) of any Subsidiary of a Borrower or any Subsidiary Guarantor acquired pursuant to a Permitted Acquisition or other Investment financed with assumed secured Indebtedness permitted hereunder not incurred in contemplation of such Permitted Acquisition or other Investment permitted hereunder if such Equity Interests are pledged as security for such Indebtedness pursuant to a Lien that is a Permitted Lien and if and for so long as the terms of such Indebtedness (not entered into in contemplation of such Permitted Acquisition of Investment) prohibit the creation of any other Lien on such Equity Interests after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law; provided, however, that Excluded Equity shall not include any proceeds, substitutions or replacements of any Excluded Equity referred to in clauses (i) through (x) (unless such proceeds, substitutions or replacements would constitute Excluded Equity referred to in clauses (i) through (x)).
“Excluded Property” means, (i) any real property (including Time Share Inventory, Time Share Development Property and all leasehold interests in real property and the requirement to deliver landlord waivers, estoppels or collateral access letters), (ii) any Securitization Assets (including Time Share Receivables) and related assets Disposed of in connection with or that constitute collateral for a Qualified Securitization Transaction, (iii) Deferred Compensation Plan Assets, (iv) motor vehicles and other assets subject to certificates of title, (v) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (vi) commercial tort claims, (vii) assets for which a pledge thereof or a security interest therein is prohibited by applicable Laws after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable law, (viii) any cash and cash equivalents, deposit accounts and securities accounts (including securities entitlements and related assets held in a securities account) (it being understood that this exclusion shall not affect the grant of the Lien on proceeds of Collateral and all proceeds of Collateral shall be Collateral), (ix) any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease

Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than MVWC and its Subsidiaries) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (x) any assets to the extent a security interest in such assets would result in material adverse tax consequences to MVWC or its Subsidiaries (other than on account of any non-income taxes payable in connection with filings, recordings, registrations, stampings and any similar actions in connection with the creation or perfection of Liens), as reasonably determined by the Borrower Representative in consultation with (but without the consent of) the Administrative Agent, but for the avoidance of doubt, including the assets and properties of any Domestic Foreign Holding Company or any Foreign Subsidiary, (xi) any intent-to-use trademark application in the United States prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability, or result in the voiding, of such intent-to-use trademark application or any registration issuing therefrom under applicable Federal law, (xii) any segregated funds held in escrow or trust for ~~a~~ the benefit of an unaffiliated third party (including such funds in Escrow), (xiii) Excluded Equity and Equity Interests of any Excluded Subsidiary or Equity Interests in any Person other than a direct Wholly-Owned Domestic Subsidiary of MVWC or any Subsidiary Guarantor (in each case, other than 65% of the issued and outstanding voting (and 100% of the non-voting) Equity Interests of any Material First Tier Foreign Subsidiary or a Subsidiary that is a Domestic Foreign Holding Company of MVWC or a Subsidiary Guarantor), and (xiv) those assets as to which the Administrative Agent and the Borrower Representative reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in clauses (i) through (xiv) (unless such proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (i) through (xiv)).
“Excluded Subsidiary” means (a) each Subsidiary of MVWC listed on Schedule 1.01B hereto, (b) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date or at the time such Subsidiary is acquired and not incurred in contemplation of such acquisition, as applicable, from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, or any Subsidiary of MVWC for which the provision of a guarantee would result in a material adverse tax consequence to MVWC, a Borrower, or their respective Subsidiaries or direct or indirect parent companies (as reasonably determined by the Borrower Representative in consultation with the Administrative Agent), (c) any Foreign Subsidiary, (d) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (e) any Domestic Foreign Holding Company, (f) any Immaterial Subsidiary, (g) captive insurance companies, (h) not-for-profit Subsidiaries, (i) special purpose entities (including any Special Purpose Subsidiary), (j) any Unrestricted Subsidiary, (k) any non-Wholly-Owned joint venture, (l) any non-Wholly-Owned Subsidiary, (m) any Subsidiary of MVWC acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder that, at the time of such Permitted Acquisition or other Investment, has assumed secured Indebtedness permitted hereunder not incurred in contemplation of such Permitted Acquisition or other Investment, and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness at the time of such Permitted Acquisition, in each case, to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided that such prohibition was not entered into in contemplation of such Permitted Acquisition or Investment, and each such Subsidiary shall cease to be an Excluded Subsidiary under this clause (m) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable) and (n) any other Subsidiary in circumstances where the Borrower Representative and the Administrative Agent reasonably agree that the cost or burden of providing a Guaranty outweighs the benefit afforded thereby.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to any Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document (each, a “Recipient”), (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, that are Other Connection Taxes or otherwise imposed by any jurisdiction as a result of such Recipient being organized under the laws of, or having its principal office in or maintaining an Applicable Lending Office in such jurisdiction (or any political subdivision thereof), (b) any U.S. federal withholding Tax that is imposed on amounts payable to a Recipient pursuant to a law in effect at the time such Recipient becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower Representative under Section 3.06) or changes its Applicable Lending Office; provided that, this clause (b) shall not apply to the extent that (x) the indemnity payments or additional amounts any Recipient would be entitled to receive (without regard to this clause (b)) do not exceed the indemnity payment or additional amounts that the Recipient’s assignor (if any) was entitled to receive immediately prior to the assignment to such Recipient, or that such Recipient was entitled to receive immediately prior to its change in Applicable Lending Office, as applicable, (c) any withholding Tax resulting from a failure of such Recipient to comply with Section 3.01(f) or Section 3.01(g), as applicable, and (d) any withholding Tax imposed pursuant to FATCA.
“Existing Credit Facility” has the meaning specified in the recitals hereto.
“Existing Letters of Credit” means the US Existing Letters of Credit or the Multicurrency Existing Letters of Credit or any combination thereof, as the context may require.
“Existing Target Credit Facility” has the meaning specified in the recitals hereto.
~~“Expiring Credit Commitment” has the meaning specified in Section 2.04(f).~~
“Extended Revolving Credit Commitment” has the meaning specified in Section 2.15(a)(i).
“Extended Term Loans” has the meaning specified in Section 2.15(a)(ii).
“Extension” has the meaning specified in Section 2.15(a).
“Extension Offer” has the meaning specified in Section 2.15(a).
“Facility” means a Class of Term Loans or a Revolving Credit Facility, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any current or future Treasury regulations with respect thereto or other official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements (and any related laws, regulations or official administrative guidance) implementing the foregoing.
“FCPA” has the meaning specified in Section 5.20.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Final Ignite Holdco Merger” has the meaning specified in the recitals hereto.
“Financial Covenant” means the covenant set forth in Section 7.09.
“First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“First Tier Foreign Subsidiary” means a Foreign Subsidiary whose Equity Interests are directly owned by MVWC, a Borrower or a Subsidiary Guarantor.
“Fixed Amounts” has the meaning specified in Section 1.13.
“Fixed Incremental Amount” means (i) the greater of $~~750,000,000~~765,000,000 and 100% of Consolidated EBITDA as of the last day of the most recently ended Test Period minus (ii) the aggregate outstanding principal amount of all Incremental Facilities, Incremental Equivalent Debt and/or Indebtedness incurred pursuant to Section 7.03(r)(ii)(A), in each case incurred or issued in reliance on this definition.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted CORRA Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted CORRA Rate, each Adjusted Daily Simple RFR and the Central Bank Rate shall be 0.0%.
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Restricted Subsidiary with respect to employees outside the United States.
“Foreign Subsidiary” means any direct or indirect Subsidiary of MVWC which is not a Domestic Subsidiary.
“Foreign Time Share Receivable” means a note receivable held by a Foreign Subsidiary arising from the financing of the sale of timeshare intervals and fractional products to a retail customer outside of the United States.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Fee” has the meaning specified in Section 2.03(h).
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means all Indebtedness of MVWC and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that (A) if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (B) at any time after the Closing Date, the Borrower Representative may elect, upon notice to the Administrative Agent, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein), including as to the ability of the Borrower Representative or the Required Lenders to make an election pursuant to clause (A) of this proviso, (C) any election made pursuant to clause (B) of this proviso, once made, shall be irrevocable, (D) any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower Representative’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (E) the Borrower Representative may only make an election pursuant to clause (B) of this proviso if it also elects to report any subsequent financial reports required to be made by the Borrowers, including pursuant to Sections 6.01(a) and (b), in IFRS.
“Governmental Authority” means any nation or government, any state or local, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(h).
“Guarantee Obligations” means, as to any Person, without duplication, ~~(a)~~ any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part)~~, or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien)~~; provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.
“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”. For avoidance of doubt, the Borrower Representative in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement (as defined in the Guaranty), and any such Restricted

Subsidiary shall thereafter be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes and shall comply with the Collateral and Guarantee Requirement; provided that with respect to any Restricted Subsidiary that is a Foreign Subsidiary, the jurisdiction of such Subsidiary shall be reasonably satisfactory to the Administrative Agent; it being understood and agreed that Canada, England and Wales, Ireland, Luxembourg and the Netherlands shall be deemed reasonably satisfactory to the Administrative Agent.
“Guaranty” means, collectively, (a) the Guaranty substantially in the form of Exhibit E and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.
“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any Environmental Law due to their hazardous, toxic, dangerous or deleterious characteristics, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.
“Hedge Bank” means any Person that (x) is a Lender, Arranger or Agent or an Affiliate of the foregoing at the time it enters into a Swap Contract (regardless of whether such Person subsequently ceases to be a Lender, Arranger or Agent or an Affiliate of the foregoing) or (y) is a party to a Swap Contract in existence on the Closing Date with a Loan Party or any Subsidiary and listed on Schedule 1.01C, in its capacity as a Hedge Bank.
“Historical Financial Statements” has the meaning specified in Section 5.05(a).
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Hyatt Comfort Letters” means the letter agreements, to be dated on or about the ILG Joinder Date, executed and delivered by Hyatt Franchising, L.L.C., a Delaware limited liability company, as licensor, S.O.I. Acquisition Corp., a Florida Corporation, as licensee, and the Administrative Agent, and attached hereto as Exhibit O.
“IFRS” means International Financial Reporting Standards as adopted in the European Union.
“Ignite Holdco” has the meaning specified in the recitals hereto.
“Ignite Merger” has the meaning specified in the recitals hereto.
“Ignite Merger Sub” has the meaning specified in the recitals hereto.
“ILG Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“ILG Joinder Agreement” means the Credit Agreement Joinder Agreement substantially in the form of Exhibit Q.
“ILG Joinder Date” means the date on which the ILG Borrower delivers to the Administrative Agent the executed ILG Joinder Agreement.
“Immaterial Foreign Subsidiaries” means, at any date of determination, First Tier Foreign Subsidiaries that in the aggregate, as of the last day of the most recent Test Period, have ~~C~~consolidated ~~T~~total ~~A~~assets or gross revenues (when combined with the ~~C~~consolidated ~~T~~total ~~A~~assets or gross revenues, as applicable, of their Restricted Subsidiaries) that do not, in either case, exceed 7.5% of the Consolidated Total Assets or gross revenues, as applicable, of MVWC and its Restricted Subsidiaries at such date.
“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of MVWC that has been designated by the Borrower Representative in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below); provided that (a) for purposes of this Agreement, at the time of such designation the ~~C~~consolidated ~~T~~total ~~A~~assets or gross revenues of all Immaterial Subsidiaries (other than ~~Foreign~~any Subsidiaries ~~and Unrestricted~~that constitute Excluded Subsidiaries pursuant to a clause of the definition of such term other than clause (f)) at the last day of the most recent Test Period shall not equal or exceed 5.0% of the Consolidated Total Assets or gross revenues of MVWC and its Restricted Subsidiaries at such date, (b) the Borrower Representative shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the ~~C~~consolidated ~~T~~total ~~A~~assets or gross revenues of all Restricted Subsidiaries so designated by the Borrower Representative as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrower Representative shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the ~~C~~consolidated ~~T~~total ~~A~~assets or gross revenues of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; provided, further, that the Borrower Representative may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.
~~“Impacted Currency” has the meaning specified in the definition of “Eurocurrency Base Rate”.~~
~~“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurocurrency Base Rate”.~~
“Incremental Cap” means
(a)     the Fixed Incremental Amount, plus
(b)     (i) the amount of any optional prepayment of any Loan in accordance with Section 2.05(a) (other than in respect of Revolving Credit Loans unless there is an equivalent permanent reduction of Revolving Credit Commitments) and (ii) the amount paid in cash in respect of any reduction in the outstanding amount of any Term Loan resulting from any assignment of such ~~Initial~~ Term Loan to (and/or purchase of such ~~Initial~~ Term Loan by) MVWC, the Borrowers and/or any of their respective Restricted Subsidiaries, and/or application of any “yank-a-bank” provisions, so long as, in the case of any such optional prepayment, the relevant prepayment or assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness), plus
(c)     an unlimited amount so long as, in the case of this clause (c), after giving effect to the relevant Incremental Facility, (i) if such Incremental Facility is secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations on a first lien basis, the First Lien Leverage Ratio does not exceed ~~2.00~~2.50:1.00 (or, to the extent such Incremental Facility is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of ~~2.00~~2.50:1.00 and the First Lien Leverage Ratio at the end of the most recently ended Test Period), (ii) if such Incremental Facility is secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations (as defined in the Security Agreement) that are secured on a first lien basis, the Secured Leverage Ratio does not exceed 3.00:1.00 (or, to the extent such Incremental Facility is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 3.00:1.00 and the Secured Leverage Ratio at the end of the most recently ended Test Period) or (iii) if such Incremental Facility is unsecured, either (x) the Total Leverage Ratio does not exceed 4.00:1.00 (or, to the extent such Incremental Facility is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 4.00:1.00 and the Total Leverage Ratio at the end of the most recently ended Test Period) or (y) the Interest Coverage Ratio of MVWC and its Restricted Subsidiaries is at least 2.00:1.00 (or, to the extent such Incremental Facility is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the lesser of 2.00:1.00 and the Interest Coverage Ratio at the end of the most recently ended Test Period), in each case described in this clause (c), calculated on a Pro Forma Basis, including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility on the consolidated statement of financial position of MVWC and its Restricted Subsidiaries), and in the case of any Incremental Revolving Credit Commitments, assuming a full drawing of such Incremental Revolving Credit Commitments;

provided that:
(x)     Incremental Facilities and Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (c) of this definition as selected by the applicable Borrower in its sole discretion,
(y)     if Incremental Facilities or Incremental Equivalent Debt are intended to be incurred under clause (c) of this definition and any other clause of this definition in a single transaction or series of related transactions, (A) incurrence of the portion of such Incremental Facilities or Incremental Equivalent Debt to be incurred under clause (c) of this definition shall first be calculated without giving effect to any Incremental Facilities or Incremental Equivalent Debt to be incurred under all other clauses of this definition), but giving full pro forma effect to the use of proceeds of all such Incremental Facilities or Incremental Equivalent Debt and related transactions, and (B) thereafter, incurrence of the portion of such Incremental Facilities or Incremental Equivalent Debt to be incurred under such other applicable clauses of this definition shall be calculated, and
(z)     any portion of Incremental Facilities or Incremental Equivalent Debt incurred under clauses (a) and (b) of this definition may be reclassified, as the applicable Borrower elects from time to time, as incurred under clause (c) of this definition if such portion of Incremental Facilities or Incremental Equivalent Debt could at such time be incurred under clause (c) of this definition on a pro forma basis; provided, that upon delivery of any financial statements pursuant to Section 6.01 following the initial incurrence of such Incremental Facilities or Incremental Equivalent Debt under clauses (a) and (b) of this definition, if such Incremental Facilities or Incremental Equivalent Debt could, based on any such financial statements, have been incurred under clause (c) of this definition, then such Incremental Facilities or Incremental Equivalent Debt shall automatically be reclassified as incurred under the applicable provision of clause (c) above. Once such Incremental Facilities or Incremental Equivalent Debt is reclassified in accordance with the preceding sentence, it shall not further be reclassified as incurred under the original basket pursuant to which such item was originally incurred.
“Incremental Equivalent Debt” means Indebtedness incurred by MVWC or any of the Borrowers (or, solely in the case of any notes, a Guarantor that is a corporation) in the form of senior secured or unsecured notes or loans or junior secured or unsecured notes or loans and/or commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans under an Incremental Facility; provided, that:
(a)     the aggregate outstanding amount thereof shall not exceed the Incremental Cap (as in effect at the time of determination, including giving effect to any reclassification on or prior to such date of determination),
(b)     except as otherwise agreed by the lenders or holders providing such notes or loans, no Event of Default exists immediately prior to or after giving effect to such notes or loans,
(c)     the Weighted Average Life to Maturity applicable to such notes or loans (other than Inside Maturity Loans) is no shorter than the Weighted Average Life to Maturity of the then-existing ~~Initial~~2024 Incremental Term Loans (without giving effect to any prepayments thereof),
(d)     the final maturity date with respect to such notes or loans (other than Inside Maturity Loans) is no earlier than the Latest Maturity Date on the date of the issuance or incurrence, as applicable, thereof,
(e)     subject to clauses (c) and (d), may otherwise have an amortization schedule as determined by the Borrower Representative and the lenders providing such Incremental Equivalent Debt,
(f)     in the case of any such Indebtedness in the form of Qualifying Term Loans, the MFN Provision shall apply,

(g)     if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to an Acceptable Intercreditor Agreement,
(h)     such Indebtedness shall be in compliance with Section 2.14(b)(v) as if such Indebtedness were incurred thereunder, and
(i)     no such Indebtedness may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral (provided that, in the case of any Incremental Equivalent Debt that is funded into Escrow, such Incremental Equivalent Debt may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof until such Incremental Equivalent Debt is released from Escrow)).
“Incremental Facilities” has the meaning specified in Section 2.14(a).
“Incremental Facility Amendment” has the meaning specified in Section 2.14(e).
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).
“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).
“Incremental Revolving Increase Lender” has the meaning specified in Section 2.14(e).
“Incremental Term Loans” has the meaning specified in Section 2.14(a).
“Incurrence Based Amounts” has the meaning specified in Section 1.13.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)     all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments to the extent the same would appear as a liability on a balance sheet (excluding footnotes thereto) of such Person in accordance with GAAP;
(b)     the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)     net obligations of such Person under any Swap Contract (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);
(d)     all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable, (iii) any other obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefor are in escrow and (iv) liabilities associated with customer prepayments and deposits);
(e)     indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) all Attributable Indebtedness;
(g) all obligations of such Person in respect of Disqualified Equity Interests; and
(h) all Guarantee Obligations of such Person in respect of any of the foregoing;
provided that (i) in no event shall any obligations under any Swap Contracts be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio or any other financial ratio under this Agreement, (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith and (iii) the Indebtedness of any person shall exclude Indebtedness incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to such person.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt, (B) in the case of MVWC and its Restricted Subsidiaries, exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice, (C) exclude (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) Indebtedness of any Parent Company appearing on the balance sheet of MVWC and/or the Borrowers solely by reason of push down accounting under GAAP and (D) exclude obligations under or in respect of a Qualified Securitization Transaction. Notwithstanding anything herein to the contrary, Indebtedness shall not include any payment obligation or other liability of such Person under any deferred compensation plan.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise included in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.
“Information” has the meaning specified in Section 10.08.
“Initial Ignite Holdco Merger” has the meaning specified in the recitals hereto.
“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans (i) consisting of Letters of Credit that are “rolled over” or issued in order to, among other things, backstop or replace letters of credit outstanding on the Closing Date and (ii) for the payment of Transaction Expenses.
“Initial Revolving Facilities” has the meaning specified in the recitals hereto.
“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make an Initial Term Loan to the Borrowers pursuant to Section 2.01(a)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments ~~is~~was $900,000,000.
“Initial Term Facility” has the meaning specified in the recitals hereto.
“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.
“Initial Term Loan” means a Loan made pursuant to Section 2.01(a)(i).
“Initial Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date”.
“Inside Maturity Loans” means (i) any customary bridge facility, so long as the long-term debt into which any customary bridge facility is to be converted satisfies any maturity and weighted average life limitations, (ii) any Customary Term A Loans and/or (iii) other Indebtedness under this clause (iii) in the aggregate amount not to exceed the greater of (x) $~~200,000,000~~385,000,000 and (y) 50.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period.
“Intercompany Agreements” means collectively, the Marriott License Agreement, the Ritz-Carlton License Agreement, the Noncompetition Agreement, the Marriott Rewards Affiliation Agreement, the Marriott Comfort Letter, the Ritz-Carlton Comfort Letter, and, from and after the ILG Joinder Date, the Hyatt Comfort Letters and the Starwood Comfort Letters.
“Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA as of the last day of the most recently ended Test Period to (b) the Consolidated Interest Expense for such Test Period, all determined on a consolidated basis in accordance with GAAP.
“Interest Payment Date” means (a) as to any ~~Loan other than a Base~~Eurocurrency Rate ~~Loan, RFR~~ Loan or Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan or Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made, (c) ~~and to the extent necessary to create a fungible Class of Term Loans, on any Business Day that any additional Term Loans are incurred, (d) with respect~~as to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such period, then the last day of such month) and (2) the Maturity Date and ~~(e) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.~~d) to the extent necessary to create a fungible Class of Term Loans, on any Business Day that any additional Term Loans are incurred.
“Interest Period” means, as to each Eurocurrency Rate Loan and Term Benchmark Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan or Term Benchmark Loan, as applicable, and ending on the date one, two, three or six months thereafter (in each case, subject to availability) as selected by the Borrower Representative in its Committed Loan Notice, or such other period that is twelve months, less than one month or such other period as may be requested by the Borrower Representative and in each case, consented to by all the Lenders of such Eurocurrency Rate Loan or such Term Benchmark Loan, as applicable; provided that:
(a)     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan or Term

Benchmark Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)     any Interest Period pertaining to a Eurocurrency Rate Loan or Term Benchmark Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)     no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
Notwithstanding the foregoing, (x) any Interest Period may be adjusted by the Administrative Agent to the extent necessary to create a fungible Class of Term Loans, (y) the Borrower Representative may select an initial Interest Period for the ~~Initial~~2024 Incremental Term Loans ending on the date that is no more than 3 months after the ~~Closing~~2024 Incremental Effective Date that is, subject to clause (a) of this definition of “Interest Period”, the first Business Day of the first fiscal quarter following the ~~Closing~~2024 Incremental Amendment Effective Date and (z) with respect to Term Benchmark Loans, an Interest Period of two-months is not available and with respect to Term Benchmark Loans denominated in Canadian Dollars, an Interest Period of six-months is also not available.
~~“Interpolated Rate” means, at any time and with respect to any Impacted Currency for any Impacted Interest Period, the rate per annum (rounded to the same number of decimal places as the applicable Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period for which such Screen Rate is available for the Impacted Currency that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period for which that Screen Rate is available for the Impacted Currency that is longer than the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Date. When determining the rate for a period which is shorter than the shortest period for which the applicable Screen Rate is available, such Screen Rate for purposes of clause (a) above shall be deemed to be (i) if the Impacted Currency is Dollars, the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select in its reasonable discretion and (ii) otherwise, the Overnight Eurocurrency Rate.~~
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any Obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of MVWC and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but in each case, without duplication of any adjustments to the amount of Investments permitted under Section 7.02 (other than Section 7.02(y)), net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch, Inc.
“IP Rights” has the meaning specified in Section 5.14.

“ISP” means with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Japanese Yen” means the official legal currency of Japan.
“Judgment Currency” has the meaning specified in Section 1.08(f).
“Junior Debt” means any third party Indebtedness for borrowed money (excluding any intercompany Indebtedness) that is expressly subordinated in right of payment to the Obligations with an outstanding principal amount in excess of the Threshold Amount.
“Junior Debt Documents” means the agreements governing any Junior Debt.
“JV Entity” means any joint venture of a Borrower or any of its Restricted Subsidiaries that is not a Subsidiary.
“L/C Advance” means, with respect to each relevant Revolving Credit Lender under the relevant Revolving Credit Facility, such Lender’s funding of its participation in any relevant L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a relevant Revolving Credit Borrowing under the relevant Revolving Credit Facility.
“L/C Commitment” means, as to any L/C Issuer, its US Letter of Credit Commitment and/or its Multicurrency Letter of Credit Commitment, as applicable. The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the Letter of Credit Sublimit at all times~~.~~ and if any L/C Issuer increases its L/C Commitment pursuant to the terms hereof or with the agreement in writing of such Lender, the Borrower Representative and the Administrative Agent, the applicable L/C Commitment of the each other L/C Issuer shall be reduced on a pro rata basis during the time when such increase is in effect. For the avoidance of doubt, the L/C Commitments of each L/C Issuer as of the 2024 Incremental Amendment Effective Date are set forth on Annex C to the 2024 Incremental Amendment.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Exposure” means US L/C Exposure or Multicurrency L/C Exposure or any combination thereof, as the context may require.
“L/C Issuer” means, (i) initially, JPMorgan, Bank of America, N.A., ~~Sun~~Truist ~~Bank~~Securities, Inc., Deutsche Bank AG New York Branch, Wells Fargo Bank, National Association, and Credit Suisse AG, Cayman Islands Branch, and (ii) as of the 2022 Incremental Amendment Effective Date, JPMorgan, Bank of America, N.A., Truist Bank, Credit Suisse AG, New York Branch and Wells Fargo Bank, National Association, each in its capacity as issuer of US Letters of Credit and Multicurrency Letters of Credit hereunder and each other Revolving Credit Lender reasonably acceptable to each of the Administrative Agent and the Borrower Representative that has entered into a letter of credit issuer agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative, in each case, in its capacity as an issuer of US Letters of Credit and/or Multicurrency Letters of Credit hereunder, together with their respective permitted successors and assigns in such capacity. Each L/C Issuer may arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the L/C Issuer shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means the US L/C Obligations and the Multicurrency L/C Obligations or any combination thereof, as the context may require.
“Land Trust” means (i) the land trust number 1082-0300-00 established pursuant to Section 689.071 of the Florida Statutes pursuant to the Trust Agreement, effective as of March 11, 2010, by and among First American Trust FSB, as trustee, the MVW Borrower, as developer, and MVC Trust Owners Association, Inc., a Florida not-for-profit company and (ii) each other land trust in effect from time to time among MVWC or a Subsidiary and certain other parties.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitment, Additional Revolving Credit Commitment, Extended Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LCT Provisions” means the provisions of Section 1.10.
“Lead Arrangers” means JPMorgan, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), ~~Sun~~Truist ~~Robinson Humphrey~~Securities, Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, and Credit Suisse Loan Funding LLC, in their capacities as Lead Arrangers and Joint Bookrunners under this Agreement.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes any L/C Issuer, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender” (including, for the avoidance of doubt 2022 Incremental Lenders and the 2024 Incremental Term Lenders).
“Lender Participation Notice” has the meaning specified in Section 2.05(d)(iii).
“Letter of Credit” means any letter of credit issued hereunder (including, in the case of any Existing Letter of Credit, deemed to be issued hereunder). A Letter of Credit may be a commercial letter of credit or a standby letter of credit. For the avoidance of doubt, the term “Letter of Credit” shall not include any Specified Bilateral Letter of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
“Letter of Credit Facility Expiration Date” means, for Letters of Credit under the relevant Revolving Credit Facility, the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the relevant Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise), deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of MVWC and its Restricted Subsidiaries of any assets, business or Person, the consummation of which is not conditioned on the availability of, or on obtaining, third party acquisition financing.
“Limited Condition Transaction” means (i) a Limited Condition Acquisition, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and/or (iii) any dividends or distributions on, or redemptions of MVWC’s equity requiring irrevocable notice in advance thereof.
“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan or a Revolving Credit Loan (including any Incremental Term Loans, any Extended Term Loans, loans made pursuant to any Additional Revolving Credit Commitment, loans made pursuant to Extended Revolving Credit Commitments ~~and~~, 2022 Incremental Revolving Credit Loans and 2024 Incremental Term Loans).
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents ~~and~~, (v) each Incremental Facility Amendment (including the 2024 Incremental Amendment) and (vi) any Acceptable Intercreditor Agreement that is entered into, in each case as amended.
“Loan Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed or allowable in such proceeding. Without limiting the generality of the foregoing, the Loan Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Agent or Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.
“Loan Parties” means, collectively, (i) MVWC, (ii) the Borrowers and (iii) each other Guarantor.
“Local Time” means local time in New York City.
“Lodging Competitor Brand” means (i) a branded full service or luxury hotel chain with both (x) four thousand (4,000) or more rooms and (y) twenty (20) or more hotels or (ii) a branded select service or extended stay hotel chain with both (x) ten thousand (10,000) or more rooms and (y) fifty (50) or more hotels.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of MVWC or its direct or indirect parent on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests on the principal securities exchange on which such common stock or common equity interests are traded for the thirty (30) consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Marriott” means Marriott International, Inc.

“Marriott Comfort Letter” means the letter agreement, dated November 21, 2011, executed and delivered by Marriott, and Marriott Worldwide Corporation, as licensors, MVWC, as licensee, and the Administrative Agent, and attached hereto as Exhibit M.
“Marriott License Agreement” means the License, Services and Development Agreement by Marriott and Marriott Worldwide Corporation, a Maryland corporation, as licensors and MVWC, as licensee, effective as of November 19, 2011 or any replacement license agreement or additional similar license agreement between the parties or their Affiliates.
“Marriott Rewards Affiliation Agreement” means the Marriott Rewards Affiliation Agreement, effective as of November 21, 2011, by and among Marriott, Marriott Rewards, LLC, an Arizona limited liability company, MVWC and the MVW Borrower or any replacement rewards affiliation agreement or additional similar rewards affiliation agreement between the parties or their Affiliates.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” means a material adverse effect on the (a) business, result of operations or financial condition of MVWC and its Restricted Subsidiaries, taken as a whole, (b) ability of the Loan Parties (taken as a whole) to perform their payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) rights and remedies of the Agents (acting on behalf of the Lenders) under any Loan Document.
“Material First Tier Foreign Subsidiary” means any First Tier Foreign Subsidiary that constitutes a Material Foreign Subsidiary.
“Material Foreign Subsidiary” means from and after the Closing Date, any Foreign Subsidiary that is not an Immaterial Foreign Subsidiary.
“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of MVWC that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).
“Maturity Date” means (a)(x) with respect to the Revolving Credit Facility effective on the Closing Date, the fifth anniversary of the Closing Date, (y) with respect to the 2022 Incremental Revolving Credit Commitments, the fifth anniversary of the 2022 Incremental Amendment Effective Date and (z) with respect to any Additional Revolving Credit Commitments or Extended Revolving Credit Commitments, the maturity date applicable to such Additional Revolving Credit Commitments or Extended Revolving Credit Commitments in accordance with the terms hereof and (b)(x) with respect to Initial Term Loans, the seventh anniversary of the Closing Date (the “Initial Term Loan Maturity Date”), (y) with respect to 2024 Incremental Term Loans, the seventh anniversary of the 2024 Incremental Amendment Effective Date (the “2024 Incremental Term Loan Maturity Date”) or (y) with respect to any (i) Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (ii) Incremental Term Loan, the maturity date applicable to such Incremental Term Loan in accordance with the terms hereof; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Tender Condition” has the meaning specified in Section 2.17(b).
“MFN Provision” has the meaning specified in Section 2.14(b).
“Minimum Extension Condition” has the meaning specified in Section 2.15(b).
“Minimum Tender Condition” has the meaning specified in Section 2.17(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Rating” means at any time, the MVW Borrower’s corporate family rating issued by Moody’s and then in effect.
“Multicurrency Existing Letters of Credit” has the meaning specified in Section 2.03(a)(ii).
“Multicurrency L/C Exposure” means, at any time, the sum of (a) the undrawn portion of the Outstanding Amount of all Multicurrency Letters of Credit at such time and (b) the Outstanding Amount of all ~~Multicurrency L/C~~ Borrowings in respect of Multicurrency Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Multicurrency L/C Exposure of (i) any L/C Issuer under the Multicurrency Revolving Credit Facility shall be the aggregate Multicurrency L/C Exposure in respect of all Letters of Credit issued by that L/C Issuer (net of any participations by Lenders in such Letters of Credit) and (ii) any Multicurrency Revolving Credit Lender under the Multicurrency Revolving Credit Facility at any time shall be the aggregate amount of all participations by that Lender in the aggregate Multicurrency L/C Exposure at such time which shall be in an amount equal to its Applicable Percentage of the aggregate Multicurrency L/C Exposure at such time.
“Multicurrency L/C Issuer” means an L/C Issuer that has agreed to issue Multicurrency Letters of Credit.
“Multicurrency L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Multicurrency Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Multicurrency Letters of Credit, including all L/C Borrowings in respect thereof. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes under this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP, article 29 of the UCP, or any similar provision under the applicable law or the express terms of the Letter of Credit, the “Outstanding Amount” of such Letter of Credit shall be deemed to be the amount so remaining available to be drawn.
“Multicurrency Letter of Credit” means any letter of credit issued hereunder (including, in the case of any Multicurrency Existing Letter of Credit, deemed to be issued hereunder). A Multicurrency Letter of Credit may be a commercial letter of credit or a standby letter of credit. For the avoidance of doubt, the term “Multicurrency Letter of Credit” shall not include any Specified Bilateral Letter of Credit.
“Multicurrency Letter of Credit Commitment” means, as to any L/C Issuer, its commitment to issue Multicurrency Letters of Credit, and to amend or extend Multicurrency Letters of Credit previously issued by it, pursuant to Section 2.03, in an aggregate amount at any time outstanding not to exceed (a) in the case of any L/C Issuer party hereto as of the Closing Date, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 under the heading “Multicurrency Letter of Credit Commitments” and (b) in the case of any Revolving Credit Lender that becomes a L/C Issuer hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become an L/C Issuer, in each case as the maximum outstanding amount of Multicurrency Letters of Credit to be issued by such L/C Issuer, as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Lender, the Borrower Representative and the Administrative Agent.
“Multicurrency Revolving Credit Borrowing” means a borrowing consisting of Multicurrency Revolving Credit Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans and Term Benchmark Loans, as to which a single Interest Period is in effect.
“Multicurrency Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Multicurrency Revolving Credit Loans and to acquire participations in Multicurrency Letters of Credit, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Multicurrency Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) increased from time to time pursuant to Section 2.14. The initial amount of each Lender’s Multicurrency Revolving Credit Commitment on the Closing Date was set forth on

Schedule 2.01 under the caption “Multicurrency Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Revolving Credit Commitment, as the case may be. The initial aggregate amount of the Lenders’ Multicurrency Revolving Credit Commitments on the Closing Date was $120,000,000. The amount of each Lender’s Multicurrency Revolving Credit Commitment on the 2022 Incremental Amendment Effective Date is set forth on Schedule 2.01 under the heading “2022 Incremental Revolving Credit Commitments” and under the caption “Multicurrency Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Revolving Credit Commitment, as the case may be. The aggregate amount of the Lenders’ Multicurrency Revolving Credit Commitments on the 2022 Incremental Amendment Effective Date is $120,000,000.
“Multicurrency Revolving Credit Exposure” means, at any time for any Lender, the sum of (a) the Outstanding Amount of the Multicurrency Revolving Credit Loans of such Lender outstanding at such time and (b) the Multicurrency L/C Exposure of such Lender at such time.
“Multicurrency Revolving Credit Facility” means the Multicurrency Revolving Credit Commitments and the extension of credit made thereunder.
“Multicurrency Revolving Credit Lender” means a Lender with a Multicurrency Revolving Credit Commitment or, if the Multicurrency Revolving Credit Commitments have terminated or expired, a Lender with Multicurrency Revolving Credit Exposure.
“Multicurrency Revolving Credit Loan” means a Loan made pursuant to Section 2.01(b)(ii) (which shall be deemed to include 2022 Incremental Revolving Credit Loans denominated in an Alternative Currency).
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.
“MVW Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“MVWC” has the meaning specified in the introductory paragraph to this Agreement.
“Net Cash Proceeds” means:
(a)     with respect to the Disposition of any asset by MVWC or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of MVWC or any Restricted Subsidiary (excluding any business interruption insurance proceeds)) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by MVWC or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes and Tax Distributions paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other taxes payable as a result of the distribution of such proceeds to MVWC or the Borrowers) and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by MVWC or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction; it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by MVWC or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds under this clause (a) unless such net cash proceeds shall exceed $25,000,000 or in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
(b)     (i) with respect to the incurrence or issuance of any Indebtedness by MVWC or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred by MVWC or such Restricted Subsidiary (or, in the case of taxes, any member thereof) in connection with such incurrence or issuance and, in the case of Indebtedness of any Foreign Subsidiary of MVWC, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrowers, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrowers.
“Noncompetition Agreement” means the Noncompetition Agreement, effective as of November 21, 2011, between Marriott and MVWC or any noncompetition agreement or additional similar noncompetition agreement between the parties or their Affiliates.
“Non-Consenting Lender” has the meaning specified in Section 3.06(d).
~~“Non-Expiring Credit Commitments” has the meaning specified in Section 2.04(f).~~
“Non-Exchanged 2019 Refinancing Term Loans” means each 2019 Refinancing Term Loan (or portion thereof) other than an Exchanged Term Loan.
“Non-Extending Lender” has the meaning specified in Section 3.06(d).
“Non-Loan Party” means any Restricted Subsidiary of MVWC that is not a Loan Party.
“Non-Recourse Debt”: means Indebtedness ~~of a Person~~: (a) as to which neither MVWC, any Borrower nor any Guarantor provides any Guarantee Obligation or credit support of any kind or is directly or indirectly liable and (b) which does not provide any recourse against any of the assets of MVWC, any Borrower or any Guarantor. Notwithstanding the foregoing, (i) the provision of Standard Securitization Undertakings and Liens granted as permitted pursuant to Section 7.01(gg) or (hh) in connection with a Qualified Securitization Transaction shall not invalidate the status of ~~the~~ Indebtedness ~~of such Time Share SPV~~in respect thereof that is otherwise classified as Non-Recourse Debt pursuant to the terms of this definition and (ii) Indebtedness shall not be considered to be recourse to a Person if recourse is contingent upon the occurrence of specified events that have not yet occurred in circumstances in which the occurrence of such events is within the control of such Person (e.g., provisions commonly known as “bad boy” provisions).
“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Note” means a Term Note or a Revolving Credit Note as the context may require.
“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all (~~x~~w) Loan Obligations, (~~y~~x) obligations of any Loan Party or any Subsidiary arising under any Secured Hedge Agreement ~~and~~, (~~z~~y) Cash Management Obligations and (z) Specified Bilateral Letter of Credit Obligations; provided that the “Obligations” shall exclude any Excluded Swap Obligations.
“OFAC” has the meaning specified in Section 5.19.
“Offered Loans” has the meaning specified in Section 2.05(d)(iii).
“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation, the memorandum and articles of association, any certificates of change of name and/or the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Pari Indebtedness” has the meaning specified in Section 2.05(b)(i).
“Other Taxes” means all present or future stamp, court or documentary Taxes and any other property, intangible, recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding, in each case, any such Tax that is an Other Connection Tax resulting from an Assignment and Assumption or transfer or assignment (other than an assignment pursuant to a request by the Borrower Representative under Section 3.06).
“Outstanding Amount” means (a) with respect to any Loan on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Borrowings as a Revolving Credit Borrowing) occurring on such date; and (b) with respect to any Letter of Credit, Unreimbursed Amount, L/C Borrowing or L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extension as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Eurocurrency Rate” means, with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parent Company” means any direct or indirect parent of a Borrower.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“Payment” has the meaning specified in Section 9.17(a)(i).
“Participant Notice” has the meaning specified in Section 9.17(a)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years.
“Permitted Acquisition” has the meaning specified in Section 7.02(j).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to MVWC’s common stock (or other securities or property following a merger event or other change of the common stock of MVWC) purchased by MVWC in connection with the issuance of any convertible Indebtedness; provided, that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by MVWC from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by MVWC from the sale of such convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction.
“Permitted Debt Exchange” has the meaning specified in Section 2.17(a).
“Permitted Debt Exchange Offer” has the meaning specified in Section 2.17(a).
“Permitted Debt Exchange Securities” has the meaning specified in Section 2.17(a).
“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests.
“Permitted Liens” means any Liens permitted by Section 7.01.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such modification, refinancing, refunding, renewal, replacement or extension (other than any Inside Maturity Loans) has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) to the extent such Indebtedness being so modified, refinanced, refunded, renewed, replaced or extended is secured by a Lien on the Collateral, the Lien securing such Indebtedness as modified, refinanced, refunded, renewed, replaced or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended unless such Lien is otherwise permitted hereunder and/or an Acceptable Intercreditor Agreement is entered into (including to create customary criss-cross Liens in connection with an asset based facility) and shall not be secured by any additional Collateral unless such additional Collateral substantially simultaneously secures the Obligations or is otherwise permitted under this Agreement; (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed, replaced or extended is guaranteed by a Guarantee, such Indebtedness as modified, refinanced, renewed or extended shall not have any additional guarantees unless such additional guarantees are substantially simultaneously provided in respect of the Loans and Commitments under this Agreement and (e) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Indebtedness permitted pursuant to Section 7.03(c), (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Loan Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Loan Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed, replaced or extended, (ii) the terms and conditions of such Indebtedness (excluding pricing, call protection, premiums and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the maturity date of the Loans being refinanced) shall be either, taken as a whole, no more favorable to the lenders providing such Indebtedness, in their capacity as such or be on market terms at the time of the establishment of such Indebtedness (in each case, as reasonably determined by the Borrower Representative) (except for (x) covenants or other provisions applicable only to periods after the latest maturity date of the relevant Loans being refinanced or (y) to the extent any more restrictive financial maintenance covenant is added for the benefit of (A) with respect to any such Indebtedness incurred as term B loans, such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Indebtedness or (B) with respect to any revolving facility or Customary Term A Loans, such financial maintenance covenant (except to the extent only applicable after the maturity date of the Revolving Credit Facility) is also added for the benefit of the Revolving Credit Facility to the extent it remains outstanding after the incurrence of such Indebtedness; it being understood and agreed that in each such case, no consent of the Administrative Agent and/or any Lender shall be required in connection with adding financial maintenance covenant) and (iii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by a Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed, replaced or extended.
“Permitted Sale Leaseback” means any Sale Leaseback consummated by MVWC or any of its Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback not between (a) a Loan Party and another Loan Party or (b) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by (i) MVWC or such Restricted Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sale Leasebacks) the aggregate proceeds of which exceed the greater of (x) $~~75,000,000~~80,000,000 and (y) 10.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period, the board of managers or directors, as applicable, of MVWC or such Restricted Subsidiary.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to MVWC’s common stock (or other securities or property following a merger event or other change of the common stock of MVWC) and/or cash (in an amount determined by reference to the price of such common stock) sold by MVWC substantially concurrently with any purchase by MVWC of a Permitted Bond Hedge Transaction.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Prepayment Asset Sale” means a Disposition under Sections 7.05(l), 7.05(m) and 7.05(n).
“Pricing Grid” means the table set forth below:

Level	First Lien Leverage Ratio	Applicable Rate for Term Benchmark Loans, Eurocurrency Rate Loans and RFR Loans	Applicable Rate for Base Rate Loans	Commitment Fee Rate
I	< 1.50:1.00	1.75%	0.75%	0.25%
II	>1.50:1.00 < 2.25:1.00	2.00%	1.00%	0.30%
III	>2.25:1.00	2.25%	1.25%	0.35%
Notwithstanding anything to the contrary in this definition, during the period from the 2022 Incremental Amendment Effective Date until the date on which Section 6.01 financials are delivered to the Administrative Agent under Section 6.01 for the first full fiscal quarterly period of the Borrowers completed after the 2022 Incremental Amendment Effective Date, the Applicable Rate for Revolving Credit Loans shall be determined by reference to the applicable “Pricing Level I” set forth in the table above. Any increase or decrease in the Applicable Rate for Revolving Credit Loans resulting from a change in the First Lien Leverage Ratio shall become effective as of the ~~first~~third Business Day immediately following the date the certificate delivered pursuant to Section 6.02(a) is delivered to the Administrative Agent; provided that, at the option of the Required Lenders (with written notice to the Administrative Agent), the highest pricing level (as set forth in the table above (i.e., “Pricing Level III”)) shall apply as of the first Business Day after the date on which the certificate required to be delivered pursuant to Section 6.02(a) was required to have been delivered but has not been delivered pursuant to Section ~~6.2~~6.02 and shall continue to so apply to and including the date on which such certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).
In the event that the Administrative Agent and the Borrower Representative determine that any Section 6.01 financials previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Revolving Credit Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (a) Borrower Representative shall as soon as practicable deliver to the Administrative Agent the correct Section 6.01 financials for such Applicable Period, (b)

the Applicable Rate for Revolving Credit Loans shall be determined as if the pricing level for such higher Applicable Rate for Revolving Credit Loans was applicable for such Applicable Period, and (c) the Borrower Representative shall within 10 Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.
Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Additional Revolving Credit Commitments or Extended Revolving Credit Commitments and any Incremental Term Loans, Extended Term Loans or Revolving Credit Loans made pursuant to any Additional Revolving Credit Commitments or Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Incremental Facility Amendment or Extension Offer.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Office” means, for each of the Administrative Agent and each L/C Issuer, such Person’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as such Person may from time to time notify in writing to the Borrower Representative, the Administrative Agent and the L/C Issuers.
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is expected to have a continuing impact and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of MVWC and its Restricted Subsidiaries, in each case being given pro forma effect, which actions (i) have been taken or (ii) will be taken or implemented within the succeeding twenty-four (24) months following such transaction and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead) taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of MVWC and its Restricted Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that at the election of the Borrower Representative, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) ~~all~~the Specified Transaction for which the calculation is being made and all other

Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of MVWC or any division, product line, or facility used for operations of MVWC or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by MVWC or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, (1) without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including cost savings, synergies and operating expense reductions) that are (as determined by the Borrower Representative in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on MVWC and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment” and (2) in connection with any Specified Transaction that is the incurrence of Indebtedness in respect of which compliance with any specified leverage ratio test is by the terms of this Agreement required to be calculated on a Pro Forma Basis, the proceeds of such Indebtedness shall not be netted from Indebtedness in the calculation of the applicable leverage ratio test.
“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means, as to MVWC and its Subsidiaries, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising by virtue of the listing of MVWC’s equity or issuance by MVWC or its Subsidiaries of public debt securities.
“Public Lender” has the meaning specified in Section 6.02.
“Public Offer” has the meaning specified in Section 1.10.
“Qualified Acquisition” means any Permitted Acquisition in which the target that is the subject of such Permitted Acquisition represents at least 5.0% of the Consolidated Total Assets on a Pro Forma Basis.
“Qualified Equity Interests” means any Equity Interests of MVWC or of a Borrower, in each case, that are not Disqualified Equity Interests.
“Qualified Securitization Transaction” means any Securitization Facility that meets the following conditions: (i) the Borrower Representative shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to MVWC and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by MVWC or any of its Restricted Subsidiaries to the Special Purpose Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Borrower Representative) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Borrower Representative) and may include Standard Securitization Undertakings; it being understood that the revolving warehouse credit facility evidenced by that certain Third Amended and Restated Indenture and Servicing Agreement, dated as of September 1, 2014, by and among Marriott Vacations Worldwide Owner Trust 2011-1, as issuer, the MVW Borrower, as servicer, and Wells Fargo Bank, National Association, as indenture trustee and as back-up servicer, and the other Facility Documents (as defined therein) shall constitute a Qualified Securitization Transaction for all purposes hereunder.
“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).
“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).
“Qualifying Term Loans” means Indebtedness (i) incurred prior to the date that is ~~eighteen~~twelve (~~18~~12) months following the ~~Closing~~2024 Incremental Amendment Effective Date, (ii) denominated in Dollars in the form of syndicated term loans (other than customary bridge loans or Customary Term A Loans), secured by the Collateral on a pari passu basis with the ~~Initial~~2024 Incremental Term Loans in right of payment and with respect to security, (iii) the maturity of which is prior to the date one year after the ~~Initial~~2024 Incremental Term Loan Maturity Date and (iv) is in an aggregate original principal amount for all Indebtedness incurred with respect to the applicable provision in excess of $100,000,000.
“Quotation Date” means, in respect to any Eurocurrency Rate Loan for any Interest Period, ~~(a) if such Eurocurrency Rate Loan is denominated in Australian Dollars,~~ the first day of such Interest Period ~~and (b) if such Eurocurrency Rate Loan is denominated in Dollars, the day that is two Business Days prior to the commencement of such Interest Period; provided, in each case, that if market practice differs in the relevant market where the Eurocurrency Base Rate for such currency is to be determined, the Quotation Date will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, the Quotation Date will be the last of those days).~~.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (5) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, (6) if the RFR for such Benchmark is SORA, then five Business Days prior to such setting ~~or~~, (7) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the day that is two Business Day preceding the date of such setting, (8) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four RFR Business Days prior to such setting or (8) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, Daily Simple CORRA, the Adjusted Term CORRA Rate, SONIA or SORA, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing” has the meaning specified in the recitals hereto.
“Refinancing Revolving Credit Commitments” means Incremental Revolving Credit Commitments that are designated by a Responsible Officer of the Borrower Representative as “Refinancing Revolving Credit Commitments” in a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent on or prior to the date of incurrence.
“Refinancing Term Loans” means Incremental Term Loans that are designated by a Responsible Officer of the Borrower Representative as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent on or prior to the date of incurrence.
“Register” has the meaning specified in Section 10.07(d).
“Rejection Notice” has the meaning specified in Section 2.05(b)(v).

“Related Indemnitee” of an Indemnitee means (a) any Controlling Person or Affiliate of such Indemnitee, (b) the respective directors, officers, or employees of such Indemnitee or any of its Controlling Persons or any of its Affiliates and (c) the respective agents, advisors and representatives of such Indemnitee or any of its Controlling Persons or any of its Affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, Controlling Person or such Affiliate (it being understood and agreed that any agent, advisor or representative of such Indemnitee or any of its Controlling Persons or any of its Affiliates engaged to represent or otherwise advise such Indemnitee, Controlling Person or Affiliate in connection with the Transactions shall be deemed to be acting at the instruction of such Person).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching of Hazardous Materials into or through the Environment or into, from or through any building, structure or facility.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Singapore Dollars, the Monetary Authority of Singapore, or a committee officially endorsed or convened by the Monetary Authority of Singapore or, in each case, any successor thereto and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, (iv) with respect to any RFR Borrowing denominated in Pounds Sterling, Singapore Dollars, Canadian Dollars or Dollars, the applicable Adjusted Daily Simple RFR ~~or~~, (v) with respect to any Term Benchmark Borrowing denominated in Canadian dollars, the Term CORRA or (vi) with respect to any Eurocurrency Borrowing denominated in ~~Canadian Dollars or~~ Australian Dollars, the ~~applicable~~ Eurocurrency Base Rate, as applicable.
“Reorganization” means any reorganization of any of MVWC, the Borrowers and/or their respective Subsidiaries implemented in order to optimize the tax position of such entities or any parent thereof (as reasonably determined by the Borrower Representative in good faith) so long as such reorganization does not materially impair any Guarantee or the security interests of the Lenders and is otherwise not materially adverse to the Lenders in their capacity as such, taken as a whole, and after giving effect to such re-structuring, the Loan Parties and their Restricted Subsidiaries otherwise comply with the definition of “Collateral and Guarantee Requirement” and Section 6.10.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Repricing Event” means with respect to the ~~Initia~~l2024 Incremental Term Loans (i) any prepayment or repayment of ~~Initial~~2024 Incremental Term Loans with the proceeds of, or any conversion of Initial2024 Incremental Term Loans into, any new or replacement tranche of term loans secured on a pari passu basis with the ~~Initial~~2024 Incremental Term Loans that is broadly marketed or syndicated to banks or other institutional investors bearing interest with an All-In-Rate less than the All-In-Rate applicable to the ~~Initial~~2024 Incremental Term Loans prepaid, repaid or replaced and (ii) any amendment (including pursuant to a replacement term loan as contemplated by Section 10.01) to the ~~Initial~~2024 Incremental Term Loans which reduces the All-In-Rate applicable to any ~~Initial~~2024 Incremental Term Loans, but in each case of clauses (i) and (ii) excluding in connection with (x) a Transformative Transaction or (y) a Change of Control; provided, that in the cases of clauses (i) and (ii), the primary purpose of such prepayment, repayment or amendment is to reduce the All-In-Rate.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50.0% of the sum of the (a) Total Outstandings (with the aggregate Outstanding Amount of each Lender’s Revolving Credit Exposure being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for all purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Lenders having more than 50.0% in the aggregate of the Revolving Credit Commitments plus after the termination of the Revolving Credit Commitments under any Revolving Credit Facility, the Revolving Credit Exposure under such Revolving Credit Facility of all Lenders; provided that the Revolving Credit Commitment and the Revolving Credit Exposure of any Defaulting Lender shall be excluded for all purposes of making a determination of Required Revolving Credit Lenders.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, any manager or other similar officer of a Loan Party (and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof) and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party or any manager. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Casualty Event” has the meaning specified in Section 2.05(b)(vi).
“Restricted Disposition” has the meaning specified in Section 2.05(b)(vi).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in MVWC or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of MVWC or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of MVWC other than an Unrestricted Subsidiary; it being agreed that unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of MVWC.
“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(v).
“Revolving Credit Borrowing” means a US Revolving Credit Borrowing or a Multicurrency
Revolving Credit Borrowing or any combination thereof, as the context may require.
“Revolving Credit Commitment” means a US Revolving Credit Commitment or a Multicurrency Revolving Credit Commitment or any combination thereof, as the context may require.
“Revolving Credit Exposure” means a US Revolving Credit Exposure or a Multicurrency Revolving Credit Exposure or any combination thereof, as the context may require.
“Revolving Credit Facility” means the US Revolving Credit Facility or the Multicurrency Revolving Credit Facility or any combination thereof, as the context may require.
“Revolving Credit Lender” means a US Revolving Credit Lender or a Multicurrency Revolving Credit Lender or any combination thereof, as the context may require.
“Revolving Credit Loan” means a US Revolving Credit Loan or a Multicurrency Revolving Credit Loan or any combination thereof, as the context may require.
“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit F-1 hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender under any Revolving Credit Facility.
“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA, (b) Singapore Dollars, SORA and (~~b~~c) Dollars, Daily Simple SOFR and (d) Canadian Dollars, (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA) Daily Simple CORRA.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Singapore Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Singapore ~~and~~, (c) Dollars, a U.S. Government Securities Business Day and (d) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan denominated in Dollars, Canadian Dollars, Pounds Sterling or Singapore Dollars that bears interest at a rate based on the Adjusted Daily Simple RFR.
“Ritz-Carlton Comfort Letter” means the letter agreement, dated November 21, 2011, executed and delivered by The Ritz-Carlton Hotel Company, L.L.C., as licensor, MVWC, as licensee, and the Administrative Agent, and attached hereto as Exhibit N.
“Ritz-Carlton License Agreement” means the License, Services and Development Agreement by The Ritz-Carlton Hotel Company, L.L.C., as licensor and MVWC, as licensee, effective as of November 19, 2011 or any replacement license agreement or additional similar license agreement between the parties or their Affiliates.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“S&P Rating” means at any time, the rating issued by S&P and then in effect with respect to MVWC’s S&P issuer rating.
“Sale Leaseback” means any transaction or series of related transactions pursuant to which MVWC or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
“Sanctions” has the meaning specified in Section 5.19(a).
“Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate ~~or~~, (iv) with respect to any ~~Eurocurrency Loan~~Term Benchmark Borrowing denominated in Canadian Dollars ~~or~~, Term CORRA or (v) with respect to any Eurocurrency Rate Loan denominated in Australian Dollars, the ~~CDOR Screen Rate or~~ BBSY Screen Rate, ~~respectively, and~~ in each case, as applicable.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Hedge Agreement” means any Swap Contract permitted hereunder that is entered into by and between (a) MVWC or any of its Restricted Subsidiaries (or any Person that merges into or becomes a Restricted Subsidiary) and (b) any Hedge Bank.
“Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Arrangers, the 2022 Incremental Arrangers, the 2024 Incremental Arrangers, the Lenders, L/C Issuers, the Hedge Banks, the Cash Management Banks, the Specified Bilateral Letter of Credit Issuers, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).
“Securities Act” means the Securities Act of 1933.
“Securitization Assets” means (a) any Time Share Receivables, (b) any accounts receivable, mortgage receivables, loan receivables, receivables or loans relating to the financing of insurance premiums, royalty, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (c) all collateral securing such receivables or assets (including Time Share Receivables), all contracts and contract rights, purchase orders, guarantees or other obligations in respect of such receivables or assets, ~~lockbox accounts and~~any accounts into which collections on such receivables or assets are received (and not containing material other amounts), any records with respect to such ~~account or asset~~receivables, assets or accounts and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with ~~accounts~~receivables or assets in connection with a securitization, factoring or receivable sale transaction.
“Securitization Facility” means any of one or more securitization, bank conduit receivables or warehouse financing, factoring or sales transactions, hypothecation facility and/or receivables purchase agreements, pursuant to which MVWC or any of its Restricted Subsidiaries sells, assigns, transfers, pledges, participates, contributes to capital or otherwise conveys any Securitization Assets (including Time Share Receivables) (whether now existing or arising in the future) to a Special Purpose Subsidiary or any other Person.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Transaction.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Transaction to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Security Agreement” means, collectively, the Security Agreement executed by MVWC, the Borrowers, the Subsidiary Guarantors and the Collateral Agent on the Closing Date substantially in the form of Exhibit G, as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.10.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Senior Unsecured Notes” means those certain 6.500% Senior Notes due 2026 initially issued in an aggregate principal amount of $750,000,000 pursuant to that certain Indenture, dated as of August 23, 2018 by and among the MVW Borrower, as the issuer, MVWC, as parent guarantor, the other guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee.
“Separation and Distribution Agreement” means the Separation and Distribution Agreement, effective as of November 21, 2011, between Marriott, MVWC, the MVW Borrower, Marriott Resorts Hospitality Corporation, MVCI Asia Pacific Pte. Ltd. and MVCO Series LLC.
“Similar Business” means (a) any businesses, services or activities engaged in by MVWC or its Subsidiaries on the Closing Date and (b) any businesses, services and activities engaged in by MVWC or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
“Singapore Dollars” means the lawful currency of the Republic of Singapore.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning set forth in the definition of “Daily Simple SOFR Rate”.
“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR Rate”.
“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of debts and liabilities, contingent, subordinated or otherwise, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.~~.~~
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SORA” means the Singapore Overnight Rate Average published on the Statistics page of the MAS website, http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorized distributors) and in any case, SORA is less than zero, SORA shall be deemed to be the Floor.
“SPC” has the meaning specified in Section 10.07(h).
“Special Purpose Subsidiary” means (i) any Time Share SPV, (ii) any trust, property owning company and similar entity that is formed for the purpose of protecting the consumer purchasers of vacation ownership interests from the insolvency or bankruptcy of MVWC, a Borrower or any of the other Guarantors, (iii) any Subsidiary of MVWC in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Transactions and other activities reasonably related thereto or another Person formed for this purpose and (iv) any Subsidiary of MVWC that is not a Loan Party and which owns no assets other than Time Share Development Property.
“Specified Acquisition Agreement Representations” means the representations made by or with respect to the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that MVWC have (or a Subsidiary of MVWC) the right to terminate its obligations under the Acquisition Agreement pursuant to Section 7.1(c) thereof, or to decline to consummate the Acquisition under the Acquisition Agreement pursuant to Section 6.2(a) thereof, in each case as a result of a breach of such representations in the Acquisition Agreement.
“Specified Bilateral Letter of Credit” means any letter of credit that is (i) permitted hereunder, (ii) issued for the account of MVWC or any of its Restricted Subsidiaries on a bilateral basis by any Person that is a Lender, Arranger or Agent or an Affiliate of the foregoing at the time it issues such bilateral letter of credit (regardless of whether such Person subsequently ceases to be a Lender, Arranger or Agent or an Affiliate of the foregoing) (such Person, a “Specified Bilateral Letter of Credit Issuer”), (iii) designated in writing as such by MVWC to the Administrative Agent and (iv) with a maximum drawable amount, together with the aggregate maximum drawable amount under all other outstanding Specified Bilateral Letters of Credit, not to exceed $75,000,000 at any time.
“Specified Bilateral Letter of Credit Issuer” has the meaning specified in the definition of “Specified Bilateral Letter of Credit”.

“Specified Bilateral Letter of Credit Obligations” means obligations of any Loan Party or any Subsidiary arising in favor of any Specified Bilateral Letter of Credit Issuer under any letter of credit application, reimbursement agreement or similar agreement in respect of any Specified Bilateral Letter of Credit.
“Specified Event of Default” means any Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(g).
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” as defined in the Commodity Exchange Act (determined prior to giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties).
“Specified Representations” means the representations and warranties made by MVWC and each Borrower set forth in Section 5.01(a), Section 5.01(b)(ii) (with respect to entering into the Loan Documents), Section 5.02(a), Section 5.02(b)(i), Section 5.04, Section 5.12, Section 5.15, Section 5.16, Section 5.17, Section 5.18, Section 5.19(b) and Section 5.20(a).
“Specified Time” means ~~(a)~~ with respect to any Eurocurrency Rate Loan denominated in Australian Dollars, 11:00 A.M. Sydney, Australia time~~; (b) [reserved]; (c) with respect to any CDOR Rate Loan denominated in Canadian Dollars, 10:00 A.M. Toronto time and (d) with respect to any Eurocurrency Rate Loan denominated in Dollars, 11:00 A.M., London time.~~.
“Specified Turbo Period” means, with respect to any Indebtedness incurred in respect of any Qualified Securitization Transaction, such period of time (as determined in accordance with the definitive documentation governing such Indebtedness (the “Indebtedness Documentation”)) for which the collected receivables and other payments generated by the Time Share Receivables subject to such Qualified Securitization Transaction are not available for distribution to the obligor of such Indebtedness (or to an affiliate of such obligor to which such distributions are to be made) pursuant to the terms of the relevant Indebtedness Documentation, including as the result of (i) the occurrence of an event analogous to a “Trigger Event”, as defined in the Indenture and Servicing Agreement, dated as of July 27, 2016, by and among MVW Owner Trust 2016-1, as issuer, the Borrower, as servicer, Wells Fargo Bank, National Association, as trustee and back-up servicer (as in effect on the Closing Date), or (ii) an Event of Default (under and as defined in the relevant Indebtedness Documentation); provided that with respect to such an Event of Default, a Specified Turbo Period will not commence until such time as payment of such Indebtedness has been accelerated.
“Specified Transaction” means any Investment, Disposition (including any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of MVWC or, any asset sale of a business unit, line of business or division), incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Incremental Revolving Credit Commitments that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.
“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by MVWC or any Subsidiary of MVWC which the Borrower Representative has determined in good faith to be customary in a Securitization Facility, including those relating to the servicing of the assets of a Special Purpose Subsidiary and the provision of cash or Cash Equivalents to pay fees and expenses reasonably related thereto; it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a factoring facility, a non-credit related recourse account receivable factoring arrangement.
“Starwood Comfort Letters” means the letter agreements, to be dated on or about the ILG Joinder Date, executed and delivered by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, as licensor, Vistana Signature Experiences, Inc., a Delaware corporation, as licensee, and the Administrative Agent, and attached hereto as Exhibit P.

“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of MVWC. Notwithstanding the foregoing, “Subsidiary” shall not include a resort or property owner’s association which is organized primarily to administer the affairs of the underlying resort or property.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of MVWC that are Guarantors.
“Successor Company” has the meaning specified in Section 7.04(d).
“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement~~,~~ and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, ~~(c) any~~ provided that “Swap Contract” shall not include (i) any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any member of MVWC or any Restricted Subsidiary, (ii) convertible indebtedness or any Permitted Bond Hedge Transaction ~~and (d) any~~or Permitted Warrant Transaction~~.~~, (iii) any accelerated share repurchase contract, share call option or similar contract with respect to MVWC’s Equity Interests entered into to consummate a repurchase of such Equity Interests, (iv) any forward sale contract with respect to MVWC’s Equity Interests or (v) any put and call option or forward arrangement entered into in connection with a joint venture or other business investment, acquisition or disposition permitted under this Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (including any Swap Contract).
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or the Borrower Representative, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or the Borrower Representative, if no Hedge Bank is party to such Swap Contract).
“Target” has the meaning specified in the recitals hereto.
~~“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.~~

“T2” means the means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which ~~the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system~~T2 (or, if such payment system ceases to be operative, such other payment system ~~(~~, if any~~) reasonably~~, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro~~s~~.
“Tax Distributions” mean the Restricted Payment permitted pursuant to Section 7.06(g)(i).
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing denominated in Dollars, Euros, Japanese Yen or Canadian Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate ~~or~~, the Adjusted TIBOR Rate or the Adjusted Term CORRA Rate.
“Term CORRA” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.09(a) that is not Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.
“Term Commitments” means an Initial Term Commitment or a commitment in respect of any Incremental Term Loans (including the 2024 Additional Incremental Term Commitments) or any combination thereof, as the context may require.
“Term Lenders” means the Initial Term Lenders, the Lenders with Incremental Term Loans (including the 2024 Incremental Term Lenders) and the Lenders with Extended Term Loans.

“Term Loans” means the Initial Term Loans, the Incremental Term Loans (including the 2024 Incremental Term Loans) and the Extended Term Loans.
“Term Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit F-2 hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrowers to such Term Lender resulting from any Class of Term Loans made by such Term Lender.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrowers ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or 6.01(b).
“Threshold Amount” means the greater of (x) $~~50,000,000~~100,000,000 and (y) 1.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period.
“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.
“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for therelevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.
“Time Share Development Property” means any portion of any existing hotel or resort property acquired by MVWC or any of its Restricted Subsidiaries, which has not been dedicated to any time share arrangement, plan, scheme or similar device and which MVWC or such Restricted Subsidiary intends primarily to convert into Time Share Inventory. For the avoidance of doubt, any real property interest that qualifies as Time Share Development Property shall be deemed not to qualify as Time Share Inventory.
“Time Share Inventory” means (i) inventory available to occupy as a dwelling or accommodation, and which may be coupled with an estate in real estate or limited to a right to use real estate without an estate or ownership interest, pursuant to any time share arrangement, plan, scheme, or similar device, in any legal form or structure (including trusts or associations) (including units physically located within a project that are currently used for sales and/or administrative purposes and that have received certificates of occupancy for such use) or (ii) any real property interest completed and available to occupy as a dwelling or accommodation and intended by a Borrower to be dedicated to any such time share arrangement (including units physically located within a project that are currently used for sales and/or administrative purposes and that have received certificates of occupancy for such use).
“Time Share Receivable” means a note receivable arising from the financing of the sale of timeshare intervals and fractional products to a retail customer.
“Time Share SPV” means an entity intended to be bankruptcy-remote and which is formed for the purpose of engaging in the financing transactions under a Securitization Facility with respect to Time Share Receivables and the Indebtedness of which is Non-Recourse Debt.
“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Total Multicurrency Revolving Outstandings” means, as at any date of determination, the Dollar Equivalent of the sum of the aggregate Outstanding Amount of Multicurrency Revolving Credit Loans and Multicurrency L/C Obligations.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total US Revolving Outstandings” means, as at any date of determination, the sum of the aggregate Outstanding Amount of US Revolving Credit Loans and US L/C Obligations.
“Transaction Expenses” means any fees or expenses incurred or paid by MVWC, the Borrowers, or any Restricted Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby in connection therewith.
“Transactions” means, collectively, (a) the funding of the Initial Term Loans and, if applicable, the Initial Revolving Borrowing on the Closing Date, (b) the issuance of the Senior Unsecured Notes, (c) the Refinancing, (d) the Acquisition, (e) the consummation of any other transactions in connection with the foregoing and (f) the payment of Transaction Expenses.
“Transformative Transaction” means, any acquisition or disposition by MVWC and its Restricted Subsidiaries that is not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction.
“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Eurocurrency Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted Term CORRA Rate, the Base Rate or the Adjusted Daily Simple RFR.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means unaudited consolidated balance sheets and related consolidated statements of income, comprehensive income, shareholders’ equity (in the case of MVWC and its

Subsidiaries), equity (in the case of the Target and its Subsidiaries) and cash flows for the fiscal quarters ended June 30, 2018 and March 31, 2018.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, unless such appointment has actually been disclosed to third parties.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning specified in Section 3.01.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Person in excess of $50,000,000, whether or not held in an account pledged to the Collateral Agent and (b) Cash and Cash Equivalents of such Person restricted in favor of the Facilities (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on any Collateral along with the Facilities), in each case as determined in accordance with GAAP; it being understood and agreed that proceeds subject to Escrow shall be deemed to constitute “restricted cash” for purposes of the Unrestricted Cash Amount.
“Unrestricted Subsidiary” means (i) each Subsidiary of MVWC listed on Schedule 1.01D, (ii) any Subsidiary of MVWC designated by the Borrower Representative as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary; provided that in no event will any Borrower constitute an Unrestricted Subsidiary.
“US Existing Letters of Credit” has the meaning specified in Section 2.03(a)(i).
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“US L/C Exposure” means, at any time, the sum of (a) the undrawn portion of the Outstanding Amount of all US Letters of Credit at such time and (b) the Outstanding Amount of all ~~US L/C~~ Borrowings in respect of US Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The US L/C Exposure of (i) any L/C Issuer under the US Revolving Credit Facility shall be the aggregate US L/C Exposure in respect of all Letters of Credit issued by that L/C Issuer (net of any participations by Lenders in such Letters of Credit) and (ii) any US Revolving Credit Lender under the US Revolving Credit Facility at any time shall be the aggregate amount of all participations by that Lender in the aggregate US L/C Exposure at such time which shall be in an amount equal to its Applicable Percentage of the aggregate US L/C Exposure at such time.
“US L/C Issuer” means an L/C Issuer that has agreed to issue US Letters of Credit.
“US L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding US Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of US Letters of Credit, including all L/C Borrowings in respect thereof. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes under this Agreement, if on any date of determination a Letter of

Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP, article 29 of the UCP, or any similar provision under the applicable law or the express term of the Letter of Credit, the “Outstanding Amount” of such Letter of Credit shall be deemed to be the amount so remaining available to be drawn.
“US Letter of Credit” means any letter of credit issued hereunder (including, in the case of any US Existing Letter of Credit, deemed to be issued hereunder). A US Letter of Credit may be a commercial letter of credit or a standby letter of credit. For the avoidance of doubt, the term “US Letter of Credit” shall not include any Specified Bilateral Letter of Credit.
“US Letter of Credit Commitment” means, as to any L/C Issuer, its commitment to issue US Letters of Credit, and to amend or extend US Letters of Credit previously issued by it, pursuant to Section 2.03, in an aggregate amount at any time outstanding not to exceed (a) in the case of any L/C Issuer party hereto as of the Closing Date, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 under the heading “US Letter of Credit Commitments” and (b) in the case of any Revolving Credit Lender that becomes a L/C Issuer hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become an L/C Issuer, in each case as the maximum outstanding amount of US Letters of Credit to be issued by such L/C Issuer, as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Lender, the Borrower Representative and the Administrative Agent.
“US Revolving Credit Borrowing” means a borrowing consisting of US Revolving Credit Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans and Term Benchmark Loans, as to which a single Interest Period is in effect.
“US Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make US Revolving Credit Loans and to acquire participations in US Letters of Credit, expressed as an amount representing the maximum possible aggregate amount of such Lender’s US Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) increased from time to time pursuant to Section 2.14. The initial amount of each Lender’s US Revolving Credit Commitment on the Closing Date was set forth on Schedule 2.01 under the caption “US Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its US Revolving Credit Commitment, as the case may be. The initial aggregate amount of the Lenders’ US Revolving Credit Commitments on the Closing Date was $480,000,000. The amount of each Lender’s US Revolving Credit Commitment on the 2022 Incremental Amendment Effective Date is set forth on Schedule 2.01 under the heading “2022 Incremental Revolving Credit Commitments” and under the caption “US Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its US Revolving Credit Commitment, as the case may be. The aggregate amount of the Lenders’ US Revolving Credit Commitments on the 2022 Incremental Amendment Effective Date is $630,000,000.
“US Revolving Credit Exposure” means, at any time for any Lender, the sum of (a) the Outstanding Amount of the US Revolving Credit Loans of such Lender outstanding at such time and (b) the US L/C Exposure of such Lender at such time.
“US Revolving Credit Facility” means the Revolving Credit Commitments and the extension of credit made thereunder.
“US Revolving Credit Lender” means a Lender with a US Revolving Credit Commitment or, if the US Revolving Credit Commitments have terminated or expired, a Lender with US Revolving Credit Exposure.
“US Revolving Credit Loan” means a Loan made pursuant to Section 2.01(b)(i) (which shall be deemed to include 2022 Incremental Revolving Credit Loans denominated in Dollars).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Valuation Date” means (i) the date two Business Days prior to the making, continuing or converting of any Revolving Credit Loan or the date of issuance or continuation of any Letter of Credit and (ii) any other date designated by the Administrative Agent or L/C Issuer (subject to the limitations set forth in Section 1.08(b)).
“Volt Corporate Merger Sub” has the meaning specified in the recitals hereto.
“Volt LLC Merger Sub” has the meaning specified in the recitals hereto.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability to a Multiemployer Plan, as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02     Other Interpretive Provisions.     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)     The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)     The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)     Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)     The term “including” is by way of example and not limitation.
(e)     The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(g)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(h)     References to real property shall include beneficial interests in any Land Trust.
SECTION 1.03 Accounting Terms.
(a)     All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)     Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transactions occur or subsequent to such period and prior to or simultaneously with the event for which the calculation is made, the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Total Assets and Consolidated EBITDA shall be calculated with respect to such period and such Specified Transactions on a Pro Forma Basis and shall be calculated for the applicable period of measurement (which may, at the Borrower Representative’s election, be the most recently ended twelve months) for which monthly, quarterly or fiscal year-end financial statements are internally available, as determined by the Borrower Representative, immediately preceding the date of such event.
(c)     Where reference is made to “MVWC and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of MVWC other than Restricted Subsidiaries.
(d)     In the event that MVWC (or any Parent Company) elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrower Representative and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, the Secured Leverage Ratio and the First Lien Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating MVWC’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower Representative) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.
(e)     Notwithstanding anything to the contrary in this Agreement, the reference to any financials or financial ratios and/or metrics calculated by reference to the MVW Borrower and its Restricted Subsidiaries may instead, at the option of the Borrower Representative, be calculated by reference to the financial statements of MVWC, or any parent entity thereof, in each case, that is delivered pursuant to Section 6.01 in accordance with the terms thereof, and such financial statements shall be deemed to be the basis for the calculation of such financial ratios and/or metrics for the MVW Borrower and its Restricted Subsidiaries in accordance with GAAP, including whether referred to herein as being calculated on a consolidated basis and/or combined basis or otherwise; provided that any Indebtedness of the Borrowers that is (x) guaranteed by MVWC or (y) permitted to be incurred under Section 7.03 (in each case, after giving effect to any intercompany cancellations) shall be deemed to be Indebtedness of the Borrowers for purposes of such calculation.

SECTION 1.04     Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05     References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
SECTION 1.06     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.07     Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
SECTION 1.08     Exchange Rates; Currency Equivalents Generally.
(a)     The Administrative Agent or each relevant L/C Issuer, as applicable, shall determine the Exchange Rates as of each Valuation Date to be used for calculating Alternative Currency Equivalent and Dollar Equivalent amounts of Credit Extensions and amounts outstanding hereunder denominated in Alternative Currencies. Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur. Except for purposes of financial statements delivered by MVWC hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Administrative Agent (or, where applicable, each relevant L/C Issuer) at the Exchange Rate as of any Valuation Date.
(b)     Notwithstanding the foregoing, in the case of Loans denominated in an Alternative Currency and Multicurrency Letters of Credit, the Administrative Agent and each relevant L/C Issuer may at periodic intervals (no more frequently than monthly (for both the Administrative Agent and such relevant L/C Issuer), or more frequently during the continuance of an Event of Default) recalculate the aggregate exposure under such Loans and Multicurrency Letters of Credit to account for fluctuations in the Exchange Rate affecting the Alternative Currency in which any such Loans and/or Multicurrency Letters of Credit are denominated. If, as a result of such recalculation, (i) the Total Multicurrency Revolving Outstandings exceed an amount equal to 105% of the Multicurrency Revolving Credit Commitments then in effect, the applicable Borrower will prepay Multicurrency Revolving Credit Loans and, if necessary, Cash Collateralize the outstanding amount of Multicurrency Letters of Credit in the amount necessary to eliminate such excess or (ii) the aggregate L/C Obligations exceeds an amount equal to 105% of the Letter of Credit Sublimit, the applicable Borrower will repay Multicurrency Revolving Credit Loans and, if necessary, Cash Collateralize the outstanding amount of Multicurrency Letters of Credit in the amount necessary to eliminate such excess.
(c)     Whenever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, Term Benchmark Loan or RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan, Term Benchmark Loan or RFR Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 or a unit being rounded upward), as determined by the Administrative Agent or each relevant L/C issuer, as the case may be.

(d)     For the avoidance of doubt, in the case of a Loan denominated in an Alternative Currency, except as expressly provided herein, all interest and fees shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).
(e)     If at any time on or following the Closing Date all of the member states of the European Union that had adopted the Euro as their lawful currency on or prior to the Closing Date cease to have the Euro as their lawful national currency unit, then the Borrower Representative, the Administrative Agent, and the Lenders will negotiate in good faith to amend the Loan Documents to (a) follow any generally accepted conventions and market practice with respect to redenomination of obligations originally denominated in Euro and (b) otherwise appropriately reflect the change in currency.
(f)     If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be the Exchange Rate. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from such Loan Party in the Agreement Currency, such Loan Party each agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).
(g)     Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
(h)     For purposes of determining compliance under the covenants herein, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in MVWC’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of whether Indebtedness is permitted to be incurred hereunder (which shall be subject to clause (i) below).
(i)     For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased plus accrued amounts, and any costs, fees and premiums paid in connection therewith.
SECTION 1.09     Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the amount available to be drawn under such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount available to be drawn under such Letter of Credit after giving effect to all such increases, whether or not such maximum amount at such times.
SECTION 1.10 Limited Condition Transactions.
(a)     In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio or any other financial ratio; or (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets or Consolidated EBITDA, if any), in each case, at the option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such transaction is permitted hereunder shall be deemed to be the date (the “LCT Test Date”), (x) the definitive agreement for such Limited Condition Transaction is entered into (or, in respect of any transaction described in clauses (ii) and (iii) of the definition of “Limited Condition Transaction,” delivery of irrevocable notice, declaration of dividend or similar event), and not at the time of consummation of such Limited Condition Transaction or (y) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law in another jurisdiction), the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (a “Public Offer”) in respect of a target of such acquisition, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Borrowers could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.
(b)     For the avoidance of doubt, if the Borrower Representative has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Total Assets or Consolidated EBITDA on a consolidated basis or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If the Borrower Representative has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrowers, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires (or, if applicable, the irrevocable notice, declaration of dividend or similar event is terminated or expires or, as applicable, the offer in respect of a Public Offer for, such acquisition is terminated) without consummation of such Limited Condition Acquisition, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof).
(c)     In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower Representative, be deemed satisfied, so long as no Default, Event of Default or Specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the Borrower Representative has exercised its option under this Section 1.10, and any Default, Event of Default or Specified Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such

Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.
SECTION 1.11     Leverage Ratios.      Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.
SECTION 1.12     Cashless Rolls.     Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term Loans, any Extended Term Loans, loans made pursuant to any Additional Revolving Credit Commitment, loans made pursuant to Extended Revolving Credit Commitments or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.
SECTION 1.13     Certain Calculations and Tests.     Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that does not require compliance with a financial ratio or test (including pro forma compliance with Section 7.09 hereof (but not actual compliance therewith), any First Lien Leverage Ratio test, any Secured Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that, for purposes of this Agreement, the Fixed Amounts under such section shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.
SECTION 1.14     Interest Rates; Benchmark Notification.     The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 3.09(b) and (c) provide~~s~~ a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by and attributable to any such information source or service.
ARTICLE II_______
The Commitments and Credit Extensions

SECTION 2.01     The Loans. Subject to the terms and conditions set forth herein:
(a)     The Term Borrowings.
(~~a~~i) The Initial Term Borrowings. Each Initial Term Lender severally agrees to make to the Borrowers (including by way of conversion) a single loan denominated in Dollars in a principal amount equal to such Initial Term Lender’s Initial Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed. 2019 Refinancing Term Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein.
(ii) The 2024 Incremental Term Borrowings. Subject to the terms and conditions set forth herein and in the 2024 Incremental Amendment, each 2024 Rollover Incremental Lender severally agrees to exchange its Exchanged Term Loans for a like principal amount (or such lesser amount as may be allocated by the Administrative Agent) of 2024 Incremental Term Loans on the 2024 Incremental Amendment Effective Date. Subject to the terms and conditions set forth herein and in the 2024 Incremental Amendment, each 2024 Additional Incremental Lender severally agrees to make a single 2024 Additional Incremental Term Loan to the Borrower on the 2024 Incremental Amendment Effective Date in the principal amount equal to its 2024 Additional Incremental Term Commitment on the 2024 Incremental Amendment Effective Date. The Borrower shall prepay the Non-Exchanged 2019 Refinancing Term Loans with a like amount of the gross proceeds of the 2024 Additional Incremental Term Loans, concurrently with the receipt thereof. The Borrower shall pay to the Term Lenders immediately prior to the effectiveness of the 2024 Incremental Amendment all accrued and unpaid interest on the 2019 Refinancing Term Loans to, but not including, the 2024 Incremental Amendment Effective Date on such 2024 Incremental Amendment Effective Date. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. 2024 Incremental Term Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein.
(b)     The Revolving Credit Borrowings.
(i) Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) US Revolving Credit Loans to the Borrowers from time to time during the Availability Period for the US Revolving Credit Facility in Dollars in an aggregate principal amount that will not result in such Lender’s US Revolving Credit Exposure exceeding such Lender’s US Revolving Credit Commitment; provided that, after giving effect to the making of any US Revolving Credit Loans, in no event shall the Total US Revolving Outstandings exceed the US Revolving Credit Commitments then in effect. Within the limits of each Lender’s US Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b)(i), prepay under Section 2.05, and reborrow under this Section 2.01(b)(i). US Revolving Credit Loans may be Base Rate Loans, Term Benchmark Loans (which shall bear interest at the Adjusted Term SOFR Rate) or RFR Loans (which shall bear interest at the Adjusted Daily Simple RFR for Dollars), conversions and continuations of Loans.
(ii) Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) Multicurrency Revolving Credit Loans to the Borrowers from time to time during the Availability Period for the Multicurrency Revolving Credit Facility in Dollars or in an Approved Currency in an aggregate principal amount that will not result in such Lender’s Multicurrency Revolving Credit Exposure exceeding such Lender’s Multicurrency Revolving Credit Commitment; provided that, after giving effect to the making of any Multicurrency Revolving Credit Loans, in no event shall the Total Multicurrency Revolving Outstandings exceed the Multicurrency Revolving Credit Commitments then in effect. Within the limits of each Lender’s Multicurrency Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b)(ii), prepay under Section 2.05, and reborrow under this Section 2.01(b)(ii). Multicurrency Revolving Credit Loans shall be Eurocurrency Rate Loans, Term Benchmark Loans or RFR Loans, unless denominated in Dollars, in which case such Multicurrency Revolving Credit Loans may also be Base Rate Loans. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.01(b), a CBR Loan or, prior to a Benchmark

Transition Event and Benchmark Replacement Date with respect to Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA.
SECTION 2.02     Borrowings, Conversions and Continuation of Loans.
(a)     Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, shall be made upon the Borrower Representative’s irrevocable notice (which notice may be telephonic if promptly followed by a written notice signed by a Responsible Officer), to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. Local Time (i) (A) three (3) Business Days prior to the requested date of any Dollar-denominated Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, Term Benchmark Loans or any conversion of Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, to Base Rate Loans (provided that, if such Dollar-denominated Borrowing is an initial Credit Extension to be made on the Closing Date, notice must be received by the Administrative Agent not later than, in the case of (x) Initial Term Loans and 2024 Incremental Term Loans, 1:00 p.m. Local Time one Business Day prior to the Closing Date or the 2024 Incremental Amendment Effective Date, as applicable and (y) Revolving Credit Loans, 1:00 p.m. Local Time two Business Days prior to the Closing Date), (B) four (4) Business Days prior to the requested date of any Borrowing of Eurocurrency Rate Loans or Term Benchmark Loans denominated in an Alternative Currency, (C) five RFR Business Days prior to the requested date of any Borrowing of any RFR Loans denominated in Pounds Sterling or Singapore Dollars and (D) three Business Days prior to the requested date of any Borrowing of any RFR Loans denominated in Dollars, (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, Term Benchmark Loans or RFR Loans, as applicable, shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Except as provided in Section 2.03(c), each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower Representative is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Term Benchmark Loans, (ii) in the case of any Multicurrency Revolving Credit Borrowing, the Approved Currency for the requested Borrowing and whether the MVW Borrower or the ILG Borrower is requesting such Borrowing, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the Class, currency and principal amount of Loans to be borrowed, converted or continued, (v) in the case of Loans in Dollars, the Type of Loans to be borrowed or to which existing Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the account of the applicable Borrower to be credited with the proceeds of such Borrowing. If the Borrower Representative fails to specify a Type of Loan in a Committed Loan Notice with respect to a Borrowing in Dollars or fails to give a timely notice requesting a conversion or continuation with respect to a Borrowing in Dollars, then the applicable Loans shall be made or continued as, or converted to Term Benchmark Loans with an Interest Period of one (1) month (subject to the definition of “Interest Period”). Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or Term Benchmark Loans, as applicable. If the Borrower Representative fails to give a timely notice requesting a conversion or continuation with respect to a Term Benchmark Borrowing in an Alternative Currency, then it will be deemed to have requested a conversion or continuation for an Interest Period of one (1) month. If the Borrower Representative requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrowers and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.
(b)     Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower Representative, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent by wire transfer in immediately available funds at the Administrative Agent’s Principal Office not later than ~~3:00 p.m.,~~1:00 p.m. (or, in the case of Base Rate Loans, the later of (x) 1:00 p.m. and (y) two (2) hours after the time of receipt of such Committed Loan Notice), Local Time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower designated in the Committed Loan Notice in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrowers maintained with the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Representative; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower Representative, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings and second, to the Borrowers as provided above.
(c)     Except as otherwise provided herein, a Eurocurrency Rate Loan or Term Benchmark Loans, as applicable, may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan or Term Benchmark Loans, as applicable, unless the applicable Borrower pays the amount due, if any, under Section 3.04 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that (i) no Loans may be converted to or continued as Eurocurrency Rate Loans, Term Benchmark Loans or RFR Loans and (ii) unless repaid, each Eurocurrency Rate Loan, Term Benchmark Loans and RFR Loan, as applicable, denominated in Dollars shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.
(d)     The Administrative Agent shall promptly notify the Borrower Representative and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans and Term Benchmark Loans upon determination of such interest rate. The determination of the Eurocurrency Rate or Term Benchmark, as applicable, by the Administrative Agent shall be conclusive in the absence of manifest error.
(e)     Anything in clauses (a) through (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than ~~twenty~~fifteen (~~20~~15) Interest Periods in effect at any time for all Borrowings of Eurocurrency Rate Loans and Term Benchmark Loans plus up to three (3) additional Interest Periods in respect of each Incremental Facility.
(f)     The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(g)     For the avoidance of doubt, no conversion or continuation of any Loan pursuant to this Section shall affect the currency in which such Loan is denominated prior to any such conversion or continuation and each such Loan shall remain outstanding denominated in the currency originally issued.
SECTION 2.03     Letters of Credit.
(a)     The Letter of Credit Commitments.
(i) Subject to the terms and conditions set forth herein, (1) each US L/C Issuer agrees, in reliance upon the agreements of the US Revolving Credit Lenders under the US Revolving Credit Facility set forth in this Section 2.03, (x) from time to time on any Business Day following the Closing Date during the Availability Period for the Revolving Credit Facility, to issue US Letters of Credit for the account of the Borrowers (provided that any US Letter of Credit may be for the account of any Subsidiary of either of the Borrowers; provided, further, that each Borrower hereby irrevocably agrees to be bound jointly and severally to reimburse the applicable L/C Issuer for amounts drawn on any US Letter of Credit issued for the account of any Subsidiary) and to amend or extend US Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the US Letters of Credit and (2) the US Revolving Credit Lenders under the US Revolving Credit Facility severally agree to participate in US Letters of Credit issued pursuant to this Section 2.03; provided that no US L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any US Letter of Credit and no US Revolving Credit Lender shall be obligated to participate in any US Letter of Credit if immediately after giving effect to such L/C Credit Extension, (w) the Total US Revolving Outstandings would exceed the US Revolving Credit Commitments then in effect, (x) the sum of the aggregate Outstanding Amount of the US Revolving Credit Loans of any US Revolving Credit Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all US L/C Obligations would exceed such Lender’s US Revolving Credit Commitment, (y) the aggregate L/C Exposure would exceed the Letter of Credit Sublimit or (z) the aggregate US L/C Exposure in respect of US Letters of Credit issued by such US L/C Issuer would exceed such US L/C Issuer’s US Letter of Credit Commitment. US Letters of Credit shall constitute utilization of the US Revolving Credit Commitments. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain US Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain US Letters of Credit to replace US Letters of Credit that have expired or that have been drawn upon and reimbursed. It is hereby acknowledged and agreed that each of the letters of credit described on Schedule 2.03(a)(i) (the “US Existing Letters of Credit”) shall constitute a “US Letter of Credit” for all purposes of this Agreement and shall be deemed issued under this Agreement on the Closing Date.
(ii) Subject to the terms and conditions set forth herein, (1) each Multicurrency L/C Issuer agrees, in reliance upon the agreements of the Multicurrency Revolving Credit Lenders under the Multicurrency Revolving Credit Facility set forth in this Section 2.03, (x) from time to time on any Business Day following the Closing Date during the Availability Period for the Revolving Credit Facility, to issue Multicurrency Letters of Credit for the account of the Borrowers (provided that any Multicurrency Letter of Credit may be for the account of any Subsidiary of either of the Borrowers; provided, further, that each Borrower hereby irrevocably agrees to be bound jointly and severally to reimburse the applicable L/C Issuer for amounts drawn on any Multicurrency Letter of Credit issued for the account of any Subsidiary) and to amend or extend Multicurrency Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Multicurrency Letters of Credit and (2) the Multicurrency Revolving Credit Lenders under the Multicurrency Revolving Credit Facility severally agree to participate in Multicurrency Letters of Credit issued pursuant to this Section 2.03; provided that no Multicurrency L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Multicurrency Letter of Credit and no Multicurrency Revolving Credit Lender shall be obligated to participate in any Multicurrency Letter of Credit if immediately after giving effect to such L/C Credit Extension, (w) the Total Multicurrency Revolving Outstandings would exceed the Multicurrency Revolving Credit Commitments then in effect, (x) the sum of the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Multicurrency Revolving Credit Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency L/C Obligations would exceed such Lender’s Multicurrency Revolving Credit Commitment, (y) the aggregate L/C Exposure would exceed the Letter of Credit Sublimit or (z) the aggregate Multicurrency L/C Exposure in respect of Multicurrency Letters of Credit issued by such Multicurrency L/C Issuer would exceed such Multicurrency L/C Issuer’s Multicurrency Letter of Credit Commitment. Multicurrency Letters of Credit shall constitute utilization of the Multicurrency Revolving Credit Commitments. Within the foregoing limits, and subject to the terms and conditions hereof, the relevant Borrower’s ability to obtain Multicurrency Letters of Credit shall be fully revolving, and accordingly the relevant Borrower may, during the foregoing period, obtain Multicurrency Letters of Credit to replace Multicurrency Letters of Credit that have expired or that have been drawn upon and reimbursed. It is hereby acknowledged and agreed that and each of the letters of credit described on Schedule 2.03(a)(ii) (the “Multicurrency Existing Letters of Credit”) shall constitute a “Multicurrency Letter of Credit” for all purposes of this Agreement and shall be deemed issued under this Agreement on the Closing Date.
(iii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);
(B)     subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal or extension, unless the relevant L/C Issuer has approved such expiry date;
(C)     the expiry date of such requested Letter of Credit would occur after the Letter of Credit Facility Expiration Date, unless the relevant L/C Issuer has approved such expiry date (it being understood that the participations of the Revolving Credit Lenders under the Revolving Credit Facility in any undrawn Letter of Credit shall in any event terminate on the Letter of Credit Facility Expiration Date);
(D)     (w) in the case of US Letters of Credit, if such US Letter of Credit is to be denominated in a currency other than Dollars, (x) in the case of Multicurrency Letters of Credit, if such Multicurrency Letter of Credit is to be denominated in a currency other than an Approved Currency, (y) in the case of Multicurrency Letters of Credit to be issued by Truist Bank, if such Multicurrency Letter of Credit is to be denominated in Bahraini Dinar and (z) in the case of Multicurrency Letters of Credit to be issued by Credit Suisse AG, New York Branch, if such Multicurrency Letter of Credit is to be denominated in Bahraini Dinar or South African Rand; or
(E)     any Revolving Credit Lender of the applicable Class is at such time a Defaulting Lender, nor shall any L/C Issuer be under any obligation to extend or amend existing Letters of Credit, unless such L/C Issuer has entered into arrangements, including reallocation of such Lender’s Applicable Percentage of the applicable outstanding L/C Obligations pursuant to Section 2.16 or the delivery of Cash Collateral, with the applicable Borrower or such Lender to eliminate such L/C Issuer’s actual or potential L/C Exposure (after giving effect to Section 2.16) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential L/C Exposure; or
(F)     the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer or one or more policies of such L/C Issuer applicable to letters of credit in general;
(G)     such Letter of Credit is not a standby letter of credit or, subject to the ability of such L/C Issuer to issue such a Letter of Credit, a commercial letter of credit; or
(H)     such Letter of Credit is in an initial amount less than $10,000.
(iv) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(v) The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the Letter of Credit Sublimit at all times.
(b)     Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.
(i)     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative hand delivered or facsimiled (or transmitted by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Such Letter of Credit Application must be received by the relevant L/C Issuer not later than 1:00 p.m., Local Time, at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion.

In the case of a request for the issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day) and whether the requested Letter of Credit is a US Letter of Credit or a Multicurrency Letter of Credit; (b) the amount thereof in Dollars and, in the case of Multicurrency Letters of Credit, the Approved Currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. If requested by the L/C Issuer, the Borrower Representative also shall submit a letter of credit application on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.
(ii)     Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will provide the Administrative Agent with a copy or details thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage of the Revolving Credit Facility times the amount of such Letter of Credit.
(iii)    If the Borrower Representative so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Extend Letter of Credit”); provided that any such Auto-Extend Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the applicable Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Extend Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Facility Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(iii) or otherwise), or (B) it has received notice on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender under the Revolving Credit Facility, as applicable, or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
(iv)     Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(v)     The Administrative Agent will provide the aggregate amount of all Specified Bilateral Letters of Credit to its knowledge to any Lender upon request.
(c)     Drawings and Reimbursements; Funding of Participations.
(i)     Upon receipt from the beneficiary of any Letter of Credit of any compliant drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower Representative and the Administrative Agent thereof. On the Business Day immediately following the Business Day on which the Borrower Representative shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Borrower Representative shall have received such notice later than 1:00 p.m. Local Time on any Business Day, on the second succeeding Business Day) (such date of payment, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (which reimbursement, in the case of a Letter of Credit denominated in an Alternative Currency, shall be in such Alternative Currency). If the applicable Borrower fails to so reimburse such L/C Issuer on the Honor Date (or if any such reimbursement payment is required to be refunded to the Borrowers for any reason), then the Administrative Agent shall promptly notify the applicable L/C Issuer and each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Percentage thereof. In the event that the applicable Borrower does not reimburse the L/C Issuer on the Business Day following the date it receives notice of the Honor Date (or, if the Borrower Representative shall have received such notice later than 1:00 p.m. Local Time on any Business Day, on the second succeeding Business Day), the Borrower Representative shall be deemed to have requested, for the account of the applicable Borrower, a Revolving Credit Borrowing of Base Rate Loans (in the case of any Unreimbursed Amount in respect of a US Letter of Credit or a Multicurrency Letter of Credit denominated in Dollars) or Eurocurrency Rate Loans or Term Benchmark Loans with a period of one month or RFR Loans, as applicable (in the case of any Unreimbursed Amount in respect of a Multicurrency Letter of Credit denominated in an Alternative Currency which Eurocurrency Rate Loans, Term Benchmark Loans or RFR Loans, as applicable, shall be in the same Alternative Currency in which the relevant Multicurrency Letter of Credit is denominated) to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, Eurocurrency Rate Loans, Term Benchmark Loans or RFR Loans, as applicable, nor the conditions set forth in Section 4.02, but subject to the amount of the unutilized portion of the relevant Revolving Credit Commitments in respect of the relevant Revolving Credit Facility. For the avoidance of doubt, if any drawing occurs under a Letter of Credit and such drawing is not reimbursed on the same day as the day on which it is paid, such drawing shall, without duplication, accrue interest at the rate applicable to Base Rate Loans, Eurocurrency Rate Loans, Term Benchmark Loans or RFR Loans, as applicable, under the relevant Revolving Credit Facility until the date of reimbursement.
(ii)     Each Revolving Credit Lender of the applicable Class (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Principal Office for payments in an amount equal to its Applicable Percentage of any Unreimbursed Amount in respect of a relevant Letter of Credit not later than 1:00 p.m., Local Time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each relevant Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan (or, in the case of any Unreimbursed Amount in respect of a Multicurrency Letter of Credit denominated in an Alternative Currency, a Eurocurrency Rate Loan, Term Benchmark Loan or RFR Loan, as applicable, with an interest period of one month denominated in such Alternative Currency) to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer in accordance with the instructions provided to the Administrative Agent by such L/C Issuer (which instructions may include standing payment instructions, which may be updated from time to time by such L/C Issuer, provided that, unless the Administrative Agent shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Administrative Agent).
(iii)     With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a relevant Revolving Credit Borrowing for any reason, the applicable Borrowers shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in Dollars (with respect to a Dollar denominated Letter of Credit) or in Alternative Currency (with respective to an Alternative Currency denominated Letter of Credit), in each case in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Loans under the US Revolving Credit Facility or Eurocurrency Rate Loans or Term Benchmark Loans with an interest period of one month or RFR Loans, as applicable, under the Multicurrency Revolving Credit Facility, as applicable. In such event, each Revolving Credit Lender’s under the relevant Revolving Credit Facility payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)     Until each relevant Revolving Credit Lender under the Revolving Credit Facility funds its relevant Revolving Credit Loan under the relevant Revolving Credit Facility or relevant L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any relevant Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant L/C Issuer.
(v)     Each relevant Revolving Credit Lender’s obligation to make relevant Revolving Credit Loans or relevant L/C Advances to reimburse an L/C Issuer for amounts drawn under relevant Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and (A) shall not be affected by any circumstance, including (I) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (II) the occurrence or continuance of a Default; or (III) any other occurrence, event or condition, whether or not similar to any of the foregoing and (B) shall survive termination of the Aggregate Commitments and the payment of all other Loan Obligations. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any relevant Letter of Credit, together with interest as provided herein.
(vi)     If any Revolving Credit Lender under the Revolving Credit Facility fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the relevant L/C Issuer submitted to any relevant Revolving Credit Lender under the relevant Revolving Credit Facility (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.
(vii)     If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any relevant Revolving Credit Lender under the relevant Revolving Credit Facility such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each relevant Revolving Credit Lender under the relevant Revolving Credit Facility its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(viii)     If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender of the applicable Class shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate.
(d)     Obligations Absolute. The obligation of the relevant Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other

Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a document that does not comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Loan Obligations of any Loan Party in respect of such Letter of Credit; or
(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to the relevant Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by such L/C Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(e)     Role of L/C Issuers. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The applicable Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to special, indirect, punitive, consequential or exemplary, damages suffered by the Borrowers caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by a court of competent jurisdiction in a final non-appealable decision). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(f)     Cash Collateral. In addition to any other provision under this Agreement requiring Cash Collateral to be provided, (i) if the relevant L/C Issuer has honored any full or partial drawing under any Letter of Credit and such drawing has resulted in an L/C Borrowing for reasons other than the failure of a Revolving Credit Lender to fulfill its obligations under clause (c)(ii) above, (ii) if, as of the Letter of Credit Facility Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Revolving Credit Lenders or the Required Lenders, as applicable, require the applicable Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (iv) an Event of Default set forth under Section 8.01(f) (with respect to MVWC or the Borrowers) or Section 8.01(g) occurs and is continuing, then the relevant Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount plus any accrued or unpaid fees thereon determined as of the date such Cash Collateral is provided).
Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the relevant Revolving Credit Lenders under the relevant Revolving Credit Facility, a security interest in all such cash, deposit accounts, Cash Collateral Account and all balances therein and all proceeds of the foregoing that secure any of its L/C Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Interest or profits, if any, on such investments shall accumulate in such account for the benefit of the applicable Borrower. Cash Collateral shall be maintained in accounts satisfactory to the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders under the Revolving Credit Facility and may be invested in readily available Cash Equivalents at its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the L/C Exposure, each applicable Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts specified by the Administrative Agent, an amount equal to the excess of (a) such L/C Exposure over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the L/C Exposure plus costs incidental thereto and so long as no other Event of Default has occurred and is continuing, the excess shall be refunded to the relevant Borrowers. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral (including any accrued interest thereon) shall be refunded to the relevant Borrowers.
(g)     Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent in Dollars for the account of each relevant Revolving Credit Lender under the relevant Revolving Credit Facility in accordance with its Applicable Percentage, a relevant Letter of Credit fee for each relevant Letter of Credit issued on its behalf pursuant to this Agreement equal to the product of (i) the Applicable Rate for relevant Letter of Credit fees and (ii) the daily maximum amount then available to be drawn under such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(h)     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The relevant Borrower shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) in Dollars with respect to each Letter of Credit issued by such L/C Issuer in an amount to be agreed between the Borrower Representative and such L/C Issuer (but in any case, not to exceed 0.125% per annum) of the daily maximum amount then available to be drawn under such Letter of Credit. Such Fronting Fees shall be computed on a quarterly basis in arrears. Such Fronting Fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such

Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand. In addition, the relevant Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(i)     Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(j)     Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) under the Revolving Credit Facility may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrowers, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.
(k)     Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower Representative when a Letter of Credit is issued (i) the rules of the ISP shall be stated therein and apply to each standby Letter of Credit, and (ii) the rules of the UCP shall be stated therein and apply to each commercial Letter of Credit.
(l)     Indemnification of L/C Issuers. To the extent not indemnified by the Borrowers or any other Loan Party pursuant to Section 10.05, the Revolving Credit Lenders hereby agree to severally indemnify each L/C Issuer for all Indemnified Liabilities, subject to the terms and limitations set forth in Section 10.05.
SECTION 2.04     [Reserved].
SECTION 2.05     Prepayments.
(a)     Optional Prepayments.
(i)     The Borrowers may, upon notice to the Administrative Agent by the Borrower Representative, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty (except as set forth in Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m., Local Time (A) three ~~(3)~~ Business Days prior to any date of prepayment of Eurocurrency Rate Loans or Term Benchmark Loans, (B) five RFR Business Days prior to the date of any prepayment of any RFR Loans denominated in Pounds Sterling or Singapore Dollars, (C) three Business Days prior to the date of any prepayment of any RFR Loans denominated in Dollars (D) on the date of prepayment of Base Rate Loans and (E) in the case of prepayment of an RFR Revolving Borrowing denominated in Canadian Dollars, three Business Days before the date of prepayment and (2) any prepayment of Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower Representative, the applicable Borrower(s) shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan or Term Benchmark Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied as directed by the Borrower Representative (it being understood and agreed that if the Borrower Representative does not so direct at the time of such prepayment, such prepayment shall be applied to prepay the Term Loans (including, for the avoidance of doubt, the ~~Initial~~2024 Incremental Term Loans) on a pro rata basis across Classes and pro rata among Lenders within each Class in accordance with the respective outstanding principal amounts thereof (which prepayments shall be applied to against the scheduled repayments of Term Loans of the relevant Class under Section 2.07 in direct order of maturity)) and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.

(ii)     [Reserved].
(iii)     Notwithstanding anything to the contrary contained in this Agreement, and subject to Section 3.04, the Borrower Representative may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.
(iv)     In the event that, on or prior to the date that is six (6) months after the ~~Closing~~2024 Incremental Amendment Effective Date, the Borrowers (i) make any prepayment of ~~Initial~~2024 Incremental Term Loans in connection with any Repricing Event or (ii) effect any amendment of this Agreement resulting in a Repricing Event, the Borrowers shall pay or cause to be paid to the Administrative Agent, for the ratable account of each of the applicable ~~Initial~~2024 Incremental Term Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the amount of the ~~Initial~~2024 Incremental Term Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable ~~Initial~~2024 Incremental Term Loans outstanding immediately prior to such amendment.
(b)     Mandatory Prepayments.
(i)     Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) for the relevant Excess Cash Flow Period the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans equal to (A) the Excess Cash Flow Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered by such financial statements, minus (B) the sum of
(1)     without duplication of amounts deducted pursuant to clause (b)(iii) or (b)(ix) of the definition of Excess Cash Flow, all voluntary prepayments of Term Loans and any other prepayments of Incremental Equivalent Debt and/or other Indebtedness secured by Liens on the Collateral on a pari passu basis or senior basis to the Liens on the Collateral securing the ~~Initial~~2024 Incremental Term Loans (including in connection with debt buybacks made by the Borrowers in an amount equal to the discounted amount actually paid in respect thereof pursuant to Section 2.05(d), Section 10.07 and/or otherwise, and/or application of any “yank-a-bank” provisions), plus
(2)     without duplication of amounts deducted pursuant to clause (b)(iii) or (b)(ix) of the definition of Excess Cash Flow, all voluntary prepayments of Revolving Credit Loans to the extent the applicable Revolving Credit Commitments are permanently reduced by the amount of such payments or any voluntary prepayments of revolving loans or other revolving Indebtedness constituting Incremental Equivalent Debt or an Additional Revolving Credit Commitment secured by Liens on the Collateral on a pari passu basis or senior basis to the Liens on the Collateral securing the Revolving Credit Loans to the extent the applicable commitments are permanently reduced by the amount of such payments, plus
(3)     without duplication of amounts deducted pursuant to clauses (b)(ii) or (b)(x) of the definition of Excess Cash Flow, the amount of cash consideration paid by MVWC and its Restricted Subsidiaries in connection with Capital Expenditures, plus
(4)     without duplication of amounts deducted pursuant to clauses (b)(vii) or (b)(xi) of the definition of Excess Cash Flow, the amount of cash consideration paid by MVWC and its Restricted Subsidiaries in connection with Investments permitted by Section 7.02 (other than pursuant to Section 7.02(a), (d) or (f)), plus in each case of this clause (b), during such Excess Cash Flow Period or after the end of such Excess Cash Flow Period and prior to the prepayment date clause (b)(i) (any such transaction made following the fiscal year end but prior to the making of such prepayment date, an “After Year-End Transaction”), and to the extent such prepayments, expenditures, Investments, Capital Expenditures or acquisitions are not funded with the proceeds of Indebtedness constituting Funded Debt (other than Indebtedness under a revolving facility) or any Cure Amount ((such amount, as may be further reduced by applicable of clause (x) of the proviso hereto, the “Applicable ECF Proceeds”); provided that (x) to the extent the voluntary prepayments pursuant to clause (B) would reduce the

Applicable ECF Proceeds to an amount less than $0, such excess voluntary prepayments may be credited against the Excess Cash Flow Percentage of Excess Cash Flow dollar-for-dollar for the immediately subsequent Excess Cash Flow Period, when taken together with the amounts of any other prepayments required for such Excess Cash Flow Period, (y) if at the time that any such prepayment would be required, any Borrower is required to offer to repurchase any Indebtedness outstanding at such time that is secured by a Lien on the Collateral ranking pari passu with the Lien securing the ~~Initial~~2024 Incremental Term Loans (such Indebtedness, “Other Pari Indebtedness”) pursuant to the terms of the documentation governing such Indebtedness with the Excess Cash Flow, then any Borrower, at its election, may apply the Applicable ECF Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Pari Indebtedness at such time) and the remaining Excess Cash Flow to the prepayment of such Other Pari Indebtedness and (z) prepayments under this Section 2.05(b) shall only be required if the Applicable ECF Proceeds are in excess of the Excess Cash Flow Threshold and solely to the amount of such Applicable ECF Proceeds in excess thereof; provided, that to the extent so elected by the Borrower Representative, following the consummation of any After Year-End Transaction, (1) the First Lien Leverage Ratio shall be recalculated giving Pro Forma Effect to such After Year-End Transaction as if the transaction was consummated during the fiscal year of the applicable Excess Cash Flow prepayment and the Excess Cash Flow Percentage for purposes of making such Excess Cash Flow prepayment shall be determined by reference to such recalculated First Lien Leverage Ratio and (2) such After Year-End Transaction shall not be applied to the calculation of the First Lien Leverage Ratio in connection with the determination of the Excess Cash Flow Percentage for purposes of any subsequent Excess Cash Flow prepayment.
(ii)     (A) Subject to Section 2.05(b)(ii)(B), if following the Closing Date (x) MVWC or any of its Restricted Subsidiaries makes any Prepayment Asset Sale, or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by MVWC or such Restricted Subsidiary of Net Cash Proceeds, the applicable Borrower shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), of an aggregate principal amount of Term Loans equal to the Asset Sale Percentage of such excess Net Cash Proceeds realized or received (the “Applicable Asset Sale Proceeds”); provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower Representative shall have, on or prior to ~~such~~the date such prepayment would be required in accordance with Section 2.05(b)(ii)(C), given written notice to the Administrative Agent of its intent to utilize in accordance with Section 2.05(b)(ii)(B) and (2) if at the time that any such prepayment would be required, any Borrower is required to offer to repurchase any Other Pari Indebtedness, then the Borrower Representative, at its election, may apply the Applicable Asset Sale Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Pari Indebtedness at such time) and the remaining Net Cash Proceeds so received to the prepayment of such Other Pari Indebtedness.
(B)     With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower Representative, any Borrower may reinvest an amount equal to all or any portion of such Net Cash Proceeds in assets useful for its business (other than working capital, except for short term capital assets) and in Permitted Acquisitions and other similar Investments not prohibited hereunder and capital expenditures, in each case, within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if a Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds in assets useful for its business within eighteen (18) months following receipt thereof, one hundred-eighty (180) days after the twelve (12) month period that follows receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, any such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.
(C)     On each occasion that any Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the applicable Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds in the minimum amount specified above (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the applicable Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans to the extent required by, and subject to the qualifications of, Section 2.05(b)(ii)(A).
(iii)     If MVWC or any of its Restricted Subsidiaries incurs or issues any (A) Refinancing Term Loans, (B) Indebtedness pursuant to Section 7.03(w) incurred to repay Term Loans or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the applicable Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds. If any Borrower obtains any (A) Refinancing Revolving Credit Commitments or (B) Indebtedness pursuant to Section 7.03(w) incurred to replace Revolving Credit Commitments, such Borrower shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.06; provided further, to the extent any Other Pari Indebtedness is outstanding that requires a payment from the proceeds of any Indebtedness incurred as contemplated by clause (C) of this Section 2.05(b)(iii), then the Borrower Representative, at its election, may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Pari Indebtedness at such time) to the prepayment of such Other Pari Indebtedness.
(iv)     Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be, unless otherwise specified by the Borrower Representative, applied to the installments thereof in direct order of maturity; provided that any mandatory prepayment pursuant to Section 2.05 shall be applied to the ~~Initial~~2024 Incremental Term Loans in accordance with the terms hereof and, except to the extent required pursuant to the applicable Incremental Facility Amendment or Extension Offer with respect to any applicable Class of Incremental Term Loans or Extended Term Loans, any prepayment of any Term Loans pursuant to this Section 2.05(~~c~~b) may be applied to any Class of Term Loans as directed by the Borrower Representative. Each such prepayment of any Class of Term Loans shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).
(v)     The Borrower Representative shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) and (ii) of this Section 2.05(b) prior to 1:00 p.m. Local Time at least five (5) Business Days ~~on~~prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower Representative’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment with respect to any Class of Term Loans. Each Appropriate Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (i) or (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower Representative no later than 5:00 p.m. Local Time three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the applicable Borrower (“Retained Declined Proceeds”).
(vi)     Notwithstanding any other provision of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Restricted Subsidiary otherwise giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Restricted Disposition”), the Net Cash Proceeds of any Casualty Event of a Restricted Subsidiary that is a Foreign Subsidiary (a “Restricted Casualty Event”), or Excess Cash Flow, in each case would be prohibited or delayed by applicable local law from being repatriated to the United States, the realization or receipt of the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be used to repay Term Loans at the times provided in Section 2.05(b)(i) (after determining the amount of Excess Cash Flow required to be used to prepay Term Loans, assuming such amounts are included in the calculation of Excess Cash Flow), or the applicable Borrower shall not be required to make a prepayment at the time provided in Section 2.05(b)(ii) (after determining the amount of Net Cash Proceeds are available from Dispositions), as the case may be, for so long, but only so long, as the applicable local law will not permit repatriation to the United States (the

Borrowers hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions available under the applicable local law to permit such repatriation), and once repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, an amount equal to such Net Cash Proceeds or Excess Cash Flow permitted to be repatriated (net of additional taxes payable or reserved against as a result thereof) will be promptly (and in any event not later than three (3) Business Days after such repatriation is permitted) taken into account in measuring the applicable Borrower’s obligation to repay the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Borrower Representative has reasonably determined in good faith (as set forth in a written notice delivered to the Administrative Agent) that repatriation of any or all of the Net Cash Proceeds of any Restricted Disposition or any Restricted Casualty Event or Excess Cash Flow could reasonably be expected to have a material adverse tax consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the amount of the Net Cash Proceeds or Excess Cash Flow so affected shall not be taken into account in measuring the applicable Borrower’s obligation to repay Term Loans pursuant to this Section 2.05(b); provided that, to the extent the situations specified in clauses (i) and/or (ii) are in effect for a period of more than 365 days, the applicable Borrower’s obligations to repay any Term Loans pursuant to Sections 2.05(b)(i) and 2.05(b)(ii) shall expire and no longer be in effect after the expiration of such 365 day period.
(vii)     If for any reason the aggregate Revolving Credit Exposure of all Lenders under any Revolving Credit Facility at any time exceeds the aggregate Revolving Credit Commitments under such Revolving Credit Facility then in effect, the applicable Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans under such Revolving Credit Facility and/or Cash Collateralize the L/C Obligations under such Revolving Credit Facility in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to Cash Collateralize the L/C Obligations under such Revolving Credit Facility pursuant to this Section 2.05(b)(vii) unless after the prepayment in full of the Revolving Credit Loans under such Revolving Credit Facility the aggregate Revolving Credit Exposures under such Revolving Credit Facility exceed the aggregate Revolving Credit Commitments under such Revolving Credit Facility.
(c)     Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon in the currency in which such Loan is denominated, together with, in the case of any such prepayment of a Eurocurrency Rate Loan, Adjusted EURIBOR Rate Loan, Adjusted Term CORRA Loan or Adjusted TIBOR Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan, Adjusted EURIBOR Rate Loan or Adjusted TIBOR Rate Loan pursuant to Section 3.04.
Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans, Adjusted EURIBOR Rate Loans, Adjusted Term CORRA Loan or Adjusted TIBOR Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan, Adjusted EURIBOR Rate Loan, Adjusted Term CORRA Loan or Adjusted TIBOR Rate Loan prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit with the Administrative Agent in the currency in which such Loan is denominated the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from any Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the Eurocurrency Rate Loans, Adjusted EURIBOR Rate Loans, Adjusted Term CORRA Loan or Adjusted TIBOR Rate Loans, as applicable, to be so prepaid, provided that the Borrower Representative may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.
(d)     Discounted Voluntary Prepayments.
(i)     Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, any Borrower shall have the right at any time and from time to time to prepay one or more Classes of Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(d), provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment shall be offered to all Term Lenders of such Class on a pro rata basis, and (C) the Borrower Representative shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower Representative (1) stating that no Specified Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.
(ii)     To the extent any Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower Representative will provide written notice to the Administrative Agent substantially in the form of Exhibit H hereto (each, a “Discounted Prepayment Option Notice”) that the applicable Borrower desires to prepay Term Loans of one or more specified Classes in an aggregate principal amount specified therein by such Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $5,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by such Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).
(iii)     Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit I hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (e.g., a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower Representative, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the applicable Borrower if such Borrower has selected a single percentage pursuant to Section 2.05(d)(ii)) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which such Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.
(iv)     Each Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, such Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment

Amount, such amounts in each case calculated by applying the Applicable Discount, such Borrower shall prepay all Qualifying Loans.
(v)     Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.04), upon irrevocable notice substantially in the form of Exhibit J hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., Local Time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).
(vi)     To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(d)(ii) above) established by the Administrative Agent and the Borrower Representative, each acting reasonably.
(vii)     Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the applicable Borrower may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the applicable Borrower after the date of such Lender Participation Notice.
(viii)     Nothing in this Section 2.05(d) shall require any Borrower to undertake any Discounted Voluntary Prepayment.
(ix)     Notwithstanding anything herein to the contrary, the Administrative Agent shall be under no obligation to act as manager for any Discounted Voluntary Prepayment and to the extent the Administrative Agent shall choose not to act as manager for any Discounted Voluntary Prepayment, each reference in this Section 2.05(d) to “Administrative Agent” shall be deemed to mean and be a reference to the Person that has been appointed by the Borrower Representative and has agreed to act as the manager for such Discounted Voluntary Prepayment.
SECTION 2.06     Termination or Reduction of Commitments.
(a)     Optional. The Borrower Representative may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrower Representative shall not terminate or reduce, (A)(x) the US Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total US Revolving Outstandings would exceed the Aggregate US Revolving Credit Commitments or (y) the Multicurrency Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Multicurrency Revolving Outstandings would exceed the Aggregate Multicurrency Revolving Credit Commitments or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of all L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that, upon any such partial reduction of the Letter of Credit Sublimit, unless the Borrower Representative, the Administrative Agent and the relevant L/C Issuer otherwise agree, the commitment of each L/C Issuer to issue Letters of Credit will be reduced proportionately by the amount of such reduction. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit unless, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility, in which case such sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Borrower Representative may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing, which refinancing shall not be consummated or otherwise shall be delayed
(b)     Mandatory. The Initial Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Initial Term Lender’s Initial Term Loans pursuant to Section 2.01(a)(i). The 2024 Additional Incremental Term Commitment of each 2024 Additional Incremental Lender shall be automatically and permanently reduced to $0 upon the making of such 2024 Additional Incremental Lender’s 2024 Incremental Term Loans pursuant to Section 2.01(a)(ii). The Revolving Credit Commitments shall terminate on the Maturity Date therefor. The Extended Revolving Credit Commitments and any Additional Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto.
(c)     Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.
SECTION 2.07      Repayment of Loans.
(a)     Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the relevant Term Lenders holding (x) Initial Term Loans in Dollars (i) on the last Business Day of each March, June, September and December, commencing with the first such date to occur for the second full fiscal quarter after the Closing Date, an aggregate amount equal to 0.25% of the initial aggregate principal amount of all Initial Term Loans made on the Closing Date and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date and (y) 2024 Incremental Term Loans in Dollars (i) on the last Business Day of each March, June, September and December, commencing with the end of the first full fiscal quarter after the 2024 Incremental Effective Date, an aggregate amount equal to 0.25% of the initial aggregate principal amount of all 2024 Incremental Term Loans made on the 2024 Incremental Amendment Effective Date and (ii) on the Maturity Date for the 2024 Incremental Term Loans, the aggregate principal amount of all 2024 Incremental Term Loans outstanding on such date; provided that payments required by Section 2.07(a)(i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.
(b)     Revolving Credit Loans. The applicable Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for each Revolving Credit Facility the principal amount of each of its Revolving Credit Loans outstanding on such date under such Revolving Credit Facility.
SECTION 2.08      Interest.
(a)     Subject to the provisions of Section 2.08(c), with respect to ~~2019 Refinancing~~2024 Incremental Term Loans, (i) each Term Benchmark Loan shall bear interest at the Adjusted Term SOFR Rate for such Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)     Subject to the provisions of Section 2.08(c), with respect to Revolving Credit Loans, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, (iii) each Term Benchmark Loan shall bear interest at the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate ~~or~~, the Adjusted TIBOR Rate or the Adjusted Term CORRA Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate and (iv) each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.08(b), a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA.
(c)     The applicable Borrower(s) shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.
(d)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09     Fees. In addition to certain fees described in Sections 2.03(g) and (h):
(a)     Commitment Fee. The applicable Borrowers shall pay to the Administrative Agent for the account of each ~~(i)~~ Revolving Credit Lender under the applicable Revolving Credit Facility in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) in Dollars equal to the Commitment Fee Rate on the average daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender under such Revolving Credit Facility exceeds the Revolving Credit Exposure of such Lender under such Revolving Credit Facility. The Commitment Fee for each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for such Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the date that is 15 Business Days after the last Business Day of each March, June, September and December, commencing with the first such date to occur for the first full fiscal quarter after the Closing Date, and on the Maturity Date for such Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears.
(b)     Other Fees. The applicable Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the applicable Borrowers and the applicable Agent).
SECTION 2.10     Computation of Interest and Fees. All computations of interest for Daily Simple RFR with respect to Pounds Sterling and Singapore Dollars, the TIBOR Rate, Term CORRA, Daily Simple CORRA and Base Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred-sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
SECTION 2.11     Evidence of Indebtedness.
(a)     The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the applicable Borrower(s) and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loan Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower(s) shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)     In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the Register and the accounts and records of any Lender in respect of such matters, the Register shall be conclusive in the absence of demonstrable error.
SECTION 2.12     Payments Generally.
(a)     All payments by the Borrowers of principal, interest, fees and other Obligations shall be made (i) with respect to the Initial Term Loans, 2024 Incremental Term Loans, US Revolving Credit Commitments and US Letters of Credit, in Dollars, and (ii) with respect to the Multicurrency Revolving Credit Commitments and Multicurrency Letters of Credit, in the applicable Approved Currency in which such Obligations are denominated, without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in immediately available funds not later than 2:00 p.m., Local Time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m., Local Time, ~~shall~~may (in the sole discretion of the Administrative Agent) be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Other than as specified herein, all payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in Dollars.
(b)     If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans or Term Benchmark Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)     Unless the Borrower Representative or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it (or the ILG Borrower) to the Administrative Agent hereunder, that the applicable Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the applicable Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i) if the applicable Borrower failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus, to the extent reasonably requested in writing by the Administrative Agent, any administrative, processing or similar fees to the extent customarily charged by such Administrative Agent to similarly situated borrowers in connection with the foregoing; it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder; and
(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus, to the extent reasonably requested in writing by the Administrative Agent, any administrative, processing or similar fees to the extent customarily charged by such Administrative Agent to similarly situated borrowers in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and the applicable Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower Representative with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.
(d)     If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)     The obligations of the Lenders hereunder to make Loans, to make payments pursuant to Section 9.07 and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, make its payment or purchase its participation.
(f)     Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)     Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Loan Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Loan Obligations then owing to such Lender.
SECTION 2.13     Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or its participations in L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant or the application of Cash Collateral pursuant to, and in accordance with, the terms of this Agreement. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Loan Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Loan Obligations purchased.
SECTION 2.14     Incremental Credit Extensions.
(a)     At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower Representative may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to increase the amount of ~~Initial~~ Term Loans of any Class or add one or more additional tranches of term loans (any such ~~Initial~~ Term Loans or additional tranche of term loans, the “Incremental Term Loans”) and/or one or more increases in the Revolving Credit Commitments under any Revolving Credit Facility (a “Revolving Credit Commitment Increase”) and/or the establishment of one or more new revolving credit commitments (an “Additional Revolving Credit Commitment” and, together any Revolving Credit Commitment Increases, the “Incremental Revolving Credit Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”). Notwithstanding anything to contrary herein, the aggregate Dollar Equivalent amount of all Incremental Facilities (other than Refinancing Term Loans and Refinancing Revolving Credit Commitments) (determined at the time of incurrence), together with the aggregate principal amount of all Incremental Equivalent Debt and Indebtedness incurred in reliance on Section 7.03(r)(ii)(A), shall not exceed the Incremental Cap. Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $10,000,000 in case of Incremental Term Loans or $5,000,000 in case of Incremental Revolving Credit Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility shall have the same guarantees as, and to the extent secured, shall be secured by only the same Collateral securing all of the other Loan Obligations under this Agreement (provided that, in the case of any Incremental Facility that is funded into Escrow, such Incremental Facility may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof) until such Incremental Facility is released from Escrow).
(b)     Any Incremental Term Loans (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the ~~2019 Refinancing~~2024 Incremental Term Loans, (ii) shall have interest rate margins and (subject to clauses (iii) and (iv)) amortization schedules as determined by the Borrower Representative and the lenders thereunder (provided that, except in the case of Refinancing Term Loans, if such Incremental Term Loans are Qualifying Term Loans, the All-In-Rate applicable thereto will not be more than ~~0.50~~0.75% per annum higher than the All-In-Rate in respect of the ~~2019 Refinancing~~2024 Incremental Term Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Base Rate floor or Term SOFR Rate floor) with respect to the ~~2019 Refinancing~~2024 Incremental Term Loans is adjusted to be equal to the All-In-Rate applicable to such Indebtedness, minus ~~0.50~~0.75% per annum, provided that, unless otherwise agreed by the Borrower Representative in its sole discretion, that any increase in All-In-Rate to any ~~2019 Refinancing~~2024 Incremental Term Loan due to the application or imposition of a Base Rate floor or Term SOFR Rate floor on any such Indebtedness shall be effected solely through an increase in (or implementation of, as applicable) any Base Rate floor or Term SOFR Rate floor applicable to such ~~2019 Refinancing~~2024 Incremental Term Loan (this proviso to this clause (b)(ii), the “MFN Provision”)), (iii) any Incremental Term Loan (other than Inside Maturity Loans) shall not have a final maturity date earlier than the Maturity Date applicable to the ~~2019 Refinancing~~2024 Incremental Term Loans), (iv) any Incremental Term Loan (other than Inside Maturity Loans) shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the ~~2019 Refinancing~~2024 Incremental Term Loans) and (v) shall be either, taken as a whole, no more favorable to the lenders providing such Incremental Facility, in their capacity as such or be on market terms at the time of the establishment of such Incremental Facilities (in each case, as reasonably determined by the Borrower Representative) (except for covenants or other provisions applicable only to periods after the latest maturity date of the applicable Facility); provided that to the extent any financial maintenance covenant that is more restrictive than the Financial Covenant is added for the benefit of (A) any Incremental Facility consisting of term loans other than Customary Term A Loans, such financial maintenance covenant (except to the extent only applicable after the maturity date of the ~~2019 Refinancing~~2024 Incremental Term Loans) is also added for the benefit of all of the Facilities or (B) any Incremental Facility consisting of Customary Term A Loans, such financial maintenance covenant (except to the extent only applicable after the maturity date of the Revolving Credit Facility) is also added for the benefit of the Revolving Credit Facility; it being understood and agreed that in each such case, no consent of the any Agent and/or any Lender shall be required in connection with adding such financial maintenance covenant).
(c)     Any Revolving Credit Commitment Increase shall (i) have the same maturity date as the Revolving Credit Commitments under such Revolving Credit Facility that is being increased, (ii) require no scheduled amortization or mandatory commitment reduction prior to the final maturity of the Revolving Credit Commitments and (iii) be on the same terms and pursuant to the same documentation applicable to the Revolving Credit Commitments under such Revolving Credit Facility that is being increased (it being understood that, if required to consummate a Revolving Credit Commitment Increase, the pricing, interest margin, rate floors and commitment fees may be increased so long as such increases apply to the entire Revolving Credit Facility (provided additional upfront or similar fees may be payable to the Lenders participating in the Revolving Credit Commitment Increase without any requirement to pay such amounts to Lenders holding existing Revolving Credit Commitments). Any Additional Revolving Credit Commitments (i) shall have interest rate margins and, subject to clause (ii), have amortization schedules as determined by the Borrower Representative and the lenders thereunder but shall not require scheduled amortization or mandatory commitment reductions prior to the Maturity Date of the Revolving Credit Facility, (ii) other than Inside Maturity Loans, mature no earlier than, and will require no mandatory commitment reduction prior to, the Maturity Date applicable to the Revolving Credit Commitments, (iii) which are Refinancing Revolving Credit Commitments shall not have a final maturity date earlier than the Maturity Date applicable to the Revolving Credit Commitments being refinanced thereby and (iv) shall have the same terms as the Revolving Credit Commitments or such terms as are reasonably satisfactory to the Administrative Agent, it being understood that no consent shall be required from the Administrative Agent for terms and conditions that are more restrictive than the existing Revolving Credit Commitments to the extent that they apply to periods after the Maturity Date applicable to the Revolving Credit Commitments or are otherwise added for the benefit of the Revolving Credit Lenders hereunder (which shall not require the consent of any Revolving Credit Lender or any Agent); provided that to the extent any financial maintenance covenant that is more restrictive than the Financial Covenant is added for the benefit of any Additional Revolving Credit Commitments, such financial maintenance covenant (except to the extent only applicable after the maturity date of each Revolving Credit Facility) is also added for the benefit of each Revolving Credit Facility; it being understood and agreed that in each such case, no consent of the any Agent and/or any Lender shall be required in connection with adding such financial maintenance covenant); provided that notwithstanding anything to the contrary in this Section 2.14(c), (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Additional Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the applicable Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Revolving Credit Loans with respect to Additional Revolving Credit Commitments shall be made on a no less than pro rata basis (with respect to borrowings) and a no greater than pro rata basis (with respect to repayments) with all other Revolving Credit Commitments, (2) all Letters of Credit may be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments, (3) the permanent repayment of commitments with respect to, and termination of, Additional Revolving Credit Commitments prior to the Maturity Date applicable to the Revolving Credit Commitments at the time of incurrence of such Additional Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any Class of Revolving Credit Commitments on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Additional Revolving Credit Commitments (and Revolving Credit Loans made thereunder) shall be governed by the same or equivalent assignment and participation provisions applicable to the Revolving Credit Commitments and Revolving Credit Loans.
(d)     [Reserved].
(e)     Each notice from the Borrower Representative pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Credit Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Term Loans or Incremental Revolving Credit Commitments shall be reasonably satisfactory to the Borrower Representative and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by MVWC, the Borrowers, the Administrative Agent and such Additional Lender, and, in the case of any Incremental Revolving Credit Commitments, each L/C Issuer. For the avoidance of doubt, no L/C Issuer is required to act as such for any Additional Revolving Credit Commitments unless they so consent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees. Commitments in respect of any Incremental Term Loans or Incremental Revolving Credit Commitments may become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14. The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (notwithstanding clause (y) of the parenthetical in the introductory paragraph thereof) (it being understood that (i) all references to “the date of such Credit Extension” in Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date and (ii) if the proceeds of such Incremental Facility are to be used, in whole or in part, to (x) finance a Permitted Acquisition or other Investment, (1) such incurrence shall be subject to the LCT Provisions and (2) no Specified Event of Default shall exist on the Incremental Facility Closing Date or (y) for any other purpose, no Event of Default shall exist on the Incremental Facility Closing Date). The proceeds of any Incremental Term Loans will be used for general corporate purposes and any other use not prohibited hereunder. Upon each increase in the Revolving Credit Commitments under any Revolving Credit Facility pursuant to this Section 2.14 that is in the form of a Revolving Credit Commitment Increase, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving

Credit Commitment (each, an “Incremental Revolving Increase Lender”) in respect of such Revolving Credit Commitment Increase, and each such Incremental Revolving Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Credit Lender (including each such Incremental Revolving Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment after giving effect to such Revolving Credit Commitment Increase. Additionally, if any Revolving Credit Loans are outstanding under a Revolving Credit Facility at the time any Revolving Credit Commitment Increase is implemented under such Revolving Credit Facility, the Revolving Credit Lenders immediately after effectiveness of such Revolving Credit Commitment Increase shall purchase and assign at par such amounts of the Revolving Credit Loans outstanding under such Revolving Credit Facility at such time as the Administrative Agent may require such that each Revolving Credit Lender holds its Applicable Percentage of all Revolving Credit Loans outstanding under such Revolving Credit Facility immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.14.
SECTION 2.15     Extensions of Term Loans and Revolving Credit Commitments.
(a)     Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the applicable Borrower(s) to all Lenders of any Class of Term Loans or any Class of Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments of the applicable Class) and on the same terms to each such Lender, the applicable Borrower(s) is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings), modifying the amortization schedule in respect of such Lender’s Term Loans and/or modifying any prepayment premium or call protection in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted, it being understood that an Extension may be in the form of an increase in the amount of any outstanding Class of Term Loans or Revolving Credit Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied:
(i) except as to interest rates, fees and final maturity (which shall be determined by the Borrower Representative and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Credit Commitments (and related outstandings); provided that at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates,
(ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower Representative and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer,
(iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby,
(iv) any Extended Term Loans may participate (x) on a pro rata basis, greater than pro rata or a less than pro rata basis in any voluntary repayments or prepayments hereunder and (y) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer,
(v) if the aggregate principal amount of the Class of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments of such Class, as the case may be, offered to be extended by the applicable Borrower(s) pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments of such Class, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer,
(vi) all documentation in respect of such Extension shall be consistent with the foregoing, and
(vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the applicable Borrower(s) and no Lender shall be obligated to extend its Term Loans or Revolving Credit Commitments unless it so agrees.
(b)     With respect to all Extensions consummated by any Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that any applicable Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in such Borrower’s sole discretion and may be waived by such Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.
(c)     No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of any Class of Revolving Credit Commitments, the consent of the relevant L/C Issuer (if such L/C Issuer is being requested to issue letters of credit with respect to the Class of Extended Revolving Credit Commitments), which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Loan Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize and direct the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15 (and to the extent any such amendment is consistent with the terms of this Section 2.15 (as reasonably determined by the Borrower Representative), the Administrative Agent shall be deemed to have consented to such amendment, and no such consent of the Administrative Agent shall be necessary to have such amendment become effective).
(d)     In connection with any Extension, the Borrower Representative shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15; provided that, failure to give such notice shall in no way affect the effectiveness of any amendment entered into to effectuate such Extension in accordance with this Section 2.15.
SECTION 2.16     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)     the Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);
(b)     the Commitment, Outstanding Amount of Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Required Revolving Credit Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that any waiver, amendment or modification of a type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Commitments or Loan Obligations owing to such Defaulting Lender shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Commitments or Loan Obligations owing to such Defaulting Lender;
(c)     if any L/C Exposure exists at the time a Lender under the Revolving Credit Facility becomes a Defaulting Lender then:
(i) all or any part of the L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s L/C Exposure does not exceed the total of all non-Defaulting Lenders’ relevant Commitments;
(ii)     if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within three (3) Business Days following notice by the Administrative Agent, Cash Collateralize for the benefit of the L/C Issuer only the Borrowers’ obligations corresponding to such Defaulting Lender’s L/C Exposure and (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Exposure is outstanding;
(iii)     if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is Cash Collateralized;
(iv)     if the L/C Exposures of the non-Defaulting Lenders are increased pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;

(v)     if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such portion of such Defaulting Lender’s L/C Exposure shall be payable to the L/C Issuer until and to the extent that such L/C Exposure is reallocated and/or Cash Collateralized; and
(vi)     subject to Section 10.23, no reallocation pursuant to this Section 2.16 shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(d)     so long as such Lender is a Defaulting Lender under a relevant Revolving Credit Facility, the relevant L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or Cash Collateral will be provided by the Borrowers in accordance with Section 2.16(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, the Borrowers, and the relevant L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the relevant L/C Exposures shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the relevant Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Applicable Percentage.
SECTION 2.17     Permitted Debt Exchanges.
(a)     Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by any Borrower to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the applicable Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, any Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or term loans) (such Indebtedness, “Permitted Debt Exchange Securities” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:
(i) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Term Lenders (other than, (x) with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the applicable Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act) or (y) any Lender that, if requested by the applicable Borrower, is unable to certify that it can receive the type of Permitted Debt Exchange Securities being offered in connection with such Permitted Debt Exchange) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;
(ii) the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Securities shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except by an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;

(iii) the stated final maturity of such Permitted Debt Exchange Securities is not earlier than the latest Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such latest maturity date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Securities upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);
(iv) such Permitted Debt Exchange Securities are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the latest Maturity Date for the Class or Classes of Term Loans being exchanged; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Securities shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;
(v) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is or substantially concurrently becomes a Loan Party;
(vi) if such Permitted Debt Exchange Securities are secured, such Permitted Debt Exchange Securities are secured on a pari passu basis or junior priority basis to the Obligations and (A) such Permitted Debt Exchange Securities are not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and (B) the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to an Acceptable Intercreditor Agreement with the Collateral Agent;
(vii) the terms and conditions of such Permitted Debt Exchange Securities (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Class or Classes of Term Loans being exchanged) reflect market terms and conditions at the time of incurrence or issuance; provided that if such Permitted Debt Exchange Securities contain any financial maintenance covenants, such covenants shall not be more restrictive than (or in addition to) those contained in this Agreement (unless such covenants are also added for the benefit of the Lenders under this Agreement, which amendment to add such covenants to this Agreement shall not require the consent of any Lender or Agent hereunder);
(viii) all Term Loans exchanged under each applicable Class by any Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the applicable Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the applicable Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrower Representative and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);
(ix) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the applicable Borrower pursuant to such Permitted Debt Exchange Offer, then such Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the applicable Borrower pursuant to such Permitted Debt Exchange Offer, then such Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;
(x) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower Representative and the Administrative Agent; and
(xi) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the applicable Borrower.
Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.
(b)     With respect to all Permitted Debt Exchanges effected by any Borrower pursuant to this Section 2.17, such Permitted Debt Exchange Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing the applicable Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the applicable Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the applicable Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of Sections 2.05, 2.06 and 2.13 do not apply to the Permitted Debt Exchange and the other transactions contemplated by this Section 2.17 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.17.
(c)     In connection with each Permitted Debt Exchange, (i) the applicable Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof; provided that, failure to give such notice shall in no way affect the effectiveness of any Permitted Debt Exchange consummated in accordance with this Section 2.17 and (ii) the Borrower Representative, in consultation with the Administrative Agent, acting reasonably, shall establish such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The applicable Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.
(d)     Each Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with any Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.
ARTICLE III_____
Taxes, Increased Costs Protection and Illegality
SECTION 3.01 Taxes.
(a)     Except as provided in this Section 3.01, any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Laws (as determined in the good faith discretion of the applicable withholding agent). If any applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document, (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), the applicable Lender or Agent (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) as soon as practicable after the date of any such payment by any Loan Party, such Loan Party (or the Borrower Representative) shall furnish to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.
(b)     In addition, and without duplication of any obligation set forth in Section 3.01(a), the applicable Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.
(c)     Without duplication of any amounts paid pursuant to Section 3.01(a) or Section 3.01(b), the applicable Borrowers shall jointly and severally indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable or paid by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.
(d)     Each Lender shall severally indemnify each Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the applicable Borrower has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 3.01(d).
(e)     If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund as soon as practicable after it is determined that such refund pertains to Indemnified Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund) to the Borrower Representative, net of all reasonable out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the applicable Borrowers, upon the request of the Lender or Agent, as the case may be, shall promptly return an amount equal to such refund (plus any applicable interest, additions to tax or penalties) to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Borrower Representative’s request, provide the Borrower Representative with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Notwithstanding anything to the contrary in this Section 3.01(e), in no event will any Lender or Agent be required to pay any amount to any Loan Party pursuant to this Section 3.01(e) the payment of which would place such Lender or Agent in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification or additional amounts and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any refund or to make available its Tax returns or disclose any information relating to its Tax affairs (or any other information that it deems confidential) or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(f)     Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower Representative, use commercially reasonable efforts (subject to legal and regulatory restrictions), at the Borrowers’ expense, to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event if doing so would reduce or eliminate amounts payable under Section 3.01(a) or (c); provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.01(a) or (c).
(g)     Each Lender shall, at such times as are reasonably requested by the Borrower Representative or the Administrative Agent, provide the Borrower Representative and the Administrative Agent with any documentation prescribed by applicable Laws, or reasonably requested by the Borrower Representative or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower Representative and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so.
Without limiting the generality of the foregoing:
(i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower Representative and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;
(ii) Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower Representative and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by applicable Laws or upon the reasonable request of the Borrower Representative or the Administrative Agent), two properly completed and duly signed original copies of whichever of the following is applicable:

(A)     Internal Revenue Service Forms W-8BEN or Form W-8BEN-E, as applicable (or any successor forms), claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(B)     Internal Revenue Service Forms W-8ECI (or any successor forms),
(C)     in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit K (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest payments under any Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business, and (y) Internal Revenue Service Forms W-8BEN or Forms W-8BEN-E, as applicable (or any successor forms),
(D)     to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by an Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, a United States Tax Compliance Certificate, Internal Revenue Service Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or
(E)     any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplemental documentation as may be prescribed by applicable laws to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made.
(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Notwithstanding any other provision of this Section 3.01(f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(g).
(h)     The Administrative Agent (or any successor thereto) shall provide the Borrower Representative with, (i) if it is a United States person (as defined in Section 7701(a)(30) of the Code), a duly completed Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding, or (ii) if it is not a United States person, (1) with respect to amounts payable to the Administrative Agent for its own account, a duly completed Internal Revenue Service Form W-8ECI or Form W-8BEN-E, as applicable, and (2) with respect to amounts payable to the Administrative Agent on behalf of a Lender, a duly completed Internal Revenue Service Form W-8IMY (together with any required accompanying documentation), and shall update such forms periodically upon the reasonable request of the Borrower Representative. Notwithstanding any other provision of this clause (h), the Administrative Agent shall not be required to deliver any form that such Administrative Agent is not legally eligible to deliver.
(i)     For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer.
SECTION 3.02      [Reserved].
SECTION 3.03     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans and Term Benchmark Loans.
(a)     If any Lender determines that as a result of any Change in Law (including with respect to Taxes), or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, (iii) Excluded Taxes described in clause (a) of the definition of “Excluded Taxes” to the extent such Taxes are imposed on or measured by such Lender’s net income or profits (or are franchise Taxes imposed in lieu thereof) or (iv) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that in the case of any Change in Law only applicable as a result of the proviso set forth in the definition thereof, such Lender will only be compensated for such amounts that would have otherwise been imposed under the applicable increased cost provisions and only to the extent the applicable Lender is imposing such charges on other similarly situated borrowers under comparable syndicated credit facilities.
(b)     If any Lender determines that as a result of any Change in Law regarding capital adequacy or liquidity requirements, or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity requirements, and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.
(c)     The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan, Adjusted EURIBOR Rate Loan, Adjusted Term CORRA Rate Loan or Adjusted TIBOR Rate Loan, as applicable, equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans or Term Benchmark Loans, if applicable, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower Representative shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.
(d)     Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.
(e)     If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Borrowers, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).
SECTION 3.04     Funding Losses.     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)     any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan, Adjusted EURIBOR Rate Loan ~~or~~, Adjusted Term CORRA Loan, Adjusted TIBOR Rate Loan or Adjusted Term SOFR Rate Loan on a day other than the last day of the Interest Period for such Loan; or
(b)     any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrowers;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.04, each Lender shall be deemed to have funded each Eurocurrency Rate Loan, Adjusted EURIBOR Rate Loan, Adjusted Term CORRA Loan or Adjusted TIBOR Rate Loan, as applicable, made by it at the Eurocurrency Rate, Adjusted EURIBOR Rate or Adjusted TIBOR Rate, as applicable, for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan, Adjusted EURIBOR Rate Loan, Adjusted Term CORRA Loan or Adjusted TIBOR Rate Loan, as applicable, was in fact so funded. Notwithstanding the foregoing, in connection with any Incremental Term Loans, parties thereto shall endeavor to adjust Interest Periods thereon to minimize amounts payable under this Section with respect thereto.
SECTION 3.05 Matters Applicable to All Requests for Compensation.
(a)     Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower Representative setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)     With respect to any Lender’s claim for compensation under Section 3.01, Section 3.03 or Section 3.04, the Borrower Representative shall not be required to compensate such Lender for any amount incurred more than one hundred-eighty (180) days prior to the date that such Lender notifies the Borrower Representative of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any

Lender requests compensation by the Borrowers under Section 3.03, the Borrower Representative may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, from one Interest Period to another, or to convert Base Rate Loans into Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)     If the obligation of any Lender to make or continue any Eurocurrency Rate Loan or any Term Benchmark Loan from one Interest Period to another, or to convert Base Rate Loans into Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, shall be suspended pursuant to Section 3.05(b) hereof, such Lender’s Eurocurrency Rate Loans and Term Benchmark Loans denominated in Dollars shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans or Term Benchmark Loans, as applicable and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03 hereof that gave rise to such conversion no longer exist:
(i) to the extent that such Lender’s Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, denominated in Dollars have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, shall be applied instead to its Base Rate Loans; and
(ii) all Loans denominated in Dollars that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, shall remain as Base Rate Loans.
(d)     If any Lender gives notice to the Borrower Representative (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, denominated in Dollars pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to Eurocurrency Rate Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
SECTION 3.06     Replacement of Lenders under Certain Circumstances.
(a)     If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans or Term Benchmark Loans, as applicable, as a result of any condition described in Section 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender, (iv) any Lender becomes a Non-Extending Lender and/or, (v) any suspension or cancellation of any obligation of any Lender to issue, make, maintain, fund or charge interest with respect to any such Borrowing pursuant to Section 3.07, then the Borrower Representative may, at its election and at its and the Borrowers’ sole expense and effort, on prior written notice to the Administrative Agent and such Lender, either (x) replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents or (y) repay the Loans and terminate the Commitments held by any such Lender notwithstanding anything to the contrary herein (including Section 2.05, Section 2.06, Section 2.07 or Section 2.13), on a non pro rata basis so long as any accrued and unpaid interest and required fees are paid any such Lender.
(b)     Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the Borrowers or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in L/C Obligations, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment and, in the case of an assignment of Term Loans in connection with a Repricing Event, the premium, if any, that would have been payable by the Borrowers on such date pursuant to Section 2.05(a)(iv) if such Lender’s Term Loans subject to such assignment had been prepaid on such date shall have been paid by the Borrowers to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
(c)     Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer, or the depositing of Cash Collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(d)     In the event that (i) the Borrower Representative or the Administrative Agent has requested that the Lenders (A) consent to a departure or waiver of any provisions of the Loan Documents or (B) agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) solely with respect to clauses (i) and (ii) above, the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”. In the event that the Borrower Representative or the Administrative Agent has requested that the Lenders consent to an extension of the Maturity Date of any Class of Loans as permitted by Section 2.15, then any Lender holding Loans of such Class who does not agree to such extension shall be deemed a “Non-Extending Lender”.
SECTION 3.07     Illegality. If (a) in any applicable jurisdiction, the Administrative Agent, any L/C Issuer or any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, such L/C Issuer or such Lender, as applicable, to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Borrowing to any Loan Party who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia (including, as a result of any illegality due to any economic or financial sanctions administered or enforced by any sanctions authority) or (b) any Lender is advised in writing by a sanctions authority that penalties will be imposed by a sanctions authority as a result of such Lender’s participation in the Agreement or any other business or financial relationship with the Borrowers, in each case of clauses (a) and (b), such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrower Representative, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Borrowing shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrower Representative or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
SECTION 3.08     Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Loan Obligations hereunder and any assignment of rights by or replacement of a Lender or L/C Issuer.
SECTION 3.09     Alternative Rate of Interest(a)     .
(a)     Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.09, if (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or Eurocurrency Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted TIBOR Rate, the TIBOR Rate, the ~~CDOR~~Adjusted Term CORRA Rate or the BBSY Screen Rate (including because the applicable Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency; or (ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or Eurocurrency Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, ~~CDOR~~Adjusted Term CORRA Rate or BBSY Screen Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency, then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, (A) with respect to requests for Dollar Loans (1) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Committed Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be a Committed Loan Notice for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of this Section 3.09(a) or (y) a Borrowing of a Base Rate ~~Borrowing~~Loan if the Adjusted Daily Simple SOFR also is the subject of this Section 3.09(a) and (2) any Committed Loan Notice that requests an RFR Borrowing shall instead be deemed to be a Committed Loan Notice, as applicable, for a Borrowing of a Base Rate ~~Borrowing~~Loan and (B) with respect to Loans denominated in an Alternative Currency, any ~~Interest Election Request~~Committed Loan Notice that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing or Eurocurrency Borrowing and any ~~Borrowing Request~~Committed Loan Notice that requests a Term Benchmark Borrowing, Eurocurrency Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan, Eurocurrency Rate Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 3.09(a) with respect to the rate applicable to such Term Benchmark Loan, Eurocurrency Rate Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute (x) an RFR Borrowing so long as the

Adjusted Daily Simple SOFR is not also the subject of Section 3.09(a) or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of this Section 3.09(a), on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan or Eurocurrency Rate Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans or Eurocurrency Rate Loans denominated in any Alternative Currency shall, at the Borrower Representative’s election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan or Eurocurrency Rate Loan, as applicable, such Term Benchmark Loan or Eurocurrency Rate Loan, as applicable, denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower Representative’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
(b)     Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.
(c)     Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent in consultation with the Borrower Representative will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.
(d)     The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the

Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.09.
(e)     Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, TIBOR Rate, ~~CDOR Rate~~Term CORRA or BBSY Screen Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)     Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any request for a Term Benchmark Borrowing, Eurocurrency Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or Eurocurrency Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower Representative will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Borrowing of a Base Rate ~~Borrowing~~Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing, Eurocurrency Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan, Eurocurrency Rate Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.09, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan or Eurocurrency Rate Loan, as applicable, shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower Representative’s election prior to such day: (A) be prepaid by the Borrower Representative on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central

Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower Representative’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
ARTICLE IV_____
Conditions Precedent to Credit Extensions
SECTION 4.01     Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction (or waiver by the Administrative Agent) of the following conditions precedent:
(a) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or other electronic copies (in each case, followed promptly by originals if requested) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent:
(i) executed counterparts of this Agreement, the Guaranty, the Security Agreement (and intellectual property security agreements required thereunder) and each of the other Loan Documents to be entered into on the Closing Date and prior to the initial Credit Extension, in any case, subject to the provisions of this Section 4.01 and together with (except as provided in the Collateral Documents and/or the provisions of this Section 4.01):
(A)     certificates, if any, representing the pledged equity referred to therein accompanied by undated stock powers executed in blank and (if applicable) instruments evidencing the pledged debt referred to therein endorsed in blank, and
(B) evidence that all other actions, recordings and filings that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for;
(ii) a Note executed by the applicable Borrower(s) in favor of each Lender that has requested a Note at least five (5) Business Days in advance of the Closing Date;
(iii) such certificates (including a certificate substantially in the form of Exhibit L), copies of Organization Documents of the Loan Parties, resolutions or other action and incumbency certificates of Responsible Officers of each Loan Party, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(iv) a legal opinion from each of (i) Kirkland & Ellis LLP, New York counsel to the Loan Parties and (ii) McNair Law Firm, P.A., South Carolina counsel to the Loan Parties, in each case addressed to the Administrative Agent, the Collateral Agent and each Lender;
(v) a certificate attesting to the Solvency of MVWC and its Restricted Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions, from MVWC’s chief financial officer or other officer with equivalent duties;

(vi) a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension and an associated letter of direction;
(vii) copies of recent customary state-level UCC lien, tax and judgment searches prior to the Closing Date with respect to the Loan Parties; and
(viii) if available in the relevant jurisdiction, good standing certificates or certificates of status, as applicable and bring down telegrams or facsimiles, for each Loan Party.
(b)     All fees and expenses required to be paid on the Closing Date hereunder or pursuant to any agreement in writing entered into by MVWC or the Borrowers, to the extent, with respect to expenses, invoiced at least three (3) Business Days prior to the Closing Date, shall have been paid in full in cash or will be paid on the Closing Date out of the initial Credit Extension.
(c)     Prior to or substantially simultaneously with the initial Credit Extension, (i) the Refinancing shall have been consummated and (ii) the Acquisition shall be consummated in all material respects in accordance with the terms of the Acquisition Agreement.
(d)     The Lead Arrangers shall have received (i) the Audited Financial Statements, (ii) the Unaudited Financial Statements and (iii) pro forma unaudited financial statements that meet the requirements of Regulation S-X under the Securities Act, prepared giving effect to the Transactions, to the extent applicable in a registration statement of MVWC’s debt securities under the Securities Act; provided that to the extent such financial statements referred to in clauses (i) and (ii), as the case may be, are included in the filing of the required financial statements on form 10-K or form 10-Q by MVWC or the Target, as applicable, such financial statements will satisfy the foregoing requirements.
(e)     The Administrative Agent and the Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent or the Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(f)     The Specified Representations shall be true and correct in all material respects on and as of the date of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(g)     No Default shall exist, or would result from the proposed Credit Extension on the Closing Date or from the application of the proceeds therefrom.
(h)     The Specified Acquisition Agreement Representations are true and correct in all material respects as of the Closing Date; provided, that any Specified Acquisition Agreement Representation that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided, further, that for purposes of this clause (h) “Material Adverse Effect” shall mean “Material Adverse Effect” (as defined in the Acquisition Agreement) with respect to the Target.
(i)     Since December 31, 2017, there shall not have been any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Acquisition Agreement (as in effect on April 30, 2018)) with respect to the Target.

(j)     The Administrative Agent shall have received a certificate, dated as of the Closing Date, of a Responsible Officer of the Borrower Representative, confirming compliance with the condition precedent set forth in Section 4.01(c), (f), (h) and (i).
The making of the initial Credit Extensions by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 4.01 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.
Notwithstanding the foregoing, to the extent any security interest in the Collateral is not or cannot be provided on the Closing Date (other than the pledge and perfection of security interest in (i) assets that may be perfected by the filing of a financing statement under the UCC and (ii) the Equity Interests of the MVW Borrower and the Domestic Subsidiaries of the MVW Borrower (to the extent required by the definition of “Collateral and Guarantee Requirement”), then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability and initial funding of the Loans on the Closing Date but may, if required, instead be delivered and/or perfected in accordance with Section 6.12(b) hereof.
SECTION 4.02     Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension after the Closing Date and any requests for Incremental Revolving Credit Commitments which are established, but not drawn on the date of the effectiveness of such facility (other than (x) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans or Term Benchmark Loans, as applicable or (y) a Credit Extension in connection with a Permitted Acquisition or other Investment, which are subject to the LCT Provisions) is subject to the following conditions precedent:
(a)     The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)     No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)     The Administrative Agent and, if applicable, the relevant L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than (i) a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans or Term Benchmark Loans, as applicable or (ii) a Credit Extension of Incremental Term Loans in connection with a Permitted Acquisition or other Investment which are subject to the LCT Provisions) submitted by the Borrower Representative shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V_____
Representations and Warranties
MVWC and each Borrower represent and warrant to the Agents and the Lenders that:
SECTION 5.01     Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan

Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to MVWC and the Borrowers), (b)(i), (c), (d) or (e), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.02     Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than Permitted Liens) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.03     Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.04     Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).
SECTION 5.05     Financial Statements; No Material Adverse Effect.
(a)     The Audited Financial Statements and Unaudited Financial Statements (collectively, the “Historical Financial Statements”) fairly present in all material respects the consolidated financial condition of MVWC and its Restricted Subsidiaries as of the dates thereof, and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Closing Date. The pro forma financial statements described in Section 4.01(d)(iii) have been prepared based on the Historical Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrowers to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of MVWC and its Restricted Subsidiaries as at June 30, 2018 (as if the Transactions had been consummated on such date) and their estimated results of operations as if the Transactions had been consummated on June 30, 2018.
(b)     Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Each Lender and the Administrative Agent hereby acknowledges and agrees that MVWC and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default under the Loan Documents.
SECTION 5.06     Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower Representative, threatened in writing or contemplated, at law, in equity, in arbitration or by or before any Governmental Authority, by or against MVWC or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
SECTION 5.07     Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.08     Environmental Compliance. Except as set forth on Schedule 5.08 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a) there are no pending or, to the knowledge of the Borrower Representative, threatened (in writing) claims, actions, suits, notices of violation, notices of potential responsibility or proceedings by or against MVWC or any of its Restricted Subsidiaries alleging potential liability or responsibility for violation of any Environmental Law.
(b) there has been no Release of Hazardous Materials by any of the Loan Parties or any other Restricted Subsidiary at, on, under or from any property currently or formerly owned or operated by any Loan Party or its Restricted Subsidiaries which is subject to any pending claim or remedial action requirement which would, reasonably be expected to give rise to material liability under Environmental Laws;
(c) neither MVWC nor any of its Restricted Subsidiaries is currently undertaking, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location pursuant to the order of any Governmental Authority or the requirements of any Environmental Law which would reasonably be expected to give rise to liability under Environmental Laws;
(d) to the knowledge of MVWC and its Restricted Subsidiaries all Hazardous Materials transported by or on behalf of MVWC and its Restricted Subsidiaries from any property currently or formerly owned or operated by any Loan Party or any other Restricted Subsidiary for off-site disposal have been disposed of in compliance with any Environmental Laws; and
(e) the Loan Parties and each other Restricted Subsidiary and their respective businesses, operations and properties are in compliance with all Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses or approvals required under Environmental Laws for their current operations.
SECTION 5.09     Taxes. MVWC and each of its Restricted Subsidiaries has filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and have paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or IFRS, as applicable, or (b) failures to file or pay as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to MVWC or any of its Restricted Subsidiaries that would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.10 Compliance with ERISA.
(a)     Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan and Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and applicable foreign laws, respectively.
(b)     (i) No ERISA Event or similar event with respect to a Foreign Plan has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.11     Subsidiaries; Equity Interests. As of the Closing Date, neither MVWC nor any other Loan Party has any direct Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Borrowers and their respective direct Subsidiaries have been validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, nonassessable (other than stock options granted to employees or directors, directors’ qualifying shares, Permitted Bond Hedge Transactions and Permitted Warrant Transactions) and, on the Closing Date, all Equity Interests owned directly or indirectly by MVWC or any other Loan Party are owned free and clear of all Liens except for Permitted Liens. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of organization or incorporation of each direct Subsidiary of a Loan Party, (b) sets forth the ownership interest of MVWC, the Borrowers and any of the Loan Parties in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.
SECTION 5.12     Margin Regulations; Investment Company Act.
(a)     No proceeds of any Borrowings and no Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB. No more than 25% of the assets of MVWC and its Restricted Subsidiaries consist of margin stock (within the meaning of Regulation U issued by the FRB). If requested by any Lender or the Administrative Agent, the Borrower Representative will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
(b)     None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
SECTION 5.13     Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower Representative represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.
SECTION 5.14     Intellectual Property; Licenses, Etc. Each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower Representative, without violation of the rights of any Person, except to the extent such failures to own, license or possess or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights is pending or, to the knowledge of the Borrower Representative, threatened against any Loan Party or its Subsidiary, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
SECTION 5.15     Solvency. On the Closing Date after giving effect to the Transactions, MVWC and its Subsidiaries, on a consolidated basis, are Solvent. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
SECTION 5.16     Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected first-priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than Permitted Liens.
SECTION 5.17     Use of Proceeds. The proceeds of the Initial Term Loans and the Revolving Credit Loans shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. The proceeds of the 2024 Additional Incremental Term Loans shall be used to refinance the Non-Exchanged 2019 Refinancing Term Loans, pay costs and expenses related to the 2024 Incremental Amendment and for working capital and other general corporate purposes.
SECTION 5.18     Patriot Act. Neither any Borrower nor any other Loan Party is in material violation of any material laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 and the USA PATRIOT Act. The use of proceeds of the Loans and Letters of Credit will not violate in any material respect the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V).
SECTION 5.19     Sanctioned Persons. (a) None of MVWC, the Borrowers or any of their respective Restricted Subsidiaries, or, to the knowledge of the Borrowers, any of their respective directors, officers, employees and agents is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or of any other sanctions legally applicable to such parties (collectively, “Sanctions”). (b) The Borrowers will not directly or to their knowledge, indirectly, use the proceeds of the Loans to fund any activity or business with (x) any individual or entity, or (y) in any country or territory, that, at the time of such funding, is the target of any Sanctions, in either case of (x) or (y), unless the use of proceeds to fund such activity or business would be permissible for an individual who, or entity that is, required to comply with applicable Sanctions.
SECTION 5.20     FCPA. (a) No part of the proceeds of the Loans will be used, directly, or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or of any other anti-bribery or anti-corruption laws, rules, regulations legally applicable to such parties (collectively, “Anti-Corruption Laws”). (b) Neither MVWC nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower Representative, any director, officer, employee or agent of MVWC or its Restricted Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by any such Person of the FCPA or any other Anti-Corruption Laws.
SECTION 5.21     No EEA Financial Institution. No Loan Party is an EEA Financial Institution.
ARTICLE VI_____
Affirmative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been backstopped, Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer have been made), MVWC (solely with respect to Section 6.01 and Section 6.12(c)) and the Borrowers shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Restricted Subsidiary to:
SECTION 6.01     Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of MVWC ending after the Closing Date, a consolidated balance sheet of MVWC as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and including a customary management summary of operating results, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification or exception (other than an emphasis of matter paragraph) (other than (x) with respect to, or resulting from, a current debt maturity, (y) any potential default or event of default of any financial covenant under this Agreement and/or any other Indebtedness and/or (z) exceptions for qualifications relating to change in accounting principles or practices reflecting a change in GAAP and required or approved by such independent certified public accountants) or any qualification or exception as to the scope of such audit; provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board;
(b) as soon as available, but in any event, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of MVWC beginning with the first fiscal quarter ending after the Closing Date, a consolidated balance sheet of MVWC as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower Representative as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of MVWC and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes; and
(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and (b) above the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of MVWC and Unrestricted Subsidiaries (if any) from such consolidated financial statements.

SECTION 6.02     Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative; provided that if such fifth day after the delivery of such financial statements is not a Business Day, then such Compliance Certificate shall be delivered on the immediately following Business Day;
(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which MVWC files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)     together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary or an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (ii) such other information required by the Compliance Certificate; and
(d)     promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request provided that, notwithstanding anything to the contrary in this Section 6.02(d), none of MVWC or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or Law or (z) that is subject to attorney client or similar privilege or constitutes attorney work product; provided, further, that, in the event that the Borrower Representative does not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.
Notwithstanding anything in Section 6.01 or 6.02 to the contrary, documents required to be delivered pursuant to Section 6.01(a) and (b) or Section 6.02(a) may be delivered (1) electronically or (2) to the extent that such are publicly available via EDGAR or another publicly available reporting system, by the Borrower Representative advising the Administrative Agent of the filing thereof, and if so delivered pursuant to clause (1), shall be deemed to have been delivered on the date (i) on which MVWC posts such documents, or provides a link thereto on MVWC’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrowers’ behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or pursuant to clause (2), shall be deemed to have been delivered on the date the Borrower Representative advises the Administrative Agent of the filing thereof; provided that with respect to clause (1): (i) upon written request by the Administrative Agent, the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower Representative shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrowers hereby acknowledge that (A) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak, IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (“Public Lenders”) may be “Public-Side” Lenders (i.e., Lenders that (or have personnel that) do not wish to receive material non-public information with respect to MVWC, the Borrowers or their respective Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower Representative hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower Representative shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to MVWC, the Borrowers or their respective securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower Representative shall be under no obligation to mark any Borrower Materials “PUBLIC.
SECTION 6.03     Notices.         Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:
(a) of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto;
(b) of any litigation or governmental proceeding (including pursuant to any Environmental Laws) pending against MVWC or any of the Subsidiaries that would result in a Material Adverse Effect; and
(c) of the occurrence of any ERISA Event or similar event with respect to a Foreign Plan that would result in a Material Adverse Effect; and
(d) of any other event that would have a Material Adverse Effect.
SECTION 6.04     Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) in each case of clauses (a) (other than with respect to the Borrowers) and (b), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) in each case, pursuant to a transaction permitted by Section 7.04 or Section 7.05.
SECTION 6.05     Maintenance of Properties. Except if the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 6.06     Maintenance of Insurance. Maintain, in all material respects, with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrowers and their respective Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.
SECTION 6.07     Compliance with Laws. (i) Comply in all material respects with the requirements of the USA PATRIOT Act, the FCPA, any U.S. sanctions administered by OFAC or the U.S. Department of State and any other Sanctions or Anti-Corruption Laws and (ii) comply in all respects with all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including Environmental Laws and ERISA), except as to clause (ii) if the failure to comply therewith would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
SECTION 6.08     Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of MVWC or such Subsidiary, as the case may be; it being agreed that MVWC and its Restricted Subsidiaries shall only be required to provide such books of record and account in accordance with and to the extent required by the standards set forth in Section 6.09.
SECTION 6.09     Inspection Rights. With respect to any Loan Party, permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided that, excluding any such visits and inspections as contemplated by the next proviso, the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and such inspection shall be at the Borrowers’ sole expense; provided, further, that (x) to the extent there exists any Event of Default, the Administrative Agent, on behalf of the Lenders (or any of its representatives or independent contractors), may have one (1) additional right to exercise the ability to visit, inspect and/or discuss in accordance with the foregoing during such calendar year at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice and (y) to the extent (A) any Specified Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) or (B) any Event of Default under Section 8.01(b) (solely with respect to the Financial Covenant) exists, the Administrative Agent or any Revolving Credit Lender (or any of their respective representatives or independent contractors) may, in each case of clauses (A) and (B), do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of MVWC or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or Law or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event that the Borrowers do not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.
SECTION 6.10     Covenant to Guarantee Obligations and Give Security. At the Borrowers’ expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including upon the formation or acquisition of any new direct or indirect Wholly-Owned Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect Wholly-Owned Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary or any Restricted Subsidiary that is not a Loan Party merging or amalgamating with a Loan Party in accordance with the proviso in Section

7.04(a), within sixty (60) days after such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in its reasonable discretion:
(A)     cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) pledges, guarantees, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement and other Collateral Documents in effect on the Closing Date or required, as of the Closing Date to be delivered in accordance with Section 6.12), in each case granting Liens required by the Collateral and Guarantee Requirement;
(B)     cause each such Restricted Subsidiary to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (if applicable) instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; and
(C)     take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the filing of financing statements and intellectual property security agreements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected first priority Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and
(D)     to the extent reasonably requested by the Administrative Agent, cause each such Restricted Subsidiary to deliver customary board resolutions and officers certificates.
SECTION 6.11     Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement~~.~~ or with respect to the 2024 Additional Incremental Term Loans, the proceeds shall be used to refinance the Non-Exchanged 2019 Refinancing Term Loans, pay costs and expenses related to the 2024 Incremental Amendment and for working capital and other general corporate purposes.
SECTION 6.12     Further Assurances and Post-Closing Covenants.
(a)     Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents.
(b)     Within the time periods specified on Schedule 6.12 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.12 hereto.
(c)     MVWC and the Borrowers shall, and the Borrowers shall cause each Restricted Subsidiary, to provide (a) written notice to the Administrative Agent within 30 days (or such longer period as the Administrative Agent may agree in its sole discretion) of any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, registered office or domicile, (iii) in any Loan Party’s identity or organizational structure or (iv) in any Loan Party’s jurisdiction of organization (in each case, including by merging or amalgamating with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction).
SECTION 6.13     Designation of Subsidiaries.
(a)     Subject to Section 6.13(b) below, the Borrower Representative may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that at no time may any Subsidiary be an Unrestricted Subsidiary hereunder if it is a “restricted Subsidiary” (or term of similar import) for the purpose of any Junior Debt. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrowers therein at the date of designation in an amount equal to the fair market value of the Borrowers’ investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
(b)     The Borrowers may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless no Event of Default exists or would result therefrom.
SECTION 6.14     Payment of Taxes. MVWC and each of the Borrowers will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of MVWC, the Borrowers or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither MVWC, the Borrowers nor any of the Restricted Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or IFRS, as applicable, or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.
SECTION 6.15     Maintenance of Ratings. The Borrowers will use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of MVWC, and (ii) a public rating (but not any specific rating) in respect of the ~~Initial~~2024 Incremental Term ~~Facility~~Loans from each of S&P and Moody’s.
SECTION 6.16     Nature of Business. The Borrowers and their Restricted Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by MVWC and its Subsidiaries on the Closing Date or any business reasonably related, complementary or ancillary thereto; provided that, for avoidance of doubt, the operation by any Loan Party of any Time Share Development Property prior to or during the conversion of such Time Share Development Property to Time Share Inventory shall be deemed to be reasonably related to the businesses in which the Borrowers and their Subsidiaries were engaged on or prior to the date of this Agreement.
ARTICLE VII_____
Negative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been backstopped, Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer have been made), none of MVWC nor the Borrowers shall, nor shall they permit any of the Restricted Subsidiaries to, directly or indirectly:

SECTION 7.01     Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)     Liens pursuant to any Loan Document;
(b)     Liens existing on the date hereof securing Indebtedness or other obligations (x) with an individual value not in excess of $10,000,000 or (y) listed on Schedule 7.01(b) and in each case of the foregoing clauses (x) and (y), any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;
(c)     Liens for taxes, assessments or governmental charges (i) which are not overdue for a period of more than thirty (30) days, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(d)     statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (i) which secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(e)     (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance, general liability or property insurance and/or other social security legislation; (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to MVWC or any of its Restricted Subsidiaries; and (iii) Liens over bank accounts pursuant to the general terms and conditions of banks;
(f)     Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business and obligations in respect of letters of credit, bank guarantee or similar instruments that have been posted to support the same (or to support appeal or other surety bonds permitted pursuant to clause (h) below);
(g)     easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of MVWC and its Restricted Subsidiaries, taken as a whole;
(h)     Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
(i)     Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;
(j)     leases, licenses, subleases or sublicenses and Liens on the property covered thereby which do not (i) interfere in any material respect with the business of MVWC and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;
(k)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l)     Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution or entities and/or credit card processors or other electronic payment service providers arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry and (iii) arising by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts, commodity accounts or other cash management, trading or brokerage arrangements;
(m)     Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment or otherwise in connection with any letter of intent, purchase agreement or escrow arrangements with respect to any such Investment or any Disposition permitted under Section 7.05 and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)     Liens with respect to property or assets of MVWC and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of timeshare collection accounts, operating accounts and reserve accounts;
(o)     Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property; it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) any Indebtedness secured thereby is permitted under Section 7.03(f) and/or Section 7.03(r)(i);
(p)     any interest or title of a lessor or sublessor under leases or subleases entered into by MVWC or any of its Restricted Subsidiaries in the ordinary course of business;

(q)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by MVWC or any of its Restricted Subsidiaries in the ordinary course of business;
(r)     Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of MVWC or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of MVWC or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of MVWC or any of its Restricted Subsidiaries in the ordinary course of business;
(s)     Liens arising from precautionary Uniform Commercial Code financing statement filings or any equivalent filings in respect of any leases;
(t)     Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(u)     (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;
(v)     Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(w)     the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
(x)     ground leases in respect of real property on which facilities owned or leased by MVWC or any of its Restricted Subsidiaries are located;
(y)     Liens on property of a Non-Loan Party securing Indebtedness that is permitted pursuant to Section 7.03 or other obligations of such Non-Loan Party;
(z)     Liens solely on any cash earnest money deposits made by MVWC or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(aa)     Liens granted or otherwise incurred in the ordinary course of business securing obligations that do not constitute Indebtedness;
(bb)     Liens securing Indebtedness permitted pursuant to Section 7.03(m);
(cc)     other Liens; provided that at the time of incurrence of the obligations secured thereby, the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause shall not exceed the greater of (x) $~~250,000,000~~270,000,000 and (y) 35.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(dd)     Liens securing Indebtedness or other obligations; provided, that at the time of incurrence of the Indebtedness or other obligations secured thereby, in the case of (x) Liens securing

Indebtedness or other obligations on the Collateral that are pari passu with the Lien on the Collateral securing the Obligations, the First Lien Leverage Ratio does not exceed ~~2.00~~2.50:1.00, (y) Liens securing Indebtedness or other obligations on the Collateral that are junior to the Lien on the Collateral securing the Obligations, the Secured Leverage Ratio does not exceed 3.00:1.00 and (z) Liens securing Indebtedness or other obligations on assets that are not Collateral, either (x) the Total Leverage Ratio does not exceed 4.00:1.00 or (y) the Interest Coverage Ratio of MVWC and its Restricted Subsidiaries is at least 2.00:1.00, in each case, calculated on a Pro Forma Basis, including the application of the proceeds thereof, as of the last day of the most recently ended Test Period;
(ee)     Liens securing (i) Indebtedness permitted under Section 7.03(r), Section 7.03(s), 7.03(t), Section 7.03(w) and Section 7.03(y), in each case, to the extent contemplated by, and subject to the limitations set forth in such provisions; provided that, to the extent such Lien is on the Collateral, the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to an Acceptable Intercreditor Agreement pursuant to the terms thereof;
(ff)     with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;
(gg)     Liens ~~on receivables (including Time Share Receivables)~~Securitization Assets and related assets or on the Equity Interests of a Special Purpose Subsidiary, in each case arising in connection with a Qualified Securitization Transaction;
(hh)     Liens on (i) Foreign Time Share Receivables securing Indebtedness permitted by Section 7.03(z) and (ii) the monetized notes underlying hypothecations of, or Qualified Securitization Transactions with respect to, Time Share Receivables permitted by Section 7.03(z);
(ii)     Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs;
(jj)     Liens on cash and Cash Equivalents (or specific property securing such Indebtedness) used to satisfy or discharge Indebtedness; provided that, such satisfaction or discharge is permitted hereunder;
(kk)     receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(ll)     Liens on cash or permitted Investments securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;
(mm)     the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(nn)     Liens on Equity Interests of Unrestricted Subsidiaries;
(oo)     Liens arising as a result of a Permitted Sale Leaseback or other sale-leaseback permitted by Section 7.05; and
(pp)     Liens deposits of cash with the owner or lessor of premises leased and operated by MVWC or any of its Restricted Subsidiaries to secure the performance of MVWC’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises.
For purposes of determining compliance with this Section 7.01, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Borrowers may divide and classify such Lien (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Lien so long as the Lien (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
SECTION 7.02 Investments. Make any Investments, except:
(a)     Investments by MVWC or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;
(b)     loans or advances to officers, directors, managers, partners and employees of MVWC (or any direct or indirect parent thereof), the Borrowers or their respective Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of MVWC (provided that the proceeds of any such loans and advances shall be contributed to the Borrowers in cash as common equity and provided, further, that such contribution shall not constitute an equity contribution that may be utilized for other baskets (including the Available Amount) in this Article VII) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $37,500,000;
(c)     asset purchases, acquisitions, licenses or leases (in each case including inventory (including Time Share Inventory), supplies, materials and equipment), the origination and acquisition of Time Share Receivables and other loans, leases and other extensions of credit to customers and the licensing or contribution of intellectual property or other rights, in each case in the ordinary course of business;
(d)     Investments (i) by any Loan Party in any other Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any Loan Party, (iii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iv) by any Loan Party in any Restricted Subsidiary that is not a Loan Party;
(e)     Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(f)     Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted (other than, in each case, by reference to this Section 7.02) under Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively;
(g)     Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the date hereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;
(h)     Investments in Swap Contracts permitted under Section 7.03(g) and in transactions expressly excluded from constituting a Swap Contract pursuant to the proviso to the definition of such term;
(i)     promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;
(j)     the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person by a Borrower or Restricted Subsidiary, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of MVWC (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”); provided that (i) after giving effect to any such purchase or other acquisition and (A) subject to the LCT Provisions, no Specified Event of Default shall have occurred and be continuing and (B) the applicable Borrower or Restricted Subsidiary is in compliance with Section 6.16 and (ii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become Guarantors, in each case in accordance with Section 6.10;
(k)     the Transactions;
(l)     Investments in the ordinary course of business consisting of prepayment of expenses, endorsements for collection or deposit and customary trade arrangements with customers consistent with past practice;
(m)     Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers from financially troubled account debtors or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(n)     Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Available Amount; provided that at the time of making any such Investment, with respect to any Investment made utilizing amounts specified in clause (b) of the definition of “Available Amount”, no Specified Event of Default shall have occurred and be continuing;
(o)     advances of payroll payments to employees in the ordinary course of business;
(p)     loans and advances to MVWC in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such direct or indirect parent in accordance with Section 7.06; provided that any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable provision of Section 7.06 contains a maximum amount);
(q)     Investments held by MVWC or a Restricted Subsidiary acquired after the Closing Date or of a corporation or company merged into MVWC or a Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(r)     Guarantee Obligations of MVWC or any of its Restricted Subsidiaries in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(s)     Investments to the extent that payment for such Investments is made with Qualified Equity Interests of MVWC (other than any Cure Amount); provided that, any amounts used for such an Investment or other acquisition that are not Qualified Equity Interests shall otherwise be permitted pursuant to this Section 7.02;
(t)     other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $~~300,000,000~~305,000,000 and (y) 40.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period plus (ii) an amount equal to any unused amounts reallocated from Section 7.06(j) and Section 7.08(a)(iii);
(u)     Investments (i) in connection with a Qualified Securitization Transaction (including Investments in ~~(x) Time Share SPVs and (y) Time Share Receivables in the ordinary course of business)~~any related Special Purpose Subsidiary and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets in connection with a Qualified Securitization Transaction;
(v)     Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $~~150,000,000~~155,000,000 and (y) 20.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(w)     Investments made by MVWC and its Subsidiaries in Deferred Compensation Plan Assets (including contributions to a “rabbi” trust for the benefit of employees or non-employee directors or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrowers);
(x)     Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Investments were not entered into in contemplation of such redesignation;
(y)     other Investments; provided that, at the time of such Investment, the Total Leverage Ratio of MVWC and its Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.75:1.00;
(z)     Investments existing or contemplated on the Closing Date (x) with an individual value not in excess of $10,000,000 or (y) set forth on Schedule 7.02 and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02 is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;
(aa)     Investments in connection with tax planning and reorganization activities; provided that, after giving effect to, any such activities, the value of the guarantees in favor of the Lenders and the security interests of the Lenders in the Collateral, taken as a whole, would not (and will not) be materially impaired;
(bb)     Investments in an amount equal to the aggregate amount of cash contributions made after the Closing Date to MVWC in exchange for Qualified Equity Interests of MVWC, except to the extent utilized in connection with any other transaction permitted by Section 7.06 or Section 7.08, and except to the extent such amount increases the Available Amount or constitutes a Cure Amount;
(cc)     Investments in a Similar Business after the Closing Date in an aggregate amount for all such Investments not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to the greater of (x) $~~150,000,000~~485,000,000 and (y) ~~20.0~~5.0% of Consolidated ~~EBITDA~~Total Assets as of the last day of the most recently ended Test Period as of such time plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by MVWC or any Restricted Subsidiary after the Closing Date;
(dd)     the forgiveness or conversion to equity of any intercompany Indebtedness owed to MVWC or any of its Restricted Subsidiaries or the cancellation or forgiveness of any Indebtedness owed to MVWC (or any Parent Company) or a Subsidiary from any members of management of MVWC (or any Parent Company) or any Subsidiary, in each case permitted by Section 7.03;
(ee)     loans and advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business;

(ff)     advances in the ordinary course of business to secure developer contracts of MVWC and its Restricted Subsidiaries;
(gg)     Investments in any captive insurance companies that are Restricted Subsidiaries in an aggregate amount not to exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which such captive insurance companies is formed (plus any excess capital generated as a result of any such prior investment that would result in a materially unfavorable tax or reimbursement impact if distributed), and other investments in any captive insurance companies that are Restricted Subsidiaries to cover reasonable general corporate and overhead expenses of such captive insurance companies;
(hh)     Investments by any captive insurance companies that are Restricted Subsidiaries;
(ii)     Investments in any captive insurance companies that are Restricted Subsidiaries in connection with a push down by a Borrower of insurance reserves;
(jj)     Investments in and acquisitions of Time Share Development Property; provided that at the time of making such Investment, no Specified Event of Default shall have occurred and be continuing; and
(kk)     Investments by any Foreign Subsidiary in debt securities issued by any nation in which such Foreign Subsidiary has cash which is the subject of restrictions on export, or any agency or instrumentality of such nation or any bank or other organization organized in such nation, in an aggregate amount not to exceed $50,000,000 at any time outstanding.
For purposes of determining compliance with this Section 7.02, if any Investment (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Borrowers may divide and classify such Investment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment so long as the Investment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
SECTION 7.03     Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)     Indebtedness of MVWC and any of its Restricted Subsidiaries under the Loan Documents;
(b)     Indebtedness in respect of the Senior Unsecured Notes in an aggregate principal amount not to exceed $750,000,000 and any Permitted Refinancing thereof;
(c)     Indebtedness existing on the date hereof (x) with an individual value not in excess of $10,000,000 or (y) listed on Schedule 7.03(c) and in each case of the foregoing clauses (x) and (y), any Permitted Refinancing thereof;
(d)     Guarantee Obligations of MVWC and its Restricted Subsidiaries in respect of Indebtedness of MVWC or any of its Restricted Subsidiaries otherwise permitted hereunder (except that an Immaterial Subsidiary may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Immaterial Subsidiary could not otherwise incur under this Section 7.03); provided that, (x) if the Indebtedness being guaranteed is subordinated to the Loan Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Loan Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (y) Guarantee Obligations made by a Loan Party with respect to Indebtedness of a Non-Loan Party must be permitted pursuant to Section 7.02;
(e)     Indebtedness of MVWC or any of its Restricted Subsidiaries owing to MVWC or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 3.02 of the Guaranty (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences);
(f)     (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within two hundred-seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate principal amount of Indebtedness (including Attributable Indebtedness, but excluding Attributable Indebtedness incurred pursuant to clause (ii)) under this Section 7.03(f) does not exceed, at the time of the incurrence thereof, the greater of (x) $~~150,000,000~~585,000,000 and (y) ~~3.0~~6.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;
(g)     Indebtedness in respect of Swap Contracts not for speculative purposes, (i) entered into to hedge or mitigate risks to which MVWC or any Subsidiary has actual or anticipated exposure ~~(other than those in respect of shares of capital stock or other equity ownership interests of MVWC or any Subsidiary)~~, (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of MVWC or any Subsidiary, (iii) consisting of back-to-back Swap Contracts between MVWC, a Borrower or any Restricted Subsidiary and a counterparty which constitutes, in all material respects, a mirror Swap Contract to any swap transaction described in clauses (i) and (ii) above ~~in connection with a Qualified Securitization Transaction,~~or (iv) entered into to hedge commodities, currencies, general economic conditions, raw materials prices, revenue streams or business performance~~, (v) consisting of any accelerated share repurchase agreement, prepaid forward purchase agreement or similar contract and all other agreements related thereto with respect to the purchase by MVWC of its Equity Interests to the extent permitted by Section 7.06, (vi) consisting of any Permitted Bond Hedge Transaction or (vii) consisting of any Permitted Warrant Transaction;~~;
(h)     obligations of non-wholly-owned Foreign Subsidiaries that are Restricted Subsidiaries in respect of Disqualified Equity Interests in an amount not to exceed $10,000,000 at any time outstanding; (i) Indebtedness representing deferred compensation to employees of MVWC (or any direct or indirect parent of MVWC) and its Restricted Subsidiaries incurred in the ordinary course of business;
(j)     Indebtedness to future, present or former directors, officers, members of management, employees or consultants of MVWC or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of MVWC (or any direct or indirect parent thereof) permitted by Section 7.06(f);
(k)     Indebtedness incurred by MVWC or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;
(l)     Indebtedness consisting of obligations of MVWC (or any direct or indirect parent of MVWC) or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment expressly permitted hereunder;
(m)     Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, cash pooling arrangements, brokerage and trading arrangements, purchase card and similar arrangements in each case incurred in the ordinary course;

(n)     Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(o)     Indebtedness incurred by MVWC or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(p)     obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by MVWC or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(q)     Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;
(r)     Indebtedness (whether secured or unsecured) (i) in an unlimited amount, (x) of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary) after the date hereof and/or (y) any other Indebtedness otherwise assumed in connection with an acquisition or any other Investment not prohibited hereunder, to the extent in the case of this clause (i), such Indebtedness was not incurred in contemplation of such acquisition or other Investment and to the extent in the case of clause (i)(x), such Indebtedness (other than in respect of Indebtedness attaching to any Time Share Inventory or Time Share Development Property acquired by MVWC or its Restricted Subsidiaries) constitutes the obligations of only such newly acquired Restricted Subsidiary, (ii) incurred in connection with a Permitted Acquisition or other Investment not prohibited hereunder, in an aggregate principal amount for this clause (ii), not to exceed, at the time of the incurrence thereof, (A) the Fixed Incremental Amount plus (B) an additional amount so long as after giving Pro Forma Effect thereto, (x) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Obligations, the First Lien Leverage Ratio does not exceed the greater of ~~2.00~~2.50:1.00 and the First Lien Leverage Ratio at the end of the most recently ended Test Period, (y) in the case of Indebtedness secured by a Lien on the Collateral that ranks junior to the Liens on the Collateral securing the Obligations, the Secured Leverage Ratio does not exceed the greater of 3.00:1.00 and the Secured Leverage Ratio at the end of the most recently ended Test Period and (z) in the case of Indebtedness that is unsecured or secured by assets that are not Collateral, either (x) the Total Leverage Ratio does not exceed the greater of 4.00:1.00 and the Total Leverage Ratio at the end of the most recently ended Test Period or (y) the Interest Coverage Ratio of MVWC and its Restricted Subsidiaries is the lesser of 2.00:1.00 and the Interest Coverage Ratio at the end of the most recently ended Test Period and (iii) incurred in connection with a Permitted Acquisition or other Investment not prohibited hereunder and/or any other purpose not prohibited by this Agreement, in an aggregate principal amount for this clause (iii), not to exceed an unlimited amount so long as after giving Pro Forma Effect thereto, (x) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Obligations, the First Lien Leverage Ratio does not exceed ~~2.00~~2.50:1.00 (or, to the extent such Indebtedness is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of ~~2.00~~2.50:1.00 and the First Lien Leverage Ratio at the end of the most recently ended Test Period), (y) in the case of Indebtedness secured by a Lien on the Collateral that ranks junior to the Liens on the Collateral securing the Obligations, the Secured Leverage Ratio does not exceed 3.00:1.00 (or, to the extent such Indebtedness is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 3.00:1.00 and the Secured Leverage Ratio at the end of the most recently ended Test Period) and (z) in the case of Indebtedness that is unsecured or secured by assets that are not Collateral, either (x) the Total Leverage Ratio does not exceed 4.00:1.00 (or, to the extent such Indebtedness is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 4.00:1.00 and the Total Leverage Ratio at the end of the most recently ended Test Period) or (y) the Interest Coverage Ratio of MVWC and its Restricted Subsidiaries is at least 2.00:1.00 (or, to the extent such Indebtedness is incurred with any acquisition or similar investment not prohibited by this Agreement, the lesser of 2.00:1.00 and the Interest Coverage Ratio at the end of the most recently ended Test Period); provided that, such

Indebtedness incurred under clauses (ii) and (iii) (1) shall not mature prior to the ~~Initial~~2024 Incremental Term Loan Maturity Date and shall have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of the ~~Initial~~2024 Incremental Term Loans (other than, in each case, Inside Maturity Loans)), (2) (I) any such Indebtedness of any Subsidiaries that are non-Loan Parties under the ratios specified in clause (ii)(B) (when taken together with any Indebtedness incurred by non-Loan Parties under clause (iii) of this Section 7.03(r)) shall not exceed, at the time of the incurrence thereof, the greater of (X) $~~412,500,000~~420,000,000 and (Y) 55.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (II) any such Indebtedness of any Subsidiaries that are not Loan Parties under the ratios specified in clause (iii) (when taken together with any Indebtedness incurred by non-Loan Parties under clause (ii)(B) of this Section 7.03(r)) shall not exceed, at the time of the incurrence thereof, the greater of (X) $~~412,500,000~~420,000,000 and (Y) 55.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (3) in the case of any such Indebtedness in the form of Qualifying Term Loans incurred in reliance on clause (ii)(B)(x) or clause (iii)(x), shall be subject to the MFN Provision;
(s)     Indebtedness incurred by a Non-Loan Party, and guarantees thereof by any Non-Loan Party, (x) in an aggregate principal amount not to exceed, at the time of the incurrence thereof, the greater of (i) $~~150,000,000~~415,000,000 and (ii) ~~20.0~~4.25% of Consolidated ~~EBITDA~~Total Assets as of the last day of the most recently ended Test Period and (y) under working capital lines, lines of credit or overdraft facilities (to the extent such Indebtedness are not secured by assets constituting Collateral and are non-recourse to the Loan Parties);
(t)     Incremental Equivalent Debt;
(u)     additional Indebtedness in an aggregate principal amount not to exceed, at the time of the incurrence thereof, the greater of (x) $~~250,000,000~~270,000,000 and (y) 35.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(v)     Indebtedness in an aggregate principal amount not exceeding the Available Amount; provided that (i) at the time of the incurrence of such Indebtedness made utilizing amounts specified in clause (b) of the definition of “Available Amount”, no Specified Event of Default shall have occurred and be continuing or would result therefrom, (ii) such Indebtedness shall not mature prior to the ~~Initial~~2024 Incremental Term Loan Maturity Date and shall have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of the ~~Initial~~2024 Incremental Term Loans (other than Inside Maturity Loans) and (iii) such Indebtedness shall be either, taken as a whole, no more favorable to the lenders providing such Indebtedness, in their capacity as such or be on market terms at the time of the incurrence of such Indebtedness (in each case, as reasonably determined by the Borrower Representative) (except for covenants or other provisions applicable only to periods after the latest maturity date of the applicable Facility);
(w)     (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrowers to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans or the replacement of Revolving Credit Commitments in accordance with Section 2.05(b)(iii); provided that (A) if such Indebtedness is secured on a junior basis to such Term Loans or Revolving Credit Loans, as applicable, or is unsecured, such Indebtedness shall not mature earlier than the date that is 91 days after the Maturity Date with respect to the relevant Term Loans or Revolving Credit Loans, as applicable, being refinanced, (B) other than Inside Maturity Loans, such Indebtedness shall not mature prior to the Maturity Date of the Term Loans or Revolving Credit Loans, as applicable, being refinanced and, as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness (other than revolving loans) shall not be shorter than that of then-remaining Term Loans being refinanced, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (D) such Indebtedness is not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations, (E) the terms and conditions of such Indebtedness (excluding pricing, call protection, premiums and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the maturity date of the Loans being refinanced) shall be either, taken as a whole, no more favorable to the lenders providing such

Indebtedness, in their capacity as such or be on market terms at the time of the establishment of such Indebtedness (in each case, as reasonably determined by the Borrower Representative) (except for (x) covenants or other provisions applicable only to periods after the latest maturity date of the relevant Loans being refinanced or (y) to the extent any more restrictive covenant or provision is added for the benefit of (A) with respect to any such Indebtedness incurred as term B loans, such covenant or provision is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Indebtedness or (B) with respect to any revolving facility or Customary Term A Loans, such covenant or provision (except to the extent only applicable after the maturity date of the Revolving Credit Facility) is also added for the benefit of the Revolving Credit Facility to the extent it remains outstanding after the incurrence of such Indebtedness; it being understood and agreed that in each such case, no consent of the Administrative Agent and/or any Lender shall be required in connection with adding such covenant or provision), and (~~G~~F) such Indebtedness shall not be in a principal amount in excess of the amount of Term Loans or Revolving Credit Commitments, as applicable, so refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid and unused commitments, and fees and expenses reasonably incurred, in connection with such refinancing and (ii) any Permitted Refinancing thereof;
(x)     Non-Recourse Debt with respect to any Qualified Securitization Transaction and Guarantee Obligations constituting Standard Securitization Undertakings in respect of Qualified Securitization Transactions;
(y)     Indebtedness in respect of Permitted Debt Exchange Securities incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 and any Permitted Refinancing thereof;
(z)     Indebtedness of MVWC and its Restricted Subsidiaries relating to MVWC’s European or Asia Pacific businesses incurred under and Guarantee Obligations of the MVW Borrower or MVWC incurred in connection with hypothecations of or Qualified Securitization Transactions with respect to Time Share Receivables relating to resorts within MVWC’s European or Asia Pacific businesses;
(aa)     Guarantee Obligations under the Separation and Distribution Agreement or the Intercompany Agreements; and
(bb)     all premiums (if any), interest (including post-petition interest, capitalized interest or interest otherwise payable in kind), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses of this Section 7.03.
For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above, the Borrowers may classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.03.
The accrual of interest or dividends, the accretion of accreted value ~~and~~, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness ~~shall~~with the same terms, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness for purposes of, or otherwise be limited by, this Section 7.03 and shall not be deemed to be an incurrence or expansion of any related Lien for purposes of Section 7.01.
SECTION 7.04     Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)     any Restricted Subsidiary other than a Borrower may merge or amalgamate with MVWC or any one or more other Restricted Subsidiaries (provided that when any Restricted Subsidiary that is a

Loan Party is merging or amalgamating with MVWC or another Restricted Subsidiary, MVWC or a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party);
(b)     (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (ii) (A) any Restricted Subsidiary may liquidate, dissolve or wind up, and (B) any Restricted Subsidiary may change its legal form, in each case, if the Borrower Representative determines in good faith that such action is in the best interests of MVWC and its Subsidiaries and is not materially disadvantageous to the Lenders and (iii) any Borrower may change its legal form if it determines in good faith that such action is in the best interests of MVWC and its Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;
(c)     any Restricted Subsidiary other than a Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively;
(d)     so long as no Event of Default exists or would result therefrom, any Borrower may merge or amalgamate with any other Person; provided that (i) such Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not a Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof or the jurisdiction of such Borrower immediately prior to such merger or consolidation, (B) the Successor Company shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) the Successor Company shall cause such amendments, supplements or other instruments to be executed, delivered, filed and recorded (and deliver a copy of same to the Administrative Agent and Collateral Agent) in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Successor Company, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states, (D) the Collateral owned by or transferred to the Successor Company shall (x) continue to constitute Collateral under the Collateral Documents, (y) be subject to the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and (z) not be subject to any Lien other than Permitted Liens, in each case except as otherwise permitted by the Loan Documents, the property and assets of the Person which is merged or consolidated with or into the Successor Company, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as after-acquired property and the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Collateral Documents, (E) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Loan Documents, (F) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (G) the Administrative Agent shall have received at least three (3) Business Days prior to the consummation of such merger or consolidation all documentation and other information about the Successor Company as has been reasonably requested in writing at least ten (10) Business Days prior to the consummation of such merger or consolidation that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and, if necessary, a customary beneficial ownership certificate, (H) if requested by the Administrative Agent, the Successor Company shall cause a customary opinion of counsel to the Successor Company be delivered to the Administrative Agent and (I) all assignment and/or assumption documents relating to such merger or consolidations shall have been satisfactory to the Required Lenders (it being understood and agreed that such assignment and/or assumption documents shall be deemed satisfactory to the Required Lenders without any further action of any other party to this Agreement so long as a notice attaching copies thereof shall have been posted to the Lenders and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice and posting, a written notice from the Required Lenders stating that the Required Lenders object to such assignments and/or assumptions); provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, such Borrower under this Agreement;
(e)     so long as no Event of Default exists or would result therefrom, any Restricted Subsidiary other than a Borrower may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.10;
(f)     the Transactions may be consummated;
(g)     so long as no Event of Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, which constitutes, or the purpose of which is to effect, a Disposition permitted pursuant to Section 7.05, ~~may be effected~~ (other than pursuant to Section 7.05(e)) may be effected; and
(h)     so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, in each case, by and among MVWC and/or its Restricted Subsidiaries, the purpose of which is to effect the Reorganization.
SECTION 7.05     Dispositions. Make any Disposition, except:
(a)     Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of MVWC and its Restricted Subsidiaries;
(b)     Dispositions of inventory (including Time Share Inventory) and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or be abandoned in the ordinary course of business or if the Borrower Representative determines in its reasonable business judgment that it is desirable or otherwise reasonable to do so in the conduct of its business);
(c)     Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
(d)     Dispositions of property to MVWC or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02, or (iii) such Disposition shall consist of the transfer of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;
(e)     Dispositions permitted (other than by reference to this Section 7.05(e)) by Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;
(f)     Dispositions of Cash Equivalents;

(g)     leases (including any capital lease or operating lease), subleases, licenses or sublicenses, in each case in the ordinary course of business;
(h)     transfers of property subject to Casualty Events or via eminent domain;
(i)     Dispositions of Investments in JV Entities or non-Wholly-Owned Restricted Subsidiaries to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such JV Entity or shareholders of such non-Wholly-Owned Restricted Subsidiaries set forth in the shareholder agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly-Owned Restricted Subsidiary;
(j)     Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;
(k)     the unwinding or early termination or settlement of any Swap Contract ~~pursuant to its terms~~or any Permitted Bond Hedge Transaction, Permitted Warrant Transaction or other option, forward or other derivative contract;
(l)     Permitted Sale Leasebacks;
(m)     So long as no Event of Default would result therefrom, Dispositions not otherwise permitted pursuant to this Section 7.05 (including any Sale Leasebacks and the sale or issuance of Equity Interests in a Restricted Subsidiary); provided that (i) such Disposition shall be for fair market value as reasonably determined by the Borrower Representative in good faith, (ii) with respect to any Disposition under this clause (m) for a purchase price in excess of $50,000,000, as reasonably determined by the Borrower Representative at the time of such Disposition, MVWC or any of its Restricted Subsidiaries shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents for such Dispositions (provided, however, that for the purposes of this clause (m)(ii), the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of MVWC or any of its Restricted Subsidiaries and the valid release of any Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by MVWC or any of its Restricted Subsidiaries from the transferee that are converted by MVWC or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrowers and each other Restricted Subsidiary are unconditionally released from any Guarantee of payment of MVWC in connection with such Disposition and (D) aggregate non-cash consideration received by MVWC and its Restricted Subsidiaries for all Dispositions under this clause (m) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of (x) $~~75,000,000~~80,000,000 and (y) 10.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period at any time outstanding (net of any non-cash consideration converted into cash and Cash Equivalents received in respect of any such non-cash consideration) and (iii) MVWC or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05;
(n)     any Disposition not otherwise permitted pursuant to this Section 7.05 in an amount not to exceed the greater of (x) $~~37,500,000~~40,000,000 and (y) 5.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(o)     MVWC and its Restricted Subsidiaries may surrender or waive contractual rights and leases and settle or waive contractual or litigation claims in the ordinary course of business;
(p)     Dispositions of assets (including Equity Interests) acquired in connection with Permitted Acquisitions or other Investments permitted hereunder, which assets are obsolete or not used or useful to the core or principal business of MVWC and the Restricted Subsidiaries or which Dispositions are made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;
(q)     any swap of assets in exchange for services or other assets of comparable or greater fair market value useful to the business of MVWC and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower Representative;
(r)     any Disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(s)     (i) Dispositions of Securitization Assets (including the Disposition of disputed or written down Time Share Receivables in a manner determined to be prudent by MVWC), or participations therein, in connection with any Qualified Securitization Transaction and (ii) the Disposition of Time Share Receivables by Foreign Subsidiaries for fair value;
(t)     any “fee in lieu” or other Disposition of assets to any Governmental Authority that continue in use by MVWC, a Borrower or any Restricted Subsidiary, so long as MVWC, such Borrower or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;
(u)     the Transactions may be consummated;
(v)     any Disposition by MVWC, a Borrower or a Restricted Subsidiary of the Equity Interests of, or indebtedness owned by, a Foreign Subsidiary to any Restricted Subsidiary pursuant to a Reorganization;
(w)     Dispositions of Deferred Compensation Plan Assets, the proceeds of which are used (i) to acquire other Deferred Compensation Plan Assets, (ii) to make payments to current and former employees and non-employee directors of MVWC and its Subsidiaries pursuant to any deferred compensation plan or (iii) as otherwise permitted by the Deferred Compensation Plan Trust in which such Deferred Compensation Plan Assets are held;
(x)     the Disposition in the ordinary course of business of interests in any resort operating as part of the European business of MVWC or the MVW Borrower to an independent trustee after all or substantially all of the Time Share Inventory attributable to such resort have been sold to third parties; and
(y)     the Disposition in the ordinary course of business of interests in the entities which hold the interests in inventory used in the operation of the Marriott Vacation Club, Asia Pacific business to an independent trustee or administrative third parties subject to regulatory provisions of the laws of the jurisdictions governing such entities.
To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrowers or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower Representative that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.
SECTION 7.06     Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
~~(a)     [reserved];~~
(a)     each Restricted Subsidiary may make Restricted Payments to MVWC, and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to MVWC and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(b)     (i) MVWC and the Borrowers may redeem in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) MVWC and the Borrowers may declare and make dividend payments or other distributions, and may make other Restricted Payments, payable solely in Qualified Equity Interests;
(c)     Restricted Payments made in connection with the Transactions;
(d)     to the extent constituting Restricted Payments, MVWC and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted (other than by reference to Section 7.06(d)) by any provision of Section 7.02, Section 7.04 or Section 7.07(c);
(e)     repurchases of Equity Interests in the ordinary course of business in MVWC or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(f)     MVWC or any of its Restricted Subsidiaries may, in good faith, pay (or any Restricted Subsidiary may make Restricted Payments to MVWC to allow MVWC to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or of MVWC held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of MVWC or any of its Subsidiaries or holding companies pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of MVWC or any Subsidiary or holding company; provided that such payments do not exceed the greater of (x) $~~37,500,000~~40,000,000 and (y) 5.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period in any calendar year; provided that any unused portion of the preceding basket for any calendar year may be carried forward to the next succeeding calendar year, so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(f) in any calendar year (after giving effect to such carry-forward) shall not exceed the greater of (x) $~~75,000,000~~80,000,000 and (y) 10.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period; provided, further, that cancellation of Indebtedness owing to MVWC or any of its Subsidiaries from members of management of MVWC or any of MVWC’s Restricted Subsidiaries or holding companies in connection with a repurchase of Equity Interests of any of MVWC will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(g)     ~~the Borrowers and the Restricted Subsidiaries~~MVWC may make Restricted Payments to any direct or indirect parent of MVWC:
(i) for any taxable period for which ~~such Borrower~~MVWC is a member of a consolidated, combined or similar income tax group of which ~~MVWC (or a~~such direct or indirect parent ~~thereof)~~company is the common parent (or a disregarded entity, partnership or other pass-through entity that is wholly-owned (directly or indirectly) by a member of such a tax group), to pay the consolidated, combined or similar income tax liability of such tax group that is attributable to the income of ~~such Borrower~~MVWC and/or its applicable Subsidiaries included in such group that ~~such Borrower or~~MVWC or such Subsidiaries have not otherwise paid; provided that (x) no such payments shall exceed the amount of such taxes that ~~such Borrower~~MVWC and/or such applicable Subsidiaries would have paid had such entity(ies) been a stand-alone corporate taxpayer (or stand-alone corporate group) for such tax periods (less any amount in respect thereof actually paid by such Persons directly), and (y) any such payments attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to ~~the applicable Borrower~~MVWC or any ~~of its respective~~ Restricted Subsidiar~~ies~~y for such purpose;
(ii) the proceeds of which shall be used to pay such ~~equity holder’s~~parent company’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including (v) administrative, legal, accounting and similar expenses provided by third parties, (w) trustee, directors, managers and general partner fees, (x) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claim, litigation or proceeding, (y) fees and expenses (including any underwriters discounts and commissions) related to any investment or acquisition transaction (whether or not successful) and (z) payments in respect of indebtedness and equity securities of any direct or indirect holder of Equity Interests in ~~the Borrowers~~MVWC to the extent the proceeds are used or will be used to pay expenses or other obligations described in this Section 7.06(g)) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of MVWC and its Subsidiaries (including any reasonable and customary indemnification claims made by directors, managers or officers of any ~~MVWC~~such Person attributable to the direct or indirect ownership or operations of MVWC and its Subsidiaries) and fees and expenses otherwise due and payable by MVWC or any of its Restricted Subsidiaries and permitted to be paid by MVWC or such Restricted Subsidiary under this Agreement;
(iii) the proceeds of which shall be used to pay franchise and excise taxes, and other fees and expenses, required to maintain its organizational existence;
(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrowers or MVWC shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be held by or contributed to a Borrower or a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into it or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.10;
(v) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;
(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of ~~MVWC~~such parent company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of MVWC and its Restricted Subsidiaries; and
(vii) for Public Company Costs.
(h)     MVWC or any of its Restricted Subsidiaries may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);
(i)     MVWC or any of its Restricted Subsidiaries may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination ~~thereof or~~, the exercise or settlement of any warrants or other option or forward contract with respect to its Equity Interests or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(j)     MVWC or any of its Restricted Subsidiaries may make additional Restricted Payments in an amount not to exceed an amount equal to (i) the greater of (x) $~~265,000,000~~270,000,000 and (y) 35.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period reduced by (ii) any Investments made pursuant to Section 7.02(t) using unused amounts reallocated from this Section 7.06(j); provided that no Event of Default has occurred and is continuing or would result therefrom;
(k)     MVWC or any of its Restricted Subsidiaries may make additional Restricted Payments in an amount not to exceed the Available Amount; provided that at the time of any such Restricted Payment, with respect to any Restricted Payment made utilizing amounts specified in clause (b) of the definition of “Available Amount”, no Event of Default shall have occurred and be continuing or would result therefrom;
(l)     (i) any Restricted Payment by the Borrowers or MVWC to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) Restricted Payments not to exceed 6.0% per annum of the Market Capitalization of MVWC;
(m)     MVWC or any of its Restricted Subsidiaries may make additional Restricted Payments; provided that, at the time of such Restricted Payment, the Total Leverage Ratio as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.75:1.00 and no Event of Default shall have occurred and be continuing or would result therefrom;
(n)     the distribution, by dividend or otherwise, of Equity Interests of an Unrestricted Subsidiary or Indebtedness owed to MVWC or a Restricted Subsidiary of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary; provided that such Restricted Subsidiary has no independent operations or business and owns no assets other than Equity Interests of an Unrestricted Subsidiary);
(o)     MVWC or any of its Restricted Subsidiaries may pay any dividend or distribution on any Disqualified Equity Interests incurred in accordance with Section 7.03(h);
(p)     payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or warrants and the vesting of restricted stock and restricted stock units;
(q)     distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Transaction;
(r)     distributions or payments by dividend or otherwise, among MVWC and its Restricted Subsidiaries in connection with a Reorganization;
(s)     MVWC may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction;
(t)     MVWC may make ~~any Restricted Payments and/or payments or deliveries required by the terms of, and otherwise perform its obligations under,~~payments in connection with the settlement, unwind or termination (in whole or in part) of any Permitted Warrant Transaction (~~including making payments and/or deliveries due upon exercise and settlement or termination thereof); and~~i) by delivery of shares of its common stock upon net share settlement thereof or (ii) by (A) set-off against amounts payable in respect of any settlement, unwind or termination (in whole or in part) of any related Permitted Bond

Hedge Transaction and (B) payment of an early termination amount or other unwind amount in respect thereof in shares of its common stock; and
(u)     MVWC ~~may make any Restricted Payments and/or payments or deliveries in~~ satisfy any conversion obligation in respect of its convertible Indebtedness in cash (in amount not exceeding the sum of (i) the principal amount of such convertible Indebtedness and (ii) the amount of any payments received by MVWC pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transactions (or the related portion thereof), plus cash in lieu of fractional shares) and/or shares of its common stock (or other securities or property following a merger event or other change of the common stock of MVWC) ~~(and cash in lieu of fractional shares) and/or cash required by~~) in each case in accordance with the terms of~~, and otherwise perform its obligations under, any~~ such convertible Indebtedness ~~(including making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof)~~.
Notwithstanding anything herein to the contrary, the foregoing provisions of Section 7.06 will not prohibit the consummation of any irrevocable redemption, purchase, defeasance, distribution or other payment within 60 days after the date of the giving of such irrevocable notice if at the date of the giving of such notice such payment would have complied with the provisions of this Agreement.
For purposes of determining compliance with this Section 7.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, the Borrower Representative shall, in its sole discretion, classify or divide such Restricted Payment (or any portion thereof) in any manner that complies with this covenant and may later divide and reclassify any Restricted Payment (or any portion thereof) so long as the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception or exceptions as of the date of such reclassification.
SECTION 7.07     Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of MVWC (other than any transaction having a fair market value not in excess of the greater of (x) $~~37,500,000~~40,000,000 and (y) 5.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period in a single transaction), whether or not in the ordinary course of business, other than:
(a)     transactions between or among MVWC or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)     transactions on terms not less favorable to MVWC or such Restricted Subsidiary in any material respect as would be obtainable by MVWC or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
(c)     the Transactions and the payment of fees and expenses related to the Transactions;
(d)     the issuance of Equity Interests to any officer, director, manager, employee or consultant of MVWC or any of its Subsidiaries or any direct or indirect parent of MVWC in connection with the Transactions;
(e)     [reserved];
(f)     equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by MVWC or any of its Restricted Subsidiaries permitted under Section 7.06;
(g)     loans and other transactions by and among MVWC and/or one or more Subsidiaries to the extent permitted under this Article VII;

(h)     employment and severance arrangements between MVWC or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;
(i)     without duplication, to the extent permitted by Sections 7.06(g)(i), payments by MVWC (and any direct or indirect parent thereof) and its Restricted Subsidiaries pursuant to any tax sharing agreements among MVWC (and any such direct or indirect parent thereof) and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of MVWC and its Restricted Subsidiaries;
(j)     the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of MVWC and its Restricted Subsidiaries or any direct or indirect parent of MVWC in the ordinary course of business to the extent attributable to the ownership or operation of MVWC and its Restricted Subsidiaries;
(k)     transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(l)     dividends and other distributions permitted under Section 7.06 and/or Investments permitted under Section 7.02 (in each case, other than by reference to this Section 7.07).
(m)     [reserved];
(n)     transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 6.13; provided that such transactions were not entered into in contemplation of such redesignation;
(o)     (i) any transaction with a Special Purpose Subsidiary effected as part of a Qualified Securitization Transaction, any disposition or repurchase of Securitization Assets or related assets in connection with any Qualified Securitization Transaction and (ii) any sale or other transfer of Time Share Receivables and other related assets or other transactions customarily effected as part of a Qualified Securitization Transaction (including servicing agreements and other similar arrangements customary in Qualified Securitization Transactions);
(p)     transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to MVWC and/or their applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower Representative or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(q)     the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;
(r)     (i) any purchase by MVWC (or other parent company of a Borrower) of the capital stock of (or contribution to the equity capital of) a Borrower and (ii) any intercompany loans made by MVWC to a Borrower or any Restricted Subsidiary; provided that all such intercompany loans of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 3.02 of the Guaranty (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences);
(s)     any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of MVWC or any parent company of MVWC or any Restricted Subsidiary;
(t)     (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by MVWC or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any parent company of MVWC, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(u)     any transaction in respect of which the Borrower Representative delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower Representative from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to MVWC or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;
(v)     any transaction pursuant to the Separation and Distribution Agreement and the Intercompany Agreements;
(w)     timeshare and fractional sales commissioned services provided through operations in Mexico, Latin America or the Caribbean; ~~and~~
(x)     owner services activities provided through Promociones Marriott, S.A. de C.V.; and
(y)     any transaction with a Person which would constitute a transaction with an Affiliate solely as a result of MVWC or any Restricted Subsidiary owning Equity Interests in, or otherwise Controlling, such Person.
SECTION 7.08     Prepayments, Etc., of Indebtedness.
(a)     Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Debt (it being understood that payments of regularly scheduled interest and “AHYDO” payments under any such Junior Debt Documents shall not be prohibited by this clause), except for (i) the refinancing thereof with the Net Cash Proceeds of any Equity Interest (other than Disqualified Equity Interests) or Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of MVWC or any of its direct or indirect parents, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed (A) the greater of, at the time made, (x) $115,000,000 and (y) 15.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period plus (B) the Available Amount minus (C) the amount of any Investments made pursuant to Section 7.02(t) using unused amounts reallocated from this Section 7.08(a)(iii) (provided that, at the time of any such payment, with respect to any prepayments, redemptions, purchases, defeasances and other payments made utilizing amounts specified in clause (b) of the definition of “Available Amount,” no Event of Default shall have occurred and be continuing or would result therefrom, (iv) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity (provided that, at the time of such prepayments, redemptions, purchases, defeasances or other payments, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Leverage Ratio as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.75:1.00), (v) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity as part of an applicable high yield discount obligation catch-up payment, (vi) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an amount equal to the aggregate amount of cash contributions made after the Closing Date to MVWC (and then contributed from MVWC to a Borrower) in exchange for Qualified Equity Interests of MVWC (and when contributed to a Borrower, in exchange for Qualified Equity Interests of a Borrower), such contributions are utilized, except to the extent utilized in connection with any other transaction permitted by Section 7.02, Section 7.03 or Section 7.06, and except to the extent such cash contributions increase the Available Amount or constitutes a Cure Amount and (vii) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity with respect to intercompany Indebtedness among MVWC and its Subsidiaries permitted under Section 7.03, subject to the subordination provisions applicable thereto.
(b)     Amend, modify or change in any manner materially adverse to the interests of the Lenders, taken as a whole, in their capacity as such, any term or condition of any Junior Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed), and excluding any such amendment or modification that would not be prohibited under the definition of “Permitted Refinancing” with respect to such Junior Debt.
Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 7.08 will not prohibit the prepayment of any Junior Debt, within 60 days after the date of delivery of notice with respect thereto if at the date of delivery of such notice, such prepayment would have complied with the provisions of this Agreement.
For purposes of determining compliance with this Section 7.08, in the event that a prepayment, redemption, purchase or other satisfaction of Junior Debt meets the criteria of more than one of the categories described above, the Borrower Representative shall, in its sole discretion, classify or divide such prepayment, redemption, purchase or other satisfaction of Junior Debt (or any portion thereof) in any manner that complies with this covenant and may later divide and reclassify any prepayment, redemption, purchase or other satisfaction of Junior Debt (or any portion thereof) so long as the prepayment, redemption, purchase or other satisfaction of Junior Debt (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception or exceptions as of the date of such reclassification.
SECTION 7.09     First Lien Leverage Ratio. Except with the written consent of the Required Revolving Credit Lenders, the Borrowers will not permit the First Lien Leverage Ratio of MVWC and its Restricted Subsidiaries on a consolidated basis as of the last day of a Test Period (commencing with the Test Period ending on or about December 31, 2018 to exceed 3.00:1.00; provided that, if MVWC has consummated a Qualified Acquisition, at the election of MVWC (the notice of which election shall be given on or prior to the date the Compliance Certificate is delivered pursuant to Section 6.02(a) with respect to the fiscal quarter in which such Qualified Acquisition is consummated (or in such Compliance Certificate), the First Lien Leverage Ratio required to be maintained shall be increased to 3.50:1.00 for four consecutive fiscal quarters (and no other Test Period), starting with the fiscal quarter during which such Qualified Acquisition is consummated; provided, further, that following any such four-quarter period during which the required First Lien Leverage Ratio was increased in connection with a Qualified Acquisition, there shall be at least one fiscal quarter for which the non-increased First Lien Leverage Ratio requirement shall apply notwithstanding any further Qualified Acquisitions (the “Financial Covenant”).
SECTION 7.10     Restrictions on Subsidiaries’ Distributions. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Restricted Subsidiary of MVWC that is not a Guarantor to make Restricted Payments to a Borrower or any Guarantor or to make or repay intercompany loans and advances to a Borrower or any Guarantor; provided that this Section 7.10 shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.10) are listed on Schedule 7.10 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.13, (iii) represent Indebtedness of a Restricted Subsidiary of MVWC which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05 and relate solely to the assets or Person subject to such Disposition or (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business.
ARTICLE VIII_____
Events of Default and Remedies
SECTION 8.01     Events of Default. Any of the following events referred to in any of clauses (a) through (k) inclusive of this Section 8.01 shall constitute an “Event of Default”:
(a)     Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within three (3) Business Days of when required to be paid herein, any amount required to be reimbursed to an L/C Issuer pursuant to Section 2.03(c)(i) or (iii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)     Specific Covenants. The Borrowers or MVWC fail to perform or observe any term, covenant or agreement contained in (i) any of Section 5.19(b), Section 6.03(a) or Section 6.04 (solely with respect to MVWC and the Borrowers) or Article VII (other than Section 7.09) or (ii) Section 7.09; provided that (i) no Default or Event of Default under Section 7.09 shall be deemed to have occurred until the earlier of the date that is ten (10) Business Days after the date the financials for the relevant fiscal quarter are required to be delivered hereunder or the date the Borrower Representative notifies the Administrative Agent that no exercise of the Cure Right shall be made with respect to the applicable breach (provided that during the period commencing on the date such financials are required to be delivered until the earlier of the exercise of the relevant cure right and the expiration of the relevant cure period, (x) the Lenders shall not be required to make any Credit Extensions, (y) the L/C Issuers shall not be required to make any L/C Credit Extension and (z) no action hereunder, the taking of which is subject to no Default or Event of Default having occurred or be continuing shall be permitted) and (ii) no Default or Event of Default under Section 7.09 shall constitute a Default or an Event of Default with respect to any Loans or Commitments hereunder, other than the Revolving Credit Loans and the Revolving Credit Commitments, until the date on which all Loans under each Revolving Credit Facility have been accelerated and all Revolving Credit Commitments have been terminated as a result of such breach, in each case, by the Required Revolving Credit Lenders, and the Required Revolving Credit Lenders have not rescinded such acceleration; or
(c)     Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower Representative of written notice thereof by the Administrative Agent or the Required Lenders; or
(d)     Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after receipt by the Borrower Representative of written notice thereof by the Administrative Agent or the Required Lenders; or
(e)     Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder, intercompany Indebtedness owed to MVWC or any Restricted Subsidiary or Indebtedness in respect of any Qualified Securitization Transaction) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) ~~any event requiring prepayment pursuant to customary asset sale provisions~~an asset sale, casualty event, debt incurrence, equity issuance or other proceeds-generating event triggering a customary prepayment, redemption or repurchase obligation (or obligation to offer the same) with respect to relevant proceeds received that is otherwise in compliance with this Agreement), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that, any failure described under clause (A) or (B) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article VIII; provided, further, that clause (B) above shall not apply to any convertible Indebtedness to the extent such default, event or condition consists of or occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of convertible Indebtedness of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase under such convertible Indebtedness; or
(f)     Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or
(g)     Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)     Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)     Invalidity of Guarantee or Collateral Documents. Any material provision of the Guaranty or any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the satisfaction in full of all the Loan Obligations and termination of the Aggregate Commitments, ceases to be in full force and effect or, in the case of any Collateral Document, ceases to create a valid and perfected first priority lien on the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of the Guaranty or any Collateral Document (other than in an informational notice delivered to the Administrative Agent and/or the Collateral Agent); or any Loan Party

denies in writing that it has any or further liability or obligation under the Guaranty or any Collateral Document (other than as a result of repayment in full of the Loan Obligations, termination of the Aggregate Commitments or release of the applicable Guarantee), or purports in writing to revoke or rescind the Guaranty or any Collateral Document, except to the extent that any such loss of perfection or priority results from (x) the failure of the Collateral Agent to maintain possession of certificates or other possessory collateral actually delivered to it representing securities or other collateral pledged under the Collateral Documents or the Collateral Agent’s failure to file or maintain any filings required for perfection (including the filing of UCC financing statement or continuations, filings regarding IP rights or similar filings) and/or (y) a release of any Guarantee or Collateral in accordance with the terms hereof or thereof; or
(j)     Change of Control. There occurs any Change of Control; or
(k)     ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or ERISA Affiliate under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under ERISA and the Code under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, and as a result of such termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such termination occurs by an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or (iv) a termination, withdrawal or noncompliance with applicable law or plan terms or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect.
SECTION 8.02     Remedies Upon Event of Default. If any Event of Default occurs and is continuing (subject, in the case of an Event of Default under Section 8.01(b)(ii), to the proviso thereto and the Cure Right set forth in Section 8.05), the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(a)     declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)     declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)     require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)     exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an Event of Default under Sections 8.01(f) or (g) with respect to MVWC or the Borrowers, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash

Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
SECTION 8.03     Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Borrower Representative, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the ~~C~~consolidated ~~T~~total ~~A~~assets of such Subsidiary together with the ~~C~~consolidated ~~T~~total ~~A~~assets of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 5.0% of ~~the~~ Consolidated Total Assets ~~of MVWC and its Restricted Subsidiaries on a consolidated basis~~, in each case as of the last day of the most recently ended Test Period.
SECTION 8.04     Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to any Acceptable Intercreditor Agreement then in effect, in the following order:
First, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and Collateral Agent in its capacity as such;
Second, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal, Unreimbursed Amounts or face amounts of the Loans, L/C Borrowings and Obligations arising under Secured Hedge Agreements, Cash Management Obligations, Specified Bilateral Letter of Credit Obligations and for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrowers.

Notwithstanding the foregoing, (a) amounts received from the Borrowers or any Guarantor that is not a “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause (a), to the extent permitted by applicable law, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause Fourth above from amounts received from “Eligible Contract Participants” to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to obligations described in clause Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other obligations pursuant to clause Fourth above) and (b) Cash Management Obligations ~~and~~, Secured Hedge Agreements and Specified Bilateral Letter of Credit Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank ~~or~~, Hedge Bank or Specified Bilateral Letter of Credit Issuer, as applicable. Each Cash Management Bank ~~and~~, Hedge Bank and Specified Bilateral Letter of Credit Issuer not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
SECTION 8.05     Right to Cure.
(a)     Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Borrowers fail to comply with the Financial Covenant, from the last day of the Test Period until the expiration of the tenth Business Day after the date on which financial statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.01, MVWC shall have the right to issue Equity Interests (the “Cure Right”), and upon the receipt by MVWC of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that (x) such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document (including for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) for the quarter with respect to which such Cure Right was exercised and (y) there shall be no reduction in Indebtedness in connection with any Cure Amounts for determining compliance with Section 7.09 and no Cure Amounts will reduce (or count towards) the First Lien Leverage Ratio, the Secured Leverage Ratio or the Total Leverage Ratio for purposes of any calculation thereof, in each case, for the fiscal quarter with respect to which such Cure Right was exercised and, with respect to fiscal quarters thereafter, only to the extent the proceeds are actually applied to prepay Indebtedness pursuant to Section 2.05(a).
(b)     If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrowers shall then be in compliance with the requirements of the Financial Covenant during such Test Period (including for purposes of Section 4.02), the Borrowers shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised and (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrowers to be in compliance with the Financial Covenant.
(c)     Notwithstanding anything in this Agreement to the contrary, following the delivery by MVWC of a written notice to the Administrative Agent of its intent to exercise the Cure Right, (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under this Article VIII on the basis of a breach of the Financial Covenant so as to enable MVWC to consummate its Cure Right as permitted under this Section 8.05 and (y) the Lenders shall not be required to make any Credit Extension and the L/C Issuers shall not be required to make any L/C Credit Extension unless and until MVWC has received the Cure Amount required to cause the Borrowers to be in compliance with the Financial Covenant.

ARTICLE IX_____
Administrative Agent and Other Agents
SECTION 9.01 Appointment and Authorization of Agents.
(a)     Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent and Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent and Collateral Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent and Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent and Collateral Agent, regardless of whether a Default or Event of Default has occurred and is continuing. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article IX are solely for the benefit of, and among the Administrative Agent, the Collateral Agent, the Lenders and each L/C Issuer, and neither the Borrowers nor any other Loan Party shall be bound by or have rights as a third party beneficiary of any such provisions (except to the extent such rights are set forth herein, including with respect to such rights in Section 9.09).
(b)     Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)     Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes JPMorgan to act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, L/C Issuer (if applicable) and a potential Hedge Bank ~~or~~, Cash Management Bank or Specified Bilateral Letter of Credit Issuer) and each L/C Issuer hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) and Article X as if set forth in full herein with respect thereto.
SECTION 9.02      Delegation of Duties. The Administrative Agent and the Collateral Agent may perform any and all of their duties and exercise their rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent and/or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Article (including this Section 9.02 and Sections 9.03 and

9.07) and Section 10.05 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent and the Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Article (including this Section 9.02 and Sections 9.03 and 9.07) and Section 10.05 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent and/or the Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent or the Collateral Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.
SECTION 9.03      Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and/or the Collateral Agent (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for (or shall have any duty to ascertain or inquire into) (A) any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or made in any written or oral statements or in any financial or other statements or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent and/or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, (B) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, (C) the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations or (D) the value or the sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein or that the Liens granted to the Collateral Agent have been properly or sufficiently created, perfected, protected, enforced or entitled to any particular priority, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. Anything contained herein to the contrary notwithstanding, no Agent-Related Person shall have any liability arising from confirmations of the amount of outstanding Loans or the L/C Obligations or the component amounts thereof or shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct. The exculpatory provisions of this Article shall apply to any such Affiliates, agents, employees or attorneys-in-fact, such sub-agents, and their respective activities in connection with the syndication of credit facilities provided for herein as well as activities of the Administrative Agent and/or the Collateral Agent.

SECTION 9.04      Reliance by Agents.
(a)     Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for MVWC and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance).
(b)     For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.
SECTION 9.05      Notice of Default. None of the Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
SECTION 9.06      Credit Decision; Disclosure of Information by Agents. Each Lender and each L/C Issuer acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and each L/C Issuer represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender and each L/C Issuer also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide (and shall not be liable for the failure to provide) any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
SECTION 9.07      Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent and the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Loan Obligations and the resignation of the Administrative Agent or the Collateral Agent. The obligations of the Lenders under this Section 9.07 are several and not joint.
SECTION 9.08 Agents in their Individual Capacities. JPMorgan and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though JPMorgan were not the Administrative Agent and the Collateral Agent hereunder and without notice to or consent of (nor any duty to accept therefor to) the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMorgan or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMorgan shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Collateral Agent, and the terms “Lender” and “Lenders” include JPMorgan in its individual capacity.
SECTION 9.09     Successor Agents. The Administrative Agent and the Collateral Agent may resign as the Administrative Agent and Collateral Agent, as applicable, upon thirty (30) days’ notice to the Lenders and the Borrowers. If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consents of the Borrowers shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the

Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders; which Lender may not be a Defaulting Lender. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the term “Collateral Agent” shall mean such successor collateral agent and/or supplemental agent, as described in Section 9.01(c), and the retiring Administrative Agent’s or retiring Collateral Agent’s, as applicable, appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation, as applicable, hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent, as applicable, under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or the Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent, as applicable, hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or the Collateral Agent, as applicable, and the retiring Administrative Agent and/or Collateral Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent or the successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent or retiring Collateral Agent, as applicable, and its agents and sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or retiring Collateral Agent, as applicable, was acting as Administrative Agent and/or Collateral Agent, as applicable.
Any resignation by JPMorgan as Administrative Agent pursuant to this Section shall, at its election, also constitute its resignation as L/C Issuer. If JPMorgan resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03. Upon the appointment by the Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents (other than with respect to any outstanding Letters of Credit at the time of such appointment).
SECTION 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and
(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)     any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by MVWC and the Borrowers on behalf of themselves and their Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by MVWC and the Borrowers on behalf of themselves and their Subsidiaries. MVWC and the Borrowers further agree, on their behalf and on behalf of their Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the Borrower, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 9.10, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in the order set forth in Section 8.04, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, MVWC and the Borrowers, on their behalf and on behalf of their Subsidiaries, waive all claims, damages and demands they may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
SECTION 9.11     Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably agree that:
(a) any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Loan Obligations (other than contingent indemnification obligations not yet accrued and payable), the expiration or termination of all Letters of Credit with no pending drawings (other than Letters of Credit that have been backstopped, Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer have been made) and any other obligation (including a guarantee) that is contingent in nature), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if the property subject to such Lien becomes Excluded Property;
(b) the Collateral Agent is authorized to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01 and not prohibited from being senior to the Lien of the Collateral Agent hereunder; provided, that the subordination of any Lien on any property granted to or held by the Collateral Agent shall only occur with respect to any Lien on such property to the extent that the Lien of the Collateral Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien; and
(c) if any Subsidiary Guarantor becomes an Excluded Subsidiary or is transferred to any Person other than a Borrower or a Restricted Subsidiary, in each case as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become Excluded Equity or are being transferred to a Person that is not a Loan Party) shall be automatically released.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent and Collateral Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent and Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided that, upon the reasonable request by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that the transactions giving rise to such request have been consummated in accordance with this Agreement and the other Loan Documents.
Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
SECTION 9.12      Other Agents; Arrangers and Managers. None of the Lenders, the Agents, the Arrangers, or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner,” “co-manager” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
SECTION 9.13      Appointment of Supplemental Administrative Agents.
(a)     It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).
(b)     In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
SECTION 9.14      Withholding Tax. To the extent required by any applicable Law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 9.14, include any L/C Issuer and (2) this Section 9.14 shall not limit or expand the obligations of the Loan Parties under Section 3.01 or any other provision of this Agreement.
SECTION 9.15      Cash Management Obligations; Secured Hedge Agreements; Specified Bilateral Letters of Credit. Except as otherwise expressly set forth herein or in any Collateral Document, no Cash Management Bank ~~or~~, Hedge Bank or Specified Bilateral Letter of Credit Issuer that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender (if applicable) and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements or in respect of Specified Bilateral Letters of Credit, as applicable unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank ~~or~~, Hedge Bank or Specified Bilateral Letter of Credit Issuer, as the case may be. Each Cash Management Bank ~~or~~, Hedge Bank and Specified Bilateral Letter of Credit Issuer shall indemnify and hold harmless each Agent and each of its directors, officers, employees, or agents, to the extent not reimbursed by the Loan Parties, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent or its directors, officers, employees, or agents in connection with such provider’s Cash Management Obligations or Obligations arising under Secured Hedge Agreements or in respect of Specified Bilateral Letters of Credit, as applicable; provided, however, that no Cash Management Bank ~~or~~, Hedge Bank or Specified Bilateral Letter of Credit Issuer shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. No Cash Management Bank ~~or~~, Hedge Bank or Specified Bilateral Letter of Credit Issuer will create (or be deemed to create) in favor of any such provider, as applicable, any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents. By accepting the benefits of the Collateral, each such Cash Management Bank ~~or~~, Hedge Bank or Specified Bilateral Letter of Credit

Issuer shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this Section 9.15.
SECTION 9.16 Certain ERISA Matters.
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the MVWC or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, ~~or~~(iii) ~~(iii)~~ (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement and (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (a) through (g) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.(b) In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, the Collateral Agent and the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto)~~,~~.  ~~the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations), the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and  no fee or other compensation is being paid directly to the Administrative Agent, the Collateral Agent and the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.~~ The Administrative Agent, the Collateral Agent and ~~the~~each Arrangers hereby informs each Lender that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments ~~and~~, this Agreement and any other Loan Document, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
~~(d)     Notwithstanding any provisions herein, this Section shall not apply to the extent that regulations under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 are rescinded, vacated or otherwise revoked, repealed or no longer effective.~~
SECTION 9.17     Acknowledgements of Lenders and Issuing Banks.
(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.17(a) shall be conclusive, absent manifest error.
(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iv) Each party’s obligations under this Section 9.17(a) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE X_____
Miscellaneous
SECTION 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be (a copy of which shall be reasonably promptly provided to the Administrative Agent; provided that any failure to deliver such copy shall not invalidate such waiver, amendment or modification) (it being agreed that the Borrowers shall use commercially reasonable efforts to provide a draft of such amendment to the Administrative Agent to the extent practicable, prior to execution thereof; provided that, (x) the failure to deliver such copy shall not impact the validity or enforceability of such amendment, consent or waiver, (y) such obligation to deliver such draft shall be subject to any confidentiality obligations owing to third parties and attorney client privilege, to the extent applicable and (z) such failure to comply with this parenthetical shall not result in any Default or Event of Default), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)     extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders) (it being understood that a waiver of any condition precedent set forth in Section 4.02 (other than a waiver thereof without the consent of the Required Revolving Credit Lenders in connection with a Credit Extension under the Revolving Credit Facility) or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)     postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), it being understood that the waiver of (or amendment to the terms of) (i) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and (ii) the MFN Provision or other “most favored nation” provisions and the application thereof shall not constitute a postponement or reduction of the amount of interest or other amounts;
(c)     reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), it being understood that (x) any change to the definition of any financial ratio (including the First Lien Leverage Ratio, the Secured Leverage Ratio and/or the Total Leverage Ratio) or in each case, the component definitions thereof and/or (y) any amendment, supplement, modification and/or waiver of the MFN Provision shall, in each case of the foregoing clauses (x) and (y), not constitute a reduction in the rate of interest or fees or other amounts payable; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(d)     change any provision of this Section 10.01 or the definition of “Required Lenders,” “Required Revolving Credit Lenders,” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents without the written consent of each Lender directly and adversely affected thereby;
(e)     release all or substantially all of the Collateral in any transaction or series of related transactions except as expressly provided in the Loan Documents (including any transaction permitted under Section 7.04 or Section 7.05), without the written consent of each Lender;
(f)     release all or substantially all of the Guarantees in any transaction or series of related transactions except as expressly provided in the Loan Documents (including any transaction permitted under Section 7.04 or Section 7.05), without the written consent of each Lender;
(g)     solely to the extent such change would alter the ratable sharing of payments, change any provision of Section 2.13 or Section 8.04 without the written consent of each Lender; ~~or~~
(h)     change the stated currency in which any Lender or L/C Issuer is required to make Loans or issue Letters of Credit or the Borrowers are required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document without the written consent of each Lender and L/C Issuer directly and adversely affected thereby (but not the Required Lenders); or
(i) subordinate, or have the effect of subordinating, all or substantially all the Obligations hereunder to any other Indebtedness or the Liens securing the Obligations with respect to all or substantially all of the Collateral to Liens securing any other Indebtedness without the written consent of each Lender directly and adversely affected thereby.
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) [reserved]; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (vi) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders; (vii) the definition of “Letter of Credit Sublimit” may be amended or rights and privileges thereunder waived with the consent of the Borrower Representative, each L/C Issuer, the Administrative Agent and the Required Revolving Credit Lenders; (viii) the definition of the “Alternative Currency” will require only the consent of each Multicurrency Revolving Credit Lenders directly and adversely affected thereby; (ix) and the conditions precedent set forth in Section 4.02 to a Credit Extension under the Revolving Credit Facility after the Closing Date may only be amended or rights and privileges thereunder waived with the consent of the Required Revolving Credit Lenders and, in the case of a Credit Extension that constitutes the issuance of a Letter of Credit, the applicable L/C Issuer; and (x) only the consent of the Required Revolving Credit Lenders shall be necessary to amend, modify or waive the terms and provision of the financial covenant set forth in Section 7.09 (and any related definitions as used in such Section, but not as used in other Sections of this Agreement). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower Representative (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Initial Term Loans, the Revolving Credit Loans, the Incremental Term Loans (including the 2024 Incremental Term Loans), if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and, if applicable, the Required Revolving Credit Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower Representative without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure (x) ambiguities, errors, mistakes, omissions or defects, (y) to effect administrative changes of a technical or immaterial nature or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents; it being agreed that in the case of any conflict between this Agreement and any other Loan Document, the provisions of this Agreement shall control (except that in the case of any conflict between this Agreement and an Acceptable Intercreditor Agreement, such Acceptable Intercreditor Agreement shall control). Furthermore, notwithstanding anything to the contrary herein, with the consent of the Administrative Agent at the request of the Borrower Representative (without the need to obtain any consent of any Lender), (i) any Loan Document may be amended to cure ambiguities, omissions, mistakes or defects, (ii) any Loan Document may be amended to add terms that are favorable to the Lenders (as reasonably determined by the Administrative Agent) and (iii) this Agreement (including the amount of amortization due and payable with respect to any Class of Term Loans) may be amended to the extent necessary to create a fungible Class of Term Loans.
SECTION 10.02 Notices and Other Communications; Facsimile Copies.
(a)     General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i) if to the Borrowers, the Administrative Agent or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrowers, the Administrative Agent and the L/C Issuers.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent and the L/C Issuers pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)     Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)     The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)     Change of Address, Etc. Each of MVWC, the Borrowers, the Administrative Agent and any L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower Representative, the Administrative Agent and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the non-“PUBLIC” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States federal or state securities laws.
(e)     Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall jointly and severally indemnify the Administrative Agent, the L/C Issuers, each Lender and the Agent-Related Persons of each of the foregoing from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers other than those arising as a result of such Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and non-appealable judgment).
(f)     Notice to other Loan Parties. Each Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrower Representative in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.
SECTION 10.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
SECTION 10.04      Attorney Costs and Expenses. The Borrowers jointly and severally agree (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Arrangers and the L/C Issuers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Initial Term Loans and Revolving Credit Loans and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Simpson Thacher & Bartlett LLP and one local counsel in each relevant material jurisdiction (which to the extent necessary, may include a single special counsel acting for multiple jurisdictions) and (b) to pay or reimburse the Administrative Agent, ~~the Arrangers,~~ each L/C Issuer and the Lenders (taken as a whole) for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all fees, costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such fees, costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one firm of outside counsel to the Administrative Agent (and one local counsel in each relevant material jurisdiction (which to the extent necessary may include a single special counsel acting for multiple jurisdictions)) (and, in the case of an actual or reasonably perceived conflict of interest, where the Person(s) affected by such conflict notifies the Borrower Representative of the existence of such conflict, by one additional firm of counsel for all such affected Persons)). The foregoing fees, costs and expenses shall include all reasonable search, filing and recording charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower Representative of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
SECTION 10.05     Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall jointly and severally indemnify and hold harmless each Agent-Related Person, each Lender, each L/C Issuer, each Arranger, each of their respective Affiliates and the respective directors, officers, employees, counsel, agents, advisors, and other representatives and the successors and permitted assigns of each of the foregoing (without duplication) (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages and claims (collectively, the “Losses”), and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one primary firm of counsel for all Indemnitees and, if necessary, of a single firm of local counsel in each relevant material jurisdiction (which to the extent necessary, may include a single special counsel acting for multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such actual or perceived conflict notifies the Borrower Representative of the existence of such actual or perceived conflict, by one additional firm of counsel for all such affected Indemnitees)), but no other third-party advisors without your prior consent (not to be unreasonably withheld or delayed) of any such Indemnitee arising out of, resulting from, or in connection with, any actual or threatened claim, litigation, investigation or proceeding (including any inquiry or investigation) relating to this Agreement, the Transactions or any related transaction contemplated hereby or thereby, the Facilities or any use of the proceeds thereof (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnitee is a party thereto and whether or not such Proceedings are brought by the Borrowers, their Affiliates or creditors or any other third party Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrowers, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrowers, any Subsidiary or any other Loan Party, or (d) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses and related expenses resulted from (x) the willful misconduct, bad faith or gross negligence of such Indemnitee or any Related Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the Loan Documents by such Indemnitee or any Related Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrowers or any of their Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Arranger or similar role under the Loan Documents unless such claim arose from the exceptions specified in clauses (x) and (y) (as determined by a court of competent jurisdiction in a final and non-appealable decision)). No Indemnitee, nor any other party hereto shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement and, without in any way limiting the indemnification obligations set forth above, no Indemnitee or Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that nothing contained in this sentence shall limit the Borrowers’ indemnification and reimbursement obligations to the extent such damages are included in any third-party claim in connection with which an Indemnitee is otherwise entitled to indemnification or reimbursement hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within thirty days after demand therefor (together with reasonably detailed backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial decision in a court of competent jurisdiction that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Loan Documents, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.
It is agreed that the Loan Parties shall not be liable for any settlement of any Proceeding (or any expenses related thereto) effected without the Borrower Representative’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower Representative’s written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Proceeding, the Loan Parties agree to indemnify and hold harmless each Indemnitee from and against any and all Losses and reasonable and documented or invoiced legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 10.05.
No Borrower shall, without the prior written consent of the applicable Indemnitee (which consent shall not be unreasonably withheld or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i), (ii) and (iii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the subject matter of such Proceeding, (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnitee, and (iii) contains customary confidentiality provisions with respect to the terms of such settlement.
SECTION 10.06      Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent, the L/C Issuer or any Lender, or any Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
SECTION 10.07      Successors and Assigns.
(a)     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including as permitted under Section 7.04), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)     (i) Subject to the conditions set forth in paragraph (b)(ii) below, after the Closing Date any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)     the Borrower Representative; provided that, no consent of the Borrower Representative shall be required for an assignment (1) of any Term Loan to any other Lender, any Affiliate of a Lender or any Approved Fund or made by JPMorgan to the extent that such assignments are made in the primary syndication and to whom the Borrower Representative has consented on or prior to the Closing Date, (2) of any Revolving Credit Loans and/or Revolving Credit Commitments to any other Revolving Credit Lender or any Affiliate of a Revolving Credit Lender or (3) if a Specified Event of Default has occurred and is continuing, to any Assignee; provided, further, that the Borrower Representative shall be deemed to have consented to any assignment of Term Loans unless the Borrower Representative shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after a Responsible Officer having received written notice thereof;
(B)     the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (1) of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund or (2) of any Revolving Credit Loans and/or Revolving Credit Commitments to any other Revolving Credit Lender or any Affiliate of a Revolving Credit Lender; and

(C)     each L/C Issuer at the time of such assignment; provided that no consent of such L/C Issuers shall be required for any assignment of a Term Loan.
(ii) Assignments shall be subject to the following additional conditions:
(A)     except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility) or $1,000,000 (in the case of a Term Loan) unless the Borrower Representative and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower Representative shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)     the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;
(C)     the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f);
(D)     the Assignee shall not be a natural person or a Disqualified Lender; provided that the list of Disqualified Lenders shall be made available to the Lenders, prospective Lenders, and prospective assignees and participants upon request;
(E)     the Assignee shall not be a Defaulting Lender; and
(F)     in case of an assignment to an Affiliated Lender, (1) no Revolving Credit Loans or Revolving Credit Commitments shall be assigned to or held by any Affiliated Lender, (2) no proceeds of Revolving Credit Loans shall be used, directly or indirectly, to consummate such assignment, (3) any Loans assigned to a Affiliated Lender shall be cancelled promptly upon such assignment, (4) such Affiliated Lender will not receive information provided solely to Lenders and will not be permitted to attend or participate in (or receive any notice of) Lender meetings or conference calls and will not be entitled to challenge the Administrative Agent’s and the Lenders’ attorney-client privilege as a result of their status as Affiliated Lenders, (5) the portion of the Total Outstandings held or deemed held by any Lenders that are Affiliated Lenders shall be excluded for all purposes of making a determination of Required Lenders, (6) any purchases by Affiliated Lenders shall require that such Affiliated Lender clearly identify itself as an Affiliated Lender in any Assignment and Assumption executed in connection with such purchases or sales and (7) no Affiliated Lender may purchase any Loans so long as any Event of Default has occurred and is continuing.
(c)     Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that only a single fee shall apply to contemporaneous assignments by or to two or more Approved Funds related to the same Lender (or Affiliates thereof)), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and obligations of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the applicable Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.
(d)     The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective unless it has been recorded in the Register pursuant to this Section 10.07(d). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender (with respect to its own interests only) at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, the parties intend and shall treat the Loans (and any participation made pursuant to Section 10.07(e)) as being at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender. The Borrowers agree that the Administrative Agent, acting in its capacity as a non-fiduciary agent for purposes of maintaining the Register, and its officers, directors, employees, agents, sub-agents and affiliates, shall constitute “Indemnitees” under Section 10.05 hereof.
(e)     Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent or any other Person, sell participations to any Person (other than a natural person, a Defaulting Lender or, so long as the Lender seeking to sell participations has requested and obtains a list of Disqualified Lenders and the identity of the Disqualified Lenders is disclosed to such Lender on such list, to Disqualified Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(f) and Sections 3.05 and 3.06), to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (it being agreed that any documentation required to be provided under Section 3.01(f) shall be provided solely to the participating Lender). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant complies with Section 2.13 as though it were a Lender. Any Lender that sells participations and any Lender that grants a Loan to a SPC shall maintain a register on which it enters the name and the address of each Participant and/or SPC and the principal and interest amounts of each Participant’s and/or SPC’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and the Borrowers and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest or granted Loan as the owner thereof for all purposes notwithstanding any notice to the contrary. The Borrowers agree that the Administrative Agent, acting in its capacity as a non-fiduciary agent for purposes of maintaining the Participant Register, and its officers, directors, employees, agents, sub-agents and affiliates, shall constitute “Indemnitees” under Section 10.05 hereof. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrowers and undertakes no duty, responsibility or obligation to the Borrowers (without limitation, in no event shall such Lender be a fiduciary of the Borrowers for any purpose). No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish in connection with a Tax audit that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed Treasury Regulations (or any amended or successor version) or, if different, under Sections 871(h) or 881(c) of the Code.
(f)     A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent or to the extent such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.
(g)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or similar central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)     Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower Representative (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including Section 3.01(f) and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.
(i)     Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(j)     Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon thirty (30) days’ notice to the Borrower Representative and the Lenders, resign as an L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified, in consultation with the Borrower Representative, a successor L/C Issuer willing to accept its appointment as successor L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrower Representative shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer hereunder; provided that no failure by the Borrower Representative to appoint any such successor shall affect the resignation of the relevant L/C Issuer. If an L/C Issuer resigns as an L/C Issuer it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including, as applicable, the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.
(k)     Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Administrative Agent, in its capacity as such, shall not be responsible (other than updating the list of Disqualified Lenders in accordance with the definition thereof or providing the list of Disqualified Lenders upon written request) or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders (other than updating the list of Disqualified Lenders in accordance with the definition thereof or providing the list of Disqualified Lenders upon written request). Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Lender. The Administrative Agent shall have the right, and the Borrower hereby authorizes the Administrative Agent to provide the DQ List to each Lender or Participant or prospective Lender or Participant requesting same.
SECTION 10.08      Confidentiality. Each of the Agents (on behalf of themselves and any ~~Agent~~ Related ~~Person~~Parties to such Agent), L/C Issuers and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and their respective directors, officers, employees, managers, administrators, limited partners, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information or who are subject to customary confidentiality obligations of professional practice or who are bound by the terms of this paragraph (or language substantially similar to this paragraph)); (b) to the extent required or requested by any Governmental Authority including any self-regulatory authority such as the National Association of Insurance Commissioners; provided that, other than with respect to requests or requirements by such Governmental Authority pursuant to its oversight or supervisory function over such Agent, L/C Issuer or Lender (or their affiliates) for purposes of clauses (b) or (h), such Agent, L/C Issuer or Lender shall (i) give the applicable Loan Party written notice prior to disclosing the information to the extent permitted by such requirement, (ii) cooperate with the Loan Party to obtain a protective order or similar confidential treatment (or, in the case of any requests or requirements by a Governmental Authority pursuant to its oversight or supervisory function, inform such Governmental Authority of the confidential nature of such information), and (iii) only disclose that portion of the Information as counsel for such Agent, L/C Issuer or Lender advises such Person it must disclose pursuant to such requirement; (c) to the extent required by applicable Laws or regulations, or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower Representative), to any pledgee referred to in Section 10.07(g) or 10.07(i), counterparty to a Swap Contract, Qualified Securitization Transaction, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrowers; (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.08 or (y) is or was received by any Agent, any Lender, any L/C Issuer or any of their respective Affiliates from a third party that is not, to such party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to MVWC, the Borrowers or any of their Affiliates; (h) to any Governmental Authority or examiner regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to MVWC, the Borrowers or any of their Subsidiaries or their business, other than any such information that is publicly available to any Agent, L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.
SECTION 10.09      Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by MVWC and the Borrowers (each on its own behalf and on behalf of each Loan Party and the Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any payroll, trust, or tax withholding accounts) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Loan Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Loan Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary or a Domestic Foreign Holding Company. Each Lender and L/C Issuer agrees promptly to notify the Borrower Representative and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.
SECTION 10.10      Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
SECTION 10.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.12      Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
SECTION 10.13      Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.14 GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.
(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).
(b) EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE IN THE BOROUGH OF MANHATTAN (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, MVWC, THE BORROWERS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. MVWC, THE BORROWERS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
(c) NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.
SECTION 10.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR

INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 10.16      Binding Effect. This Agreement shall become effective when it shall have been executed by MVWC and the Borrowers and the Administrative Agent shall have been notified by each Lender and L/C Issuer that each such Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of MVWC, the Borrowers, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
SECTION 10.17      Borrower Representative. Each Borrower hereby designates the Borrower Representative as its representative and agent for all purposes under the Loan Documents, including requests for Revolving Credit Loans, designation of interest rates, delivery or receipt of communications (including service of process), preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Collateral Agent or any Lender. The Borrower Representative hereby accepts such appointment. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Committed Loan Notice) delivered by the Borrower Representative on behalf of any Borrower. The Administrative Agent, the Collateral Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Representative on behalf of such Borrower. Each of the Administrative Agent, the Collateral Agent and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Representative for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Representative shall be binding upon and enforceable against it.
SECTION 10.18      Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party. For the avoidance of doubt, the foregoing does not prevent or limit a Hedge Bank from exercising any rights to close out and/or terminate any Secured Hedge Agreement or transaction thereunder to which it is a party or net any such amounts in each case pursuant to the terms of such Secured Hedge Agreement.
SECTION 10.19 USA PATRIOT Act. Each Lender hereby notifies the Borrowers that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA PATRIOT Act.
SECTION 10.20      Acceptable Intercreditor Agreements.
(a)     Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder (a) agrees that it will be bound by and will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement and (b) authorizes and instructs the Collateral Agent and/or the

Administrative Agent to enter into any Acceptable Intercreditor Agreement, in each case, as Collateral Agent or Administrative Agent hereunder, as applicable, and on behalf of such Lender or other Secured Party.
(b)     The foregoing provisions are intended as an inducement to the lenders or noteholders (or any agent, trustee or other representative thereof) party to such Acceptable Intercreditor Agreement to extend credit to the Borrowers and such Persons are intended third party beneficiaries of such provisions.
SECTION 10.21 Obligations Absolute. To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)     any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
(b)     any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)     any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Loan Obligations;
(e)     any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)     any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
SECTION 10.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of MVWC and the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between MVWC, the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of MVWC and the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of MVWC and the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for MVWC, the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Lender or Arranger has any obligation to MVWC, the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of MVWC, the Borrowers and their respective Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to MVWC, the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each of MVWC and the Borrowers hereby agrees not to assert any claims against any of the Administrative Agent, each Lender and their respective Affiliates based on breach of fiduciary duty or alleged breach of fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
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Annex E
Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction of Formation
Apollo Marketing, Inc.	California
Aqua Hospitality LLC	Delaware
Aqua Hotels & Resorts, LLC	Hawaii
Aqua Hotels and Resorts Operator LLC	Delaware
Aqua Hotels and Resorts, Inc.	Delaware
Aqua Luana Operator LLC	Hawaii
Aqua-Aston Holdings, Inc.	Delaware
Aqua-Aston Hospitality, LLC	Hawaii
Aston Hotels & Resorts Florida, LLC	Florida
Beach House Development Partnership	Florida
CDP GP, Inc.	Delaware
CDP Investors, L.P.	Delaware
Cerromar Development Partners GP, Inc.	Delaware
Cerromar Development Partners, L.P., S.E.	Delaware
Champagne Resorts Inc.	Delaware
Coconut Plantation Partner, Inc.	Florida
Data Marketing Associates East, Inc.	Florida
Diamond Head Management LLC	Hawaii
Flex Collection, LLC	Florida
FOH Holdings, LLC	Delaware
FOH Hospitality, LLC	Delaware
Grand Aspen Holdings, LLC	Delaware
Grand Aspen Lodging, LLC	Delaware
Hawaii Vacation Title Services, Inc.	Hawaii
Hospitality Team Members, Inc.	California
Hotel Management Services LLC	Hawaii
HPC Developer, LLC	Delaware
HT-Highlands, Inc.	Delaware
HTS-BC, L.L.C.	Delaware
HTS-Beach House Partner, L.L.C.	Delaware
HTS-Beach House, Inc.	Delaware
HTS-Coconut Point, Inc.	Delaware
HTS-Ground Lake Tahoe, Inc.	Delaware
HTS-Key West, Inc.	Delaware
HTS-KW, Inc.	Delaware

HTS-Lake Tahoe, Inc.	Delaware
HTS-Loan Servicing, Inc.	Delaware
HTS-Main Street Station, Inc.	Delaware
HTS-Maui, L.L.C.	Delaware
HTS-San Antonio, Inc.	Delaware
HTS-San Antonio, L.L.C.	Delaware
HTS-San Antonio, L.P.	Delaware
HTS-Sedona, Inc.	Delaware
HTS-Sunset Harbor Partner, L.L.C.	Delaware
HTS-Windward Pointe Partner, L.L.C.	Delaware
HV Global Group, Inc.	Delaware
HV Global Management Corporation	Delaware
HV Global Marketing Corporation	Florida
HVO Holdings, LLC	Florida
IIC Holdings, Incorporated	Delaware
ILG Management, LLC	Florida
ILG Shared Ownership, Inc.	Delaware
ILG, LLC	Delaware
Interval Holdings, Inc.	Delaware
Interval International, Inc.	Florida
Interval Resort & Financial Services, Inc.	Florida
Interval Software Services, LLC	Florida
Kai Management Services LLC	Hawaii
Kauai Blue, Inc.	Delaware
Kauai Lagoons Holdings LLC	Delaware
Key Wester Limited	Florida
Lagunamar Cancun Mexico, Inc.	Florida
MAIC Travel LLC	Delaware
MAIC Travel, Inc.	Delaware
Management Acquisition Holdings, LLC	Delaware
Marriott Kauai Ownership Resorts, Inc.	Delaware
Marriott Ownership Resorts Procurement, LLC	Delaware
Marriott Resorts Hospitality Corporation	South Carolina
Marriott Resorts Sales Company, Inc.	Delaware
Maui Condo and Home, LLC	Hawaii
Member Development, Inc.	California
MH Kapalua Venture, LLC	Delaware
MORI Golf (Kauai), LLC	Delaware
MORI Member (Kauai), LLC	Delaware
MORI Residences, Inc.	Delaware

MORI Waikoloa Holding Company, LLC	Delaware
MTSC, INC.	Delaware
MVW of Hawaii, Inc.	Delaware
MVW Services Corporation	Delaware
MVW SSC, Inc.	Delaware
MVW US Holdings LLC	Delaware
MVW US Services, LLC	Delaware
MVW Vacations LLC	Delaware
Pelican Landing Timeshare Ventures Limited Partnership	Delaware
R.C. Chronicle Building, L.P.	Delaware
RBF, LLC	Delaware
RCC (GP) Holdings LLC	Delaware
RCC (LP) Holdings L.P.	Delaware
RCDC 942, L.L.C.	Delaware
RCDC Chronicle LLC	Delaware
REP Holdings, Ltd.	Hawaii
Resort Management Finance Services, Inc.	Florida
Resort Sales Services, Inc.	Delaware
RQI Holdings, LLC	Hawaii
S.O.I. Acquisition Corp.	Florida
Scottsdale Residence Club, Inc.	Florida
Sheraton Flex Vacations, LLC	Florida
Soleil Communications, Inc.	California
St. Regis New York Management, Inc.	Florida
St. Regis Residence Club, New York Inc.	Florida
The Cobalt Travel Company, LLC	Delaware
The Lion & Crown Travel Co., LLC	Delaware
The Ritz-Carlton Development Company, Inc.	Delaware
The Ritz-Carlton Management Company, L.L.C.	Delaware
The Ritz-Carlton Sales Company, Inc.	Delaware
The Ritz-Carlton Title Company, Inc.	Delaware
Vacation Ownership Lending GP, Inc.	Delaware
Vacation Ownership Lending, L.P.	Delaware
Vacation Title Services, Inc.	Florida
VCH Communications, Inc.	Florida
VCH Consulting, Inc.	Florida
VCH Systems, Inc.	Florida
Vistana Acceptance Corp.	Florida
Vistana Aventuras, Inc.	Florida
Vistana California Management, Inc.	California

Vistana Development, Inc.	Florida
Vistana Hawaii Management, Inc.	Hawaii
Vistana Management, Inc.	Florida
Vistana MB Management, Inc.	South Carolina
Vistana Portfolio Services, Inc.	Florida
Vistana PSL, Inc.	Florida
Vistana Residential Management, Inc.	Florida
Vistana Signature Experiences, Inc.	Delaware
Vistana Signature Network, Inc.	Delaware
Vistana Vacation Ownership, Inc.	Florida
Vistana Vacation Realty, Inc.	Florida
Vistana Vacation Services Hawaii, Inc.	Hawaii
VOL GP, Inc.	Delaware
VOL Investors, L.P.	Delaware
Volt Merger Sub, LLC	Delaware
VSE Development, Inc.	Florida
VSE East, Inc	Florida
VSE Mexico Portfolio Services, Inc.	Florida
VSE Myrtle Beach, LLC	South Carolina
VSE Pacific, Inc.	Florida
VSE Trademark, Inc.	Florida
VSE Vistana Villages, Inc.	Florida
VSE West, Inc.	Florida
Westin Sheraton Vacation Services, Inc.	Florida
WHV Hospitality Management, Inc.	California
WHV Mountain Villas, Inc.	California
WHV Resort Group, Inc.	California
WHV Resort Properties, Inc.	California
WHV Resorts Northstar, LLC	California
WHV Resorts Vacation Rentals, Inc.	California
Windward Pointe II, L.L.C.	Delaware
Worldwide Vacation & Travel, Inc.	Florida
WVC Rancho Mirage, Inc.	Delaware